Exhibit 10.7

Execution Version THIRD AMENDMENT THIS THIRD AMENDMENT, dated as of August 14, 2026 (this "Agreement"), is entered into by and among TENAX AEROSPACE HOLDINGS, LLC, a Delaware limited liability company (the "Borrower"), the Guarantors party hereto, the Lenders party hereto, REGIONS BANK, as Administrative Agent, and REGIONS EQUIPMENT FINANCE CORPORATION, as Collateral Agent. RECITALS WHEREAS, senior secured credit facilities, consisting of a revolving credit facility, a term loan facility and a delay draw term loan facility, were established pursuant to that certain Second Amended and Restated Credit Agreement dated as of January 23, 2024 (as amended, modified, extended, renewed or replaced, the "Credit Agreement") among the Borrower, the Subsidiaries and Affiliates identified therein, as Guarantors, the Lenders identified therein, the Administrative Agent and the Collateral Agent; WHEREAS, the Borrower has requested that the Credit Agreement be amended as set forth herein; and WHEREAS, the Lenders, the Administrative Agent and the Collateral Agent are willing to amend the Credit Agreement as set forth herein. NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: Section 1 Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement, as amended by this Agreement. Section 2 Amendment of the Credit Agreement. In accordance with the provisions of the Credit Agreement, including the provisions in Section 10.5 of the Credit Agreement, the Credit Agreement is hereby amended in the following respects: 2.1 The Credit Agreement (other than the schedules and exhibits thereto) is hereby amended and restated: (a) to delete the stricken text (indicated textually in the same manner as the following example: stricken text), and (b) to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text), in each case, as set forth in the marked copy of the Credit Agreement attached as Annex A hereto and incorporated as if fully set forth herein. 2.2 Appendix A to the Credit Agreement is hereby amended to read as Appendix A attached hereto. 2.3 Schedules 4.1, 4.2, 4.12, 4.14, 4.15, 4.24, 4.27-A, 4.27-B, 6.1, 6.2, 6.6 and 6.12 to the Credit Agreement are hereby amended to read as Schedules 4.1, 4.2, 4.12, 4.14, 4.15, 4.24, 4.27-A, 4.27-B, 6.1, 6.2, 6.6 and 6.12 attached hereto, respectively. 2.4 The exhibits to the Credit Agreement are hereby amended by the addition of a new Exhibit 2.4-3(C) to read as Exhibit 2.4-3(C) attached hereto. 2.5 The exhibits to the Credit Agreement are hereby amended by the addition of a new Exhibit 2.4-3(D) to read as Exhibit 2.4-3(D) attached hereto.

15095067v9 2 3. Lender Joinder Agreement. 3.1 Each Lender identified as a "New Lender" on the signature pages hereto (each, a "New Lender") (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements to be an Eligible Assignee under Section 10.6 of the Credit Agreement, (iii) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement, (iv) it has, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such New Lender, and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender. 3.2 The Borrower agrees that, as of the date hereof, each New Lender shall (a) be a party to the Credit Agreement as a "Lender", (b) be a "Lender" for all purposes of the Credit Agreement and the other Credit Documents, and (c) have the rights and obligations of a Lender under the Credit Agreement and the other Credit Documents. 3.3 The applicable address, facsimile number and electronic mail address of each New Lender for purposes of Appendix B of the Credit Agreement are as set forth in such New Lender's Administrative Questionnaire delivered by such New Lender to the Administrative Agent on or before the date hereof or such other address, facsimile number and electronic mail address as shall be designated by such New Lender in a notice to the Administrative Agent. 4. Representations and Warranties of the Credit Parties. Each of the Credit Parties hereby represents and warrants that: 4.1 It has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. 4.2 The execution, delivery and performance by such Credit Party of this Agreement have been duly authorized by all necessary corporate or other organizational action on the part of such Credit Party. 4.3 No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Credit Party of this Agreement other than those that have already been obtained and are in full force and effect and filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Collateral Agent for filing and/or recordation, as of the Third Amendment Effective Date.

15095067v9 3 4.4 This Agreement has been duly executed and delivered by such Credit Party and this Agreement constitutes a legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms except as may be limited by Debtor Relief Laws or by equitable principles relating to enforceability. 4.5 The representations and warranties of such Credit Party contained in Section 4 of the Credit Agreement or any other Credit Document are true and correct in all material respects (or, to the extent already qualified or modified by materiality, in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, to the extent already qualified or modified by materiality, in all respects) as of such earlier date. 4.6 No Default or Event of Default exists immediately before, or will exist immediately after, giving effect to this Agreement on the date hereof. Section 5 Acknowledgment, Reaffirmation and Confirmation by the Credit Parties. 5.1 Each of the Credit Parties ratifies and confirms the Credit Agreement, as amended and modified hereby, and its obligations thereunder and under the other Credit Documents which remain in full force and effect according to their terms, as amended and modified hereby. 5.2 Each of the Guarantors acknowledges and consents to the terms and conditions of this Agreement, affirms its guaranty obligations under the Credit Agreement and the other Credit Documents, as amended and modified hereby. Nothing contained herein or in any related documents will operate to reduce or discharge any of the obligations of the Guarantors under the Credit Agreement and the other Credit Documents. 5.3 Each of the Credit Parties (a) reaffirms the Liens and security interests under the Collateral Documents and the other Credit Documents and (b) agrees that nothing contained herein or in any related documents will operate to impair or adversely affect the Liens and security interests thereunder as security for the Obligations under the Credit Agreement and the other Credit Documents, as amended and modified hereby. Section 6 Acknowledgments, Agreements and Confirmations; Reallocations. 6.1 Each of the Lenders, including the New Lenders, hereby acknowledges and agrees to their respective commitments as shown on Appendix A attached hereto. 6.2 The parties hereto agree that the Borrower, the Lenders and the Administrative Agent shall effect such assignments, prepayments, borrowings and reallocations (including with regard to any outstanding Delay Draw Term Loans or First Amendment Term Loans in effect immediately prior to the date hereof) as are necessary to effectuate the modifications to the Commitments and Loans as contemplated in this Agreement such that, after giving effect thereto, the Lenders shall hold each class of the Commitments and Loans and have the Commitment Percentages, in each case as set forth on Appendix A hereto. Each Lender party hereto waives any "breakage" costs that it would otherwise be entitled to pursuant to Section 2.14(c) of the Credit Agreement solely as a result of the foregoing.

15095067v9 4 Section 7 Conditions Precedent. The effectiveness of this Agreement is subject to satisfaction of all of the following conditions precedent: 7.1 Executed Credit Documents. Receipt by the Administrative Agent of executed counterparts of this Agreement and any other loan documentation reasonably required by the Administrative Agent in connection herewith, each properly executed by an Authorized Officer of the signing Credit Party and, in the case of this Agreement, by each of the Lenders. 7.2 Opinions of Counsel. Receipt by the Administrative Agent of customary opinions of counsel for the Credit Parties and FAA Counsel, regarding, among other things, organization and existence, due authorization, execution, delivery and enforceability of this Agreement, in form and substance reasonably satisfactory to the Administrative Agent. 7.3 Organizational Documents. Receipt by the Administrative Agent of a duly executed certificate of an Authorized Officer from each Credit Party in form and substance reasonably satisfactory to the Administrative Agent, with the following for each Credit Party: (i) copies of articles of incorporation, certificate of organization or formation, or other like document certified as of a recent date by the appropriate Governmental Authority (or, as to any such document that has not been amended, modified or terminated since the First Amendment Effective Date, certifying that such document has not been amended, modified or terminated since the First Amendment Effective Date and remains in full force and effect, and true and complete, in the form delivered to the Administrative Agent on the First Amendment Effective Date). (ii) (A) copies of bylaws, operating agreement, partnership agreement or like document (or, as to any such document that has not been amended, modified or terminated since the First Amendment Effective Date, certifying that such document has not been amended, modified or terminated since the First Amendment Effective Date and remains in full force and effect, and true and complete, in the form delivered to the Administrative Agent on the First Amendment Effective Date), (B) copies of resolutions approving the transactions contemplated in connection with the financing and authorizing execution and delivery of this Agreement, and (C) incumbency certificates, in each case certified by an Authorized Officer. (iii) copies of certificates of good standing, existence or the like of a recent date from the appropriate Governmental Authority of its jurisdiction of formation or organization. 7.4 Officer's Certificate. Receipt by the Administrative Agent of a certificate signed by an Authorized Officer of the Borrower certifying that (i) since December 31, 2025 there has not occurred a Material Adverse Effect, (ii) the representations and warranties of such Credit Party contained in Section 4 of the Credit Agreement or any other Credit Document are true and correct in all material respects (or, to the extent already qualified or modified by materiality, in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, to the extent already qualified or modified by materiality, in all respects) as of such earlier date, and (iii) immediately before and immediately after giving effect to this Agreement and the transactions contemplated hereby, the Borrower is in compliance with the financial covenants set forth in Section 6.8 of the Credit Agreement, attaching calculations and

15095067v9 5 analyses demonstrating such compliance in form and detail reasonably satisfactory to the Administrative Agent. 7.5 Aircraft Collateral. Receipt by the Collateral Agent of the following: (a) the Aircraft Security Documents, duly executed by the applicable Credit Party; (b) all filings, recordings, registrations, searches and consents necessary or desirable in the opinion of the Collateral Agent in connection with the Collateral, including the Aircraft and the Aircraft Leases, shall have been duly made (including all UCC, FAA and International Registry filings, recordings, registrations, searches and consents); (c) evidence that the Borrower (a) shall have taken, and shall have caused each lessee under each Aircraft Lease to take, any and all actions necessary to establish valid and subsisting transacting user entity accounts with the International Registry and shall have appointed, and shall have caused such lessee to appoint, an administrator and consented to the appointment of a professional user acceptable to the Collateral Agent to act on behalf of the Borrower and such lessee in connection with the registration of interests and assignments with the International Registry as may be reasonably required by the Collateral Agent, and (b) shall have directed, and shall have caused such lessee to direct, such professional user to initiate or consent to the registration of prospective or current International Interests and assignments thereof (as provided for in the Cape Town Convention) in the Collateral subject to the Cape Town Convention, as may be reasonably required by the Collateral Agent; (d) Irrevocable De-Registration and Export Request Authorizations executed by the Borrower in favor of the Collateral Agent with collateral assignments of any Aircraft management agreements; (e) evidence that as of the date hereof, the Borrower has good and marketable title to the Collateral, including the Aircraft and each Aircraft Lease, free and clear of all Liens other than the Lien of the Collateral Agent, for its benefit and the benefit of the Lenders and the lenders under the Second Lien Credit Agreement; and (f) copies, for each Aircraft, of insurance policies or certificates of insurance identifying the Collateral Agent as loss payee with respect to the casualty insurance and additional insured with respect to the liability insurance, as appropriate, including from each lessee under each Aircraft Lease. 7.6 Second Lien Debt and Parent Holdco Debt. Receipt by the Administrative Agent of the following: (i) (a) a certified copy of an amendment to the Second Lien Credit Agreement and all other documents, agreements and instruments relating thereto, in each case in form and substance reasonably satisfactory to the Administrative Agent and the Lenders and (b) confirmation of closing of such amendment to the Second Lien Credit Agreement substantially concurrently with this Agreement.

15095067v9 6 (ii) a fully executed copy of an amendment to the Intercreditor Agreement, in form and substance reasonably satisfactory to the Administrative Agent. (iii) a certified copy of an amendment to the Parent Holdco Credit Agreement in form and substance reasonably satisfactory to the Administrative Agent. 7.7 Know Your Customer Diligence. The Borrower shall have provided to the Administrative Agent and the Lenders the documentation and other information reasonably requested by the Administrative Agent in writing at least five (5) Business Days prior to the Third Amendment Effective Date in order to comply with requirements of the Patriot Act, applicable "know your customer" and anti-money laundering rules and regulations. 7.8 Fees and Expenses. Receipt by the Administrative Agent and the Lenders of all fees and expenses required to be paid in connection herewith, including fees and expenses of Moore & Van Allen PLLC, counsel for the Administrative Agent and the Lenders, in connection with this Agreement and the transactions contemplated hereby. Section 8 Full Force and Effect. Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents (including schedules and exhibits thereto) are hereby ratified and confirmed and shall remain in full force and effect. Section 9 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., "pdf" or "tif") shall be effective as delivery of a manually executed counterpart of this Agreement. Section 10 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. Section 11 GOVERNING LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARDS TO PRINCIPLES OF CHOICE OF LAWS OR CONFLICTS OF LAWS). [remainder of page intentionally left blank]

ADMINISTRATIVE AGENT: REGIONS BANK, as Administrative Agent By: Q)iyCLQ Nami Joanmarie Marini Title: Vice President THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT TENAX AEROSPACE HOLDINGS, LLC (2026)

LENDERS: REGIONS BANK, as a Lender By: Name Joanmarie Marini Title: Vice President THIRD AMENDMENT TO SECOND AMENDED AN) RESTATED CREDIT AGREEMENT TENAX AEROSPACE HOLDINGS, LLC (2026)

THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT TENAX AEROSPACE HOLDINGS, LLC (2026) Internal Use FLAGSTAR BANK, N.A., as a Lender By:________________________________ Name: Matt Powers Title: Senior Vice President

15095067v8 Annex A Amended Credit Agreement See attached.

ANNEX A 15095946v115095946v10 SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of January 23, 2024 among TENAX AEROSPACE HOLDINGS, LLC, as Borrower, CERTAIN OTHER CREDIT PARTIES PARTY HERETO FROM TIME TO TIME, THE LENDERS PARTY HERETO, REGIONS BANK, as Administrative Agent, and REGIONS EQUIPMENT FINANCE CORPORATION, as Collateral Agent BANK OZK, FIRST HORIZON BANK, TRUIST BANK, and TRUSTMARK BANK, successor in interest to Trustmark National Bank, by virtue of those certain Articles of Conversion and Articles of Incorporation filed and recorded in the Mississippi Secretary of State's office, as Co-Syndication Agents, and BANK OF AMERICA, N.A., FLAGSTAR BANK, N.A., and FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Co-Documentation Agents REGIONS CAPITAL MARKETS, a division of Regions Bank, BANK OZK, FIRST HORIZON BANK, TRUIST SECURITIES, INC., and TRUSTMARK BANK, successor in interest to Trustmark National Bank, by virtue of those certain Articles of Conversion and Articles of Incorporation filed and recorded in the Mississippi Secretary of State's office, as Joint Lead Arrangers and Bookrunners

TABLE OF CONTENTS Page SECTION 1. DEFINITIONS AND INTERPRETATION 1 1.1 Definitions 1 1.2 Accounting Terms 4648 1.3 Rules of Interpretation 4649 1.4 Rates 4851 1.5 Conforming Changes Relating to Term SOFR 4951 SECTION 2. LOANS AND LETTERS OF CREDIT 4951 2.1 Revolving Loans and Term Loans 4951 2.2 Issuances of Letters of Credit and Purchase of Participations Therein 5154 2.3 Pro Rata Shares; Availability of Funds 5457 2.4 Evidence of Debt; Register; Lenders' Books and Records; Notes 5559 2.5 Scheduled Principal Payments 5659 2.6 Interest on Loans 5861 2.7 Conversion/Continuation 6063 2.8 Default Rate of Interest 6064 2.9 Fees 6165 2.10 Prepayments/Commitment Reductions 6367 2.11 Application of Prepayments 6569 2.12 General Provisions Regarding Payments 6670 2.13 Ratable Sharing 6771 2.14 Making or Maintaining Interest Rates 6872 2.15 Increased Costs; Capital Adequacy 7175 2.16 Taxes 7276 2.17 Obligation to Mitigate 7680 2.18 Defaulting Lenders 7781 2.19 Removal or Replacement of a Lender 7983 2.20 Cash Collateral 8084 2.21 Incremental Loan Facilities 8185 2.22 Swingline Loans 8387 SECTION 3. CONDITIONS PRECEDENT 8589 3.1 [Reserved] 8690 3.2 [Reserved] 8690 3.3 Conditions to All Extensions of Credit 8690 3.4 Additional Conditions Where Extensions of Credit Used to Finance Acquisition of Aircraft 8690 3.5 Additional Conditions to Delay Draw Term Loan Advances 8993 3.6 Conditions to Delay Draw Term-4 Loan Advance 93 SECTION 4. REPRESENTATIONS AND WARRANTIES 8994 4.1 Organization; Requisite Power and Authority; Qualification 9094 4.2 Capital Stock and Ownership 9094 4.3 Due Authorization 9095 4.4 No Conflict 9095 4.5 Governmental Consents 9095 4.6 Binding Obligation 9195 i 15095946v115095946v10

4.7 Financial Statements; No Material Adverse Effect 9195 4.8 No Material Adverse Change 9196 4.9 No Adverse Proceedings 9196 4.10 Tax Matters 9196 4.11 Properties 9296 4.12 Environmental Matters 9297 4.13 No Defaults 9397 4.14 Material Contracts 9397 4.15 Subsidiaries; Tax Identification Numbers 9397 4.16 Governmental Regulation 9398 4.17 Employee Matters 9499 4.18 Employee Benefit Plans 9599 4.19 Certain Fees 95100 4.20 Solvency 95100 4.21 Compliance with Laws 95100 4.22 Security Interests 95100 4.23 Disclosure 96100 4.24 Insurance 96101 4.25 Security Agreement 96101 4.26 [Reserved] 97101 4.27 Aircraft Leases and Mortgages 97101 SECTION 5. AFFIRMATIVE COVENANTS 97102 5.1 Financial Statements and Other Reports 97102 5.2 Existence 100106 5.3 Payment of Taxes and Claims 101106 5.4 Maintenance of Properties 101106 5.5 Insurance 101106 5.6 Inspections 101107 5.7 Lenders Meetings 102107 5.8 Compliance with Laws and Material Contracts 102107 5.9 Use of Proceeds 102107 5.10 Environmental 102108 5.11 Guarantors and Subsidiaries 103108 5.12 Collateral Interests 104109 5.13 Books and Records 106112 5.14 Reserved 106112 5.15 Further Assurances 107112 5.16 Compliance with Leases 107112 5.17 Aircraft Leases 107112 5.18 Aircraft 108113 5.19 Miscellaneous Business Covenants 108113 SECTION 6. NEGATIVE COVENANTS 109114 6.1 Indebtedness 109114 6.2 Liens 110115 6.3 No Further Negative Pledges 112117 6.4 Restricted Payments 112117 6.5 Restrictions on Subsidiary Distributions 115120 6.6 Investments 115121 6.7 Use of Proceeds 116121 ii 15095946v115095946v10

6.8 Financial Covenants 116121 6.9 Fundamental Changes; Disposition of Assets; Acquisitions 117122 6.10 Disposal of Subsidiary Interests 117122 6.11 Sales and Lease-Backs 118123 6.12 Transactions with Affiliates 118123 6.13 Prepayment of Other Indebtedness 118123 6.14 Conduct of Business 119124 6.15 Fiscal Year 119124 6.16 Amendments to Organizational Agreements/Material Agreements 119124 6.17 Operating Leases 119124 6.18 Intermediate Holdco 119124 SECTION 7. GUARANTY 119125 7.1 The Guaranty 120125 7.2 Obligations Unconditional 120125 7.3 Reinstatement 121126 7.4 Certain Waivers 121126 7.5 Remedies 122127 7.6 Rights of Contribution 122127 7.7 Guaranty of Payment; Continuing Guaranty 122127 7.8 Keepwell 122127 SECTION 8. EVENTS OF DEFAULT; REMEDIES; APPLICATION OF FUNDS. 122128 8.1 Events of Default 122128 8.2 Remedies 125130 8.3 Application of Funds 126131 8.4 Borrower's Right to Cure 127132 SECTION 9. AGENTS 128133 9.1 Appointment and Authority 128133 9.2 Rights as a Lender 129134 9.3 Exculpatory Provisions 129134 9.4 Reliance by Administrative Agent 130135 9.5 Delegation of Duties 130135 9.6 Resignation of Administrative Agent 130135 9.7 Non-Reliance on Administrative Agent and Other Lenders 131136 9.8 No Other Duties, etc 131136 9.9 Administrative Agent May File Proofs of Claim 132137 9.10 Collateral Matters 132137 9.11 Erroneous Payments 134139 SECTION 10. MISCELLANEOUS 137142 10.1 Notices; Effectiveness; Electronic Communications 137142 10.2 Expenses; Indemnity; Damage Waiver 140145 10.3 [Reserved] 141146 10.4 Set-Off 141146 10.5 Amendments and Waivers 142147 10.6 Successors and Assigns; Participations 145150 10.7 Independence of Covenants 149154 10.8 Survival of Representations, Warranties and Agreements 149154 10.9 No Waiver; Remedies Cumulative 149154 iii 15095946v115095946v10

10.10 Marshalling; Payments Set Aside 149154 10.11 Severability 150 155 10.12 Obligations Several; Independent Nature of Lenders' Rights 150155 10.13 Headings 150 155 10.14 APPLICABLE LAWS 150155 10.15 [Reserved]. 151 156 10.16 WAIVER OF JURY TRIAL 151156 10.17 Confidentiality 151 156 10.18 Usury Savings Clause 152157 10.19 Counterparts; Integration; Effectiveness 152157 10.20 No Advisory or Fiduciary Relationship 153158 10.21 Patriot Act 153 158 10.22 Electronic Execution of Assignments and Certain Other Documents 153158 10.23 Acknowledgement and Consent to Bail-In of Affected Financial Institution 153158 10.24 Acknowledgement Regarding Any Supported QFC 154159 10.25 Certain ERISA Matters 154159 10.26 Restatement 155 160 iv 15095946v115095946v10

Appendices Appendix A Lenders, Commitments and Commitment Percentages Appendix B Notice Information Schedules Schedule 4.1 Organization; Requisite Power and Authority; Qualification Schedule 4.2 Capital Stock and Ownership Schedule 4.12 Environmental Matters Schedule 4.14 Material Contracts Schedule 4.15 Capital Structure, Ownership and Tax Identification Numbers of Credit Parties Schedule 4.24 Insurance Schedule 4.27-A Aircraft and Aircraft Leases Schedule 4.27-B Excluded Aircraft Schedule 6.1 Existing Indebtedness Schedule 6.2 Existing Liens Schedule 6.6 Existing Investments Schedule 6.12 Transactions with Shareholders and Affiliates Exhibits Exhibit 2.1 Form of Funding Notice Exhibit 2.2 Form of Issuance Notice Exhibit 2.4-1 Form of Revolving Loan Note Exhibit 2.4-2 Form of First Amendment Term Loan Note Exhibit 2.4-3(A) Form of Delay Draw Term-1 Loan Note Exhibit 2.4-3(B) Form of Delay Draw Term-2 Loan Note Exhibit 2.4-3(C) Form of Delay Draw Term-3 Loan Note Exhibit 2.4-3(D) Form of Delay Draw Term-4 Loan Note Exhibit 2.4-4 Form of Swingline Note Exhibit 2.7 Form of Conversion/Continuation Notice Exhibit 2.16-1-4 Forms of U.S. Tax Compliance Certificates Exhibit 5.1(c) Form of Compliance Certificate Exhibit 5.11 Form of Guarantor Joinder Agreement Exhibit 10.6 Form of Assignment Agreement v 15095946v115095946v10

SECOND AMENDED AND RESTATED CREDIT AGREEMENT This Second Amended and Restated Credit Agreement, dated as of January 23, 2024 (as amended, restated, supplemented, increased, extended, supplemented or otherwise modified from time to time, this "Agreement"), is entered into by and among TENAX AEROSPACE HOLDINGS, LLC, a Delaware limited liability company (the "Borrower"), as the borrower, the undersigned Guarantors (as defined herein), those Subsidiaries which may join after the Closing Date as Guarantors, the Lenders, REGIONS BANK, as administrative agent (in such capacity, the "Administrative Agent"), and REGIONS EQUIPMENT FINANCE CORPORATION, as collateral agent (in such capacity, the "Collateral Agent"). RECITALS: WHEREAS, revolving credit and term loan credit facilities were established pursuant to the terms of that certain Amended and Restated First Lien Credit Agreement dated as of August 3, 2022 (as amended and modified, the "Existing Credit Agreement") by and among the Borrower, certain subsidiaries and affiliates, as guarantors, the lenders party thereto, Regions Bank, as administrative agent, and Regions Equipment Finance Corporation, as collateral agent; WHEREAS, the Borrower has requested certain modifications to the Existing Credit Agreement; WHEREAS, the Lenders have agreed to the requested modifications on the terms and conditions set forth herein; and WHEREAS, this Agreement is given in amendment to, restatement of and substitution for, the Existing Credit Agreement; NOW, THEREFORE, IN CONSIDERATION of these premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows: SECTION 1. DEFINITIONS AND INTERPRETATION 1.1 Definitions. The following terms used herein, including in the introductory paragraph, recitals, exhibits and schedules hereto, shall have the following meanings: "Acquisition", by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of all or substantially all of the property of another Person or any division, line of business or other business unit of another Person or at least a majority of the Capital Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise. "Adequate Assurance" means, with respect to the Letter of Credit Obligations, such assurance as the Issuing Banks may require in their discretion that (a) a Defaulting Lender will be capable of funding its portion of such Letter of Credit Obligations and participation interests therein, including the posting of cash collateral or letters of credit, in each case in form and substance and pursuant to arrangements satisfactory to the Issuing Banks in their discretion or (b) the Fronting Exposure of any Defaulting Lenders with respect to such Letter of Credit Obligations has been reallocated to other Lenders or Cash Collateralized, in each case in accordance with the terms hereof. "Adjusted Daily Simple SOFR Rate" means an interest rate per annum equal to Daily Simple SOFR plus 0.10% (10 basis points). 1 15095946v115095946v10

"Adjusted Term SOFR Rate" means, for any Interest Period, an interest rate per annum equal to Term SOFR for such Interest Period plus the Term SOFR Adjustment. "Administrative Agent" has the meaning provided in the introductory paragraph hereto, together with its successors and assigns. "Administrative Questionnaire" means an administrative questionnaire provided by the Lenders in a form supplied by the Administrative Agent. "Adverse Proceeding" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Credit Party or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, whether pending or, to the knowledge of any Credit Party or any of its Subsidiaries, threatened against any members of the Consolidated Group or any property of any Credit Party or any of its Subsidiaries. "Affected Financial Institution" means (a) any EEA Financial Institution or (b) any UK Financial Institution. "Affected Lender" has the meaning provided in Section 2.14(b)(i). "Affected Loans" has the meaning provided in Section 2.14(b)(i). "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Agency Obligations" means, collectively, all monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including any monetary obligations incurred during the pendency of any bankruptcy or insolvency proceedings, regardless of whether allowed or allowable in such bankruptcy or insolvency proceedings), of the Credit Parties to the Administrative Agent or the Collateral Agent, or their agents and representatives, under any Credit Document, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising. "Agent" means each of the Administrative Agent and the Collateral Agent and Regions Equipment Finance Corporation as "Secured Party" or "Lender" under the Aircraft Security Documents. "Agent Parties" has the meaning provided in Section 10.1(d)(ii). "Aggregate Commitment Percentage" means, for each Lender, a fraction (expressed as a percentage carried to the ninth decimal place), the numerator of which is the amount of such Lender's respective Commitments and the denominator of which is the Aggregate Commitments. "Aggregate Commitments" means the Aggregate Revolving Commitments, the Aggregate First Amendment Term Loan Commitments, the Aggregate Delay Draw Term-1 Loan Commitments and, the Aggregate Delay Draw Term-2 Loan Commitments, the Aggregate Delay Draw Term-3 Loan Commitments and the Aggregate Delay Draw Term-4 Loan Commitments. "Aggregate Delay Draw Term-1 Loan Commitments" means the Delay Draw Term-1 Loan Commitments of all the Lenders, as referenced and defined in Section 2.1(b)(ii). 2 15095946v115095946v10

"Aggregate Delay Draw Term-2 Loan Commitments" means the Delay Draw Term-2 Loan Commitments of all the Lenders, as referenced and defined in Section 2.1(b)(iii). The aggregate principal amount of the Aggregate Delay Draw Term-2 Loan Commitments in effect on the SecondThird Amendment Effective Date is Sixty Million Dollars ($60,000,000). "Aggregate Delay Draw Term-3 Loan Commitments" means the Delay Draw Term-3 Loan Commitments of all the Lenders, as referenced and defined in Section 2.1(b)(iv). The aggregate principal amount of the Aggregate Delay Draw Term-3 Loan Commitments in effect on the Third Amendment Effective Date is Forty-Five Million Dollars ($45,000,000). "Aggregate Delay Draw Term-4 Loan Commitments" means the Delay Draw Term-4 Loan Commitments of all the Lenders, as referenced and defined in Section 2.1(b)(v). The aggregate principal amount of the Aggregate Delay Draw Term-4 Loan Commitments in effect on the Third Amendment Effective Date is Thirty Million Dollars ($30,000,000). "Aggregate First Amendment Term Loan Commitments" means the First Amendment Term Loan Commitments of all the Lenders, as referenced and defined in Section 2.1(b)(i). "Aggregate Revolving Commitments" means the Revolving Commitments of all the Lenders, as referenced and defined in Section 2.1(a). The aggregate principal amount of the Aggregate Revolving Commitments in effect on the SecondThird Amendment Effective Date is ThirtyFifty Million Dollars ($30,000,00050,000,000). "Agreement" has the meaning provided in the introductory paragraph hereto. "Air Industries Group" means Air Industries Group, a Nevada corporation. "Air Merger" means the merger of Ultimate Holdco with Air Merger Sub pursuant to the Air Merger Agreement, to occur prior to December 31, 2026. "Air Merger Agreement" means that certain Agreement and Plan of Merger, dated as of February 16, 2026 among Ultimate Holdco, Air Industries Group, and Air Merger Sub, including any amendments, modifications, exhibits and schedules thereto. "Air Merger Sub" means Transitory Air Sub LLC, a Delaware limited liability company. "Aircraft" means each aircraft (other than Excluded Aircraft) now or hereafter owned by a Credit Party, including the related Airframe and Engine or Engines (whether or not now or hereafter installed on such Airframe or any other airframe), and all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of any other nature that may from time to time be incorporated or installed in or attached to such Airframe and Engines, as such Aircraft may be more particularly described in an Aircraft Mortgage. A list of all Aircraft as of the SecondThird Amendment Effective Date is set out on Schedule 4.27-A (and after the SecondThird Amendment Effective Date as such Schedule may be updated and supplemented from time to time after the SecondThird Amendment Effective Date in accordance with the terms and provisions hereof); provided, however, any corporate aircraft or other assets acquired by the Borrower or any Subsidiary with the proceeds of Indebtedness permitted under Section 6.1(g) shall not constitute an "Aircraft". "Aircraft Leases" means all leases (including a United States government contract award) of the Aircraft by any Credit Party, whether as lessor or lessee, including Third Party Leases; provided, however, that none of the Existing Excluded Aircraft Contracts or the Global Jet Lease shall constitute an 3 15095946v115095946v10

"Aircraft Lease". A list of all such Aircraft Leases as of the SecondThird Amendment Effective Date is set out on Schedule 4.27-A (and after the SecondThird Amendment Effective Date as such Schedule may be updated and supplemented from time to time after the SecondThird Amendment Effective Date in accordance with the terms and provisions hereof).

"Aircraft Mortgages" means (a) each aircraft security agreement or amended and restated aircraft security agreement given by any of the Credit Parties, as grantor, to the Collateral Agent for the benefit of the holders of the Secured Obligations (as defined therein), (b) any other aircraft security agreement or master aircraft loan and security agreement or supplement in which a Credit Party grants a security interest to the Collateral Agent, for the benefit of the holders of the Obligations, in the Aircraft, and (c) any other document, instrument, addendum or schedule (including FAA form AC 8050-98) through which a Credit Party grants a security interest to the Collateral Agent, for the benefit of holders of the Obligations, in the Collateral that includes the applicable Aircraft, in each case, as amended and modified.

"Aircraft Mortgagors" has the meaning provided in Section 5.12(c).

"Aircraft Security Documents" means (a) each Aircraft Mortgage, (b) each IDERA in favor of Collateral Agent, (c) the Collateral Assignment and Subordination Agreements and (d) all other instruments, documents and agreements delivered by any Credit Party or lessee under an Aircraft Lease pursuant to this Agreement or any of the other Credit Documents in order to grant or consent to a Lien on any Aircraft, Aircraft Leases or related Collateral in favor of the Collateral Agent, for the benefit of holders of the Obligations, as security for the Obligations.

"Airframe" means with respect to any Aircraft the airframe relating to such Aircraft.

"Applicable Laws" means all applicable laws, including all applicable provisions of constitutions, statutes, rules, ordinances, regulations and orders of all Governmental Authorities and all orders, rulings, writs and decrees of all courts, tribunals and arbitrators.

"Applicable Margin" means (a) from the SecondThird Amendment Effective Date through the date two (2) Business Days immediately following the date a Compliance Certificate is delivered pursuant to Section 5.1(c) for the fiscal quarter ending March 31September 30, 2026, the percentage per annum based upon Pricing Level V in the table set forth below and (b) thereafter, the percentage per annum determined by reference to the table set forth below using the Consolidated Total Leverage Ratio as set forth in the Compliance Certificate most recently delivered to the Administrative Agent pursuant to Section 5.1(c), with any increase or decrease in the Applicable Margin resulting from a change in the Consolidated Total Leverage Ratio becoming effective on the date two (2) Business Days immediately following the date on which such Compliance Certificate is delivered.

Applicable Margin

Pricing Level	Consolidated Total Leverage Ratio	Term SOFR Rate Loans	Base Rate Loans	Letter of Credit Fee	Commitment Fee
I	≤ 1.25:1.00	1.50%	0.50%	1.50%	0.250%
II	> 1.25:1.00 but ≤ 1.75:1.00	2.50%	1.50%	2.50%	0.300%
III	> 1.75:1.00 but ≤ 2.50:1.00	3.25%	2.25%	3.25%	0.375%
IV	> 2.50:1.00 but ≤ 3.25:1.00	3.50%	2.50%	3.50%	0.375%
V	> 3.25:1.00	3.75%	2.75%	3.75%	0.500%

4

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Notwithstanding the foregoing, (x) if at any time a Compliance Certificate is not delivered when due in accordance herewith, then, upon the request of the Requisite Lenders, Pricing Level V as set forth in the table above shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered and (y) the determination of the Applicable Margin for any period shall be subject to the provisions of Section 2.6(e). "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. "Arrangers" means each of Regions Capital Markets (or any other division of Regions Bank to which all or substantially all of Regions Bank's or any of its Subsidiaries' investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), Bank OZK, First Horizon Bank, Truist Securities, Inc., and Trustmark Bank, successor in interest to Trustmark National Bank, by virtue of those certain Articles of Conversion and Articles of Incorporation filed and recorded in the Mississippi Secretary of State's office, in its capacity as a lead arranger and bookrunner hereunder. "Asset Sale" means a sale, lease, sale and leaseback, assignment, conveyance, exclusive license (as licensor), transfer or other disposition to, or any exchange of property with, any Person (other than a Credit Party (other than Intermediate Holdco)), in one transaction or a series of transactions, of all or any part of any Credit Party's or any of its Subsidiaries' businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, created, leased or licensed, including the Capital Stock of any Subsidiary, other than (a) dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the Ordinary Course of Business and of property no longer used or useful in the conduct of the Borrower's business (other than any disposition of any Aircraft); (b) dispositions of inventory sold, and Intellectual Property licensed, in the Ordinary Course of Business; (c) other dispositions in the Ordinary Course of Business (other than any disposition of any Aircraft); (d) dispositions of cash, Cash Equivalents or investment securities to the extent not otherwise prohibited by this Agreement or the other Credit Documents; (e) dispositions of accounts or payment intangibles (each as defined in the UCC) resulting from the compromise or settlement thereof in the Ordinary Course of Business for less than the full amount thereof; (f) the abandonment of Intellectual Property in the Ordinary Course of Business to the extent the same does not individually or in the aggregate materially affect the ability of any Credit Party to operate its business; (g) the lease of (i) an Aircraft pursuant to an Aircraft Lease subject to a Collateral Assignment and Subordination Agreement or (ii) an Excluded Aircraft; (h) the sale of disposition of assets and property (other than Aircraft), including Capital Stock of Subsidiaries, by members of the Consolidated Group, taken as a whole, with a fair value not in excess of $2,000,000 in any fiscal year; (i) any issuance by the Borrower or any Subsidiary to any Person of (A) shares of its Capital Stock, (B) the conversion of any class of equity securities to any other class of equity securities or (C) any options or warrants relating to its Capital Stock; (j) if the Person disposing of such property is a Domestic Subsidiary, any disposition of Property by such Person to another Domestic Subsidiary or a Foreign Subsidiary, in each case to the extent permitted by Section 6.6(c), (k) if the Person disposing of such property is a Foreign Subsidiary, any disposition of Property by such Person to another Foreign Subsidiary to the extent permitted by Section 6.6(c) or to a Domestic Subsidiary; (l) any Involuntary Disposition; (m) any disposition constituting an Investment, Lien or Restricted Payment made in compliance with this Agreement; (n) any disposition of Securitization Receivables in connection with a Securitization Transaction; and (o) 5 15095946v115095946v10

subleases of real property and licenses of Intellectual Property, in each case entered into in the Ordinary Course of Business and not intended to constitute a financing arrangement. "Assignment Agreement" means an assignment and assumption agreement entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.6(b)(iii)), and accepted by the Administrative Agent, in substantially the form of Exhibit 10.6 or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent. "Attributable Principal Amount" means (a) in the case of Capital Leases (including Sale and Leaseback Transactions that are characterized as Capital Leases), the amount of Capital Lease obligations determined in accordance with GAAP and (b) in the case of Securitization Transactions, the outstanding principal amount of such financing. "Authorized Officer" means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person's chief financial officer or treasurer, and, solely for purposes of making the certifications required under Section 3.1(b)(i) and (ii), the secretary or an assistant, treasurer or secretary. "Availability" means, at any time, the amount, if any, by which (a) the Aggregate Revolving Commitments exceed (b) the Outstanding Amount of the Revolving Obligations. "Available Tenor" means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date. "Back-to-Back Lease" has the meaning provided in Section 6.17. "Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. "Bail-In Legislation" means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings). "Bain Equity Repurchase" means the redemption by Ultimate Holdco of the shares of Ultimate Holdco held by Bain Capital Credit, L.P. and its affiliates on the Second Amendment Effective Date for a purchase price in an aggregate amount equal to $75,000,000. "Bain Equity Repurchase Documents" means all documents, agreements and instruments relating to the Bain Equity Repurchase, in each case in form and substance reasonably satisfactory to the Administrative Agent. 6 15095946v115095946v10

"Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute. "Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus one half of one percent (0.5%) and (c) the Adjusted Term SOFR Rate for a one-month tenor in effect on such day plus one percent (1.0%). Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR shall be effective on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR, respectively. Notwithstanding anything to the contrary herein, the Base Rate shall not be less than zero percent (0%). "Base Rate Loan" means a Loan bearing interest at a rate determined by reference to the Base Rate. "BC650 Acquisition" means the Acquisition by the Borrower of the BC650s. "BC650s" means together, (i) that certain Bombardier Challenger CL-600-2B16 with the serial number 6081 and the tail number N650JR and (ii)BC650" means that certain Bombardier Challenger CL-600-2B16 with the serial number 6101 and the tail number N101RE. "BC650 Acquisition" means the Acquisition by the Borrower of the BC650. "Benchmark" means, initially, Term SOFR; or if any Benchmark Replacement is incorporated into this Agreement pursuant to Section 2.14, then "Benchmark" means the applicable Benchmark Replacement. "Benchmark Conforming Changes" means, with respect to the use, administration of or any conventions associated with Term SOFR or any implementation of a Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Base Rate," the definition of "Term SOFR", the definition of "Term SOFR Reference Rate", the definition of "U.S. Government Securities Business Day," the definition of "Interest Period," timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect such use, administration or conventions or the adoption and implementation of such applicable rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such applicable rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and any other Credit Document). "Benchmark Illegality/Impracticability Event" means the occurrence of any one or more of the following: (a) that the making, maintaining or continuation of the then-current Benchmark by any Lender has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), (b) with respect to any Benchmark, that any successor administrator of the published screen rate for such Benchmark or a Governmental Authority having jurisdiction over the Administrative Agent or administrator of such Benchmark has made a public statement establishing a specific date (expressly or by virtue of such public statement) after which an Available Tenor of such 7 15095946v115095946v10

Benchmark or the published screen rate for such Benchmark shall or will no longer be representative or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided, that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative interest periods of such Benchmark after such specific date, (c) that the making, maintaining or continuation of the then-current Benchmark by any Lender has become impracticable, as a result of contingencies occurring after the Closing Date which materially and adversely affect the ability of a Lender to make, maintain or continue its Loans at the then-current Benchmark (including because the published screen rate for such Benchmark in any relevant tenor is not available or published on a current basis and such circumstances are unlikely to be temporary) or (d) with respect to any Lender, that the then-current Benchmark (including any related mathematical or other adjustments thereto) will not adequately and fairly reflect the cost to such Lender of making, funding or maintaining its Loans at the then-current Benchmark. For the avoidance of doubt, a "Benchmark Illegality/Impracticability Event" will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). "Benchmark Replacement" means the Adjusted Daily Simple SOFR Rate, so long as such rate can be determined by the Administrative Agent for the applicable Benchmark Replacement Date. Notwithstanding anything to the contrary herein, the Benchmark Replacement shall not be less than zero percent (0%). "Benchmark Replacement Date" has the meaning specified in Section 2.14(b)(ii). "Beneficial Ownership Certification" means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation. "Beneficial Ownership Regulation" means 31 C.F.R. § 1010.230. "Benefit Plan" means any of (a) an "employee benefit plan" (as defined in ERISA) that is subject to Title I of ERISA, (b) a "plan" as defined in and subject to Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such "employee benefit plan" or "plan". "BHC Act Affiliate" of a party means an "affiliate" (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. "Borrower" has the meaning provided in the introductory paragraph. "Borrower LLC Agreement" means the Second Amended and Restated Limited Liability Company Agreement of the Borrower, dated as of January 8, 2018, as amended, modified, extended, renewed or replaced. "Borrowing" means (a) a borrowing consisting of simultaneous Loans of the same Type of Loan and, in the case of Term SOFR Rate Loans, having the same Interest Period, or (b) a borrowing of Swingline Loans, as appropriate. "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Georgia or State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close; provided, 8 15095946v115095946v10 that with respect to notices and determinations in connection with, and payments of principal and interest on Term SOFR Rate Loans, such day is also a U.S. Government Securities Business Day. "Cape Town Convention" means the Convention on International Interests in Mobile Equipment, the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, together with the Regulations and International Registry Procedures issued by the Supervisory Authority for the International Registry, and all other rules, amendments, supplements, modifications, and revisions thereto, all as in effect on the Closing Date in the United States of America, as a contracting state. "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person, subject to Section 1.2. "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including any preferred interests and preferred shares, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing. "Cash Collateralize" means to pledge and deposit with, or deliver to, the Administrative Agent, for the benefit of the Administrative Agent, any Issuing Bank or the Swingline Lender (as applicable), as collateral for the Letter of Credit Obligations or obligations of Lenders to fund participations in respect of Letter of Credit Obligations and/or Swingline Loans, cash or deposit account balances, back-to-back letters of credit, or, if the Administrative Agent, the applicable Issuing Bank or the Swingline Lender, as applicable, may agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent, such Issuing Bank or the Swingline Lender, as appropriate. "Cash Collateral" shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support. "Cash Equivalents" means, as at any date of determination, any of the following: (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (c) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (d) certificates of deposit or bankers' acceptances maturing within one (1) year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (i) is at least "adequately capitalized" (as defined in the regulations of its primary federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody's. "CFC" means (a) each Person that is a "controlled foreign corporation" for purposes of the Internal Revenue Code and (b) each Subsidiary of any such controlled foreign corporation. 9 15095946v115095946v10

"CFC Holding Company" means each Person, substantially all of the assets of which consist of Capital Stock or Indebtedness of (a) one or more CFCs and/or (b) one or more CFC Holding Companies. "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III and (iii) all requests, rules, guidelines or directives issued by a Governmental Authority in connection with a Lender's submission or re-submission of a capital plan under 12 C.F.R. § 225.8 or a Governmental Authority's assessment thereof, shall in each case be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued. "Change of Control" means the occurrence of one or more of the following events: (a) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of Intermediate Holdco, the Borrower and its Subsidiaries, taken as a whole, to any Person or "group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder in effect on the date hereof), (b) the NTC Group shall fail to own and control, directly or indirectly, at least a majority of the Voting Stock of (i) Intermediate Holdco and (ii) any Ultimate Holdco Subsidiary Guarantor, (c) Intermediate Holdco shall fail to own, directly or indirectly, 100% of the Capital Stock of the Borrower or (d) the occurrence of a "change of control" under the Second Lien Credit Agreement. "Closing Date" means January 23, 2024. "Collateral" means, collectively, the collateral identified in, and at any time covered by, the Collateral Documents excluding, for the avoidance of doubt, Excluded Property. "Collateral Agent" has the meaning provided in the introductory paragraph hereto, together with its successors and assigns. "Collateral Assignment and Subordination Agreements" means each collateral assignment and subordination agreement given by each lessee to an Aircraft Lease to the Collateral Agent, for the benefit of the holders of the Secured Obligations (as defined therein), in each case as amended and modified from time to time. "Collateral Documents" means the Security Agreement, the Aircraft Security Documents and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to the Collateral Agent, for the benefit of the holders of the Obligations, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations. "Commitment" or "Commitments" means the Revolving Commitments and the Term Loan Commitments. 10 15095946v115095946v10

"Commitment Fee" has the meaning provided in Section 2.9(a). "Commitment Percentage" means the Aggregate Commitment Percentage, the Revolving Commitment Percentage, the First Amendment Term Loan Commitment Percentage, the Delay Draw Term-1 Loan Commitment Percentage or, the Delay Draw Term-2 Loan Commitment Percentage, the Delay Draw Term-3 Loan Commitment Percentage or the Delay Draw Term-4 Loan Commitment Percentage, as appropriate. "Commitment Period" means the Revolving Commitment Period or the Draw Down Period, as appropriate. "Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.). "Communications" has the meaning provided in Section 10.1(d)(ii). "Compliance Certificate" means a Compliance Certificate substantially in the form of Exhibit 5.1(c). "Connection Income Taxes" means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. "Consolidated Adjusted EBITDA" means for any period for the Consolidated Group, the sum of (a) Consolidated Net Income; plus (b) without duplication, the principal portion of lease payments received during such period pursuant to Consolidated Capital Leases plus (c) to the extent deducted in determining Consolidated Net Income (other than in the case of clause (xvii) below), (i) Consolidated Interest Expense (including, for the avoidance of doubt, but without duplication, distributions made for the payment of interest on the obligations evidenced by the Parent Holdco Credit Agreement to the extent that such distributions constitute Consolidated Interest Expense actually deducted in determining Consolidated Net Income), (ii) Taxes paid or accrued (including Tax Distributions), (iii) depreciation and amortization (including amortization of goodwill and other intangibles), (iv) extraordinary, unusual or non-recurring losses, charges or expenses for such period, including losses realized in connection with Asset Sales and Involuntary Dispositions (other than losses realized in connection with Asset Sales and Involuntary Dispositions of aircraft), (v) losses realized in connection with Asset Sales and Involuntary Dispositions of aircraft, (vi) costs and expenses in connection with the Second Amendment Transactions and the Third Amendment Transactions, (vii) fees and expenses in connection with amendments and waivers under this Agreement, the other Credit Documents, the Second Lien Credit Documents and the Parent Holdco Credit Agreement and related loan documents, (viii) fees and expenses (other than those payable to Affiliates of the Borrower) in connection with any equity offering or repurchase, acquisition, Investment, disposition, recapitalization or restructuring, or the incurrence, repayment, prepayment or repurchase of Indebtedness (including a refinancing thereof) or any amendments, waivers or other modifications of Indebtedness (in each case, whether or not permitted hereunder and whether or not successful), (ix) non-cash charges, write-downs, expenses, losses or items for such period, including charges arising from, or the impact of, purchase accounting, (x) the amount of any premium or other similar expense and other fees and expenses paid or to be paid in connection with the refinancing, repayment, repurchase or extinguishment of any Indebtedness, (xi) the amount of loss or discount on the sale of any assets to any Securitization Subsidiary in connection with a Securitization Transaction, (xii) any losses attributable to early extinguishment of Indebtedness or obligations under any Swap Agreement and any unrealized losses for such period attributable to the application of "mark-to-market" accounting in respect of Swap Agreements, (xiii) Management Fees paid or accrued to the extent permitted hereunder, and (xiv) the cumulative effect of a change in accounting principles, (xv) start-up, closure or transition costs, contract termination costs, expenses associated with strategic initiatives and business 11 15095946v115095946v10 optimization and new systems design and implementation costs, (xvi) any restructuring charges or reserves, (xvii) the amount of "run rate" savings, operating expense reductions and synergies that are projected by the Borrower in good faith to result from actions taken, committed to be taken or expected to be taken no later than 12 months after the end of such period for which Consolidated Adjusted EBITDA is being determined (which amounts will be determined by the Borrower in good faith and calculated on a Pro Forma Basis as though amounts had been realized on the first day of such period for which Consolidated Adjusted EBITDA is being determined), net of the amount of actual benefits realized during such period from such actions and (xviii) costs and expenses in connection with the consummation of the Air Merger and the execution of the Air Merger Agreement and the other documentation related thereto; minus (d) to the extent included in determining Consolidated Net Income, (i) all non-cash items increasing Consolidated Net Income, (ii) all extraordinary, unusual or non-recurring gains, credits or income, (iii) any gains for such period attributable to the early extinguishment of Indebtedness or obligations under any Swap Agreement, (iv) any unrealized gains for such period attributable to the application of "mark-to-market" accounting in respect of Swap Agreements and (v) the cumulative effect of a change in accounting principles. Except as otherwise expressly provided, the applicable period shall be the four (4) consecutive fiscal quarters ending as of the date of determination. Notwithstanding anything to the contrary herein, Consolidated Adjusted EBITDA including the aggregate amount of add-backs under clauses (c)(iv) and, (c)(viii), (c)(xv), (c)(xvi) and (c)(xvii) for any period shall not in any event exceed 120% of Consolidated Adjusted EBITDA calculated before giving effect to such add-backs. "Consolidated Capital Expenditures" means, for any period for the Consolidated Group, all expenditures (whether paid in cash or other consideration) that, in accordance with GAAP, are or should be included in additions to property, plant and equipment or similar items reflected in the statement of cash flows for such period; provided that for purposes hereof, "Consolidated Capital Expenditures" shall not include expenditures (a) made with the proceeds received from insurance settlements, condemnation awards or other settlements to the extent that they are made to repair or replace property that was lost, destroyed, damaged or condemned or (b) to acquire (i) any Aircraft and modifications thereto or (ii) any aircraft spare parts used exclusively in connection with lease inventory contracts. "Consolidated Capital Leases" means, for the Consolidated Group, those leases deemed to be sales-type leases or finance leases pursuant to GAAP in which a Credit Party serves as lessor and recognizes a lease receivable from a lessee. Lease payments received from a lessee will be recognized pursuant to the effective interest method and consist of both interest and principal receipts. "Consolidated Excess Cash Flow" means, for any fiscal year of the Borrower, an amount equal to: (a) the sum, without duplication, of: (i) Consolidated Net Income for such fiscal year, adjusted to exclude any gains or losses attributable to Asset Sales or Involuntary Dispositions; and (ii) depreciation, amortization and other non-cash charges, expenses or losses, including the non-cash portion of interest expense, deducted in determining such Consolidated Net Income for such fiscal year; minus (b) the sum, without duplication, of: 12 15095946v115095946v10

(i) the amount of all non-cash gains included in arriving at such Consolidated Net Income for such fiscal year; (ii) (x) income Taxes (including, for purposes hereof, Tax Distributions), including penalties and interest, and (y) payments and other contributions to employee pension benefit, retirement or similar plans, in each case paid in cash or accrued during such period; (iii) the aggregate principal amount of Funded Debt repaid or prepaid in cash by the Borrower and its Subsidiaries during such fiscal year (including for purposes hereof, mandatory commitment reductions, sinking fund payments, payments in respect of the principal components under capital leases and the like relating thereto, together with any related premium, make-whole or penalty payments paid in cash), but excluding (x) revolving extensions of credit (including Revolving Loans), except to the extent that any repayment or prepayment of such Indebtedness is accompanied by a permanent reduction in related commitments, (y) voluntary prepayments of Term Loans pursuant to Section 2.10(a) and (z) repayments or prepayments of Funded Debt to the extent financed from the proceeds of Indebtedness; (iv) Consolidated Capital Expenditures for such fiscal year; (v) Consolidated Restricted Payments made in cash during such fiscal year to the extent permitted hereunder; (vi) the aggregate amount of cash consideration paid during such fiscal year by the Credit Parties and their Subsidiaries to make Acquisitions (including Acquisitions of aircraft and related assets) permitted hereunder and to the extent not otherwise financed; (vii) payments in cash made by the Credit Parties and their Subsidiaries with respect to any noncash charges added back pursuant to clause (a)(ii) above in computing Consolidated Excess Cash Flow for any prior fiscal year; (viii) [reserved]; and (ix) to the extent not already included in the foregoing sub-clauses (i) through (viii) of this clause (b), any items not deducted in determining Consolidated Net Income to the extent of actual cash expenditures in respect thereof. Except as otherwise expressly provided, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination. "Consolidated Fixed Charge Coverage Ratio" means, for the period of four consecutive fiscal quarters ending on the date of determination, the ratio of (a) Consolidated Adjusted EBITDA minus the actual amount paid by the Borrower and its Subsidiaries in cash on account of Consolidated Capital Expenditures minus Taxes (including Tax Distributions) minus payment in cash of Management Fees minus Consolidated Restricted Payments made in cash (other than (i) Excluded Restricted Payments and (ii) any Consolidated Restricted Payments with respect to any principal amounts on (A) the DST Seller Note, (B) the Parent Holdco Debt and (CB) the Second Lien Debt, in each case, in accordance with the provisions hereof) to (b) Consolidated Fixed Charges. Except as otherwise expressly provided, the applicable period shall be the four consecutive fiscal quarters ending as of the date of determination. For 13 15095946v115095946v10 purposes of calculating the Consolidated Fixed Charge Coverage Ratio, Tax Distributions made (i) from January 1 through March 31 of any calendar year shall be deemed to have been made in the first calendar quarter of such year, (ii) from April 1 through May 30 of any calendar year shall be deemed to have been made in the second calendar quarter of such year, (iii) from June 1 through August 31 of any calendar year shall be deemed to have been made in the third calendar quarter of such year and (iv) made from September 1 through December 31 shall be deemed to have been made in the fourth calendar quarter of such year. "Consolidated Fixed Charge Incurrence Ratio" means, for the period of four consecutive fiscal quarters ending on the date of determination, the ratio of (a) Consolidated Adjusted EBITDA minus the actual amount paid by the Borrower and its Subsidiaries in cash on account of Consolidated Capital Expenditures minus Taxes (including Tax Distributions) minus payment in cash of Management Fees minus any Consolidated Restricted Payments made in cash (other than Excluded Restricted Payments) to (b) Consolidated Fixed Charges. Except as otherwise expressly provided, the applicable period shall be the four consecutive fiscal quarters ending as of the date of determination. "Consolidated Fixed Charges" means for any period for the Consolidated Group, the sum (without duplication) of (a) Consolidated Interest Expense paid in cash, plus (b) scheduled principal payments made on Consolidated Funded Debt, plus (c) Consolidated Restricted Payments made in cash pursuant to Section 6.4(c)(iv)(A), in each case on a consolidated basis determined in accordance with GAAP. Except as otherwise expressly provided, the applicable period shall be the four consecutive fiscal quarters ending as of the date of determination. "Consolidated Funded Debt" means, as of any day, (a) all Funded Debt (including all Second Lien Debt and all Subordinated Debt) of the Consolidated Group on such day determined on a consolidated basis in accordance with GAAP minus (b) the amount of unrestricted cash and Cash Equivalents of the Consolidated Group on such day in excess of $500,000; provided that in no event shall the amount under this clause (b) exceed $20,000,000; provided further that (i) the Borrower may elect to exclude up to $20,000,000 of Indebtedness (including Loans and Extensions of Credit hereunder) relating to any one Aircraft (other than the BC650sBC650) during the Post-Acquisition Grace Period with respect to such Aircraft for purposes of determining compliance with the Consolidated Total Leverage Ratio set forth in Section 6.8(a) as set forth in Section 3.4(b)(ii) and (ii) solely for purposes of determining compliance with the financial covenant set forth in Section 6.8(a) for the periods ending September 30, 2025 and December 31, 2025, at the election of the Borrower, Indebtedness incurred in connection with the BC650 AcquisitionsAcquisition shall be excluded from Consolidated Funded Debt. "Consolidated Group" means (1) the Borrower and its Subsidiaries on a consolidated basis after elimination of minority interests as determined in accordance with GAAP and (2) any Ultimate Holdco Subsidiary Guarantor and its Subsidiaries. For the avoidance of doubt, neither Parent Holdco nor Intermediate Holdco are part of the Consolidated Group. "Consolidated Interest Expense" means, for any period for the Consolidated Group, all interest expense on a consolidated basis determined in accordance with GAAP, but including, in any event, the interest component under Capital Leases and the implied interest component under Securitization Transactions. Except as expressly provided otherwise, the applicable period shall be the four (4) consecutive fiscal quarters ending as of the date of determination. "Consolidated Net Income" means, for any period for the Consolidated Group, net income (or loss) after adjustments to eliminate minority interests determined on a consolidated basis in accordance with GAAP. 14 15095946v115095946v10

"Consolidated Restricted Payments" means all Restricted Payments made by members of the Consolidated Group to Persons or entities that are not members of the Consolidated Group. "Consolidated Total Leverage Ratio" means, as of the date of determination, the ratio of (a) Consolidated Funded Debt (for the avoidance of doubt, other than Indebtedness with respect to the DST Seller Note and, for the avoidance of doubt, the Parent Holdco Debt) on such day to (b) Consolidated Adjusted EBITDA for the period of four (4) consecutive fiscal quarters ending as of such day. "Contractual Obligation" means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power (A) to vote 50% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent, or (B) to direct or cause direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise. "Controlled Affiliate" means, as to any Person, any other Person that (a) directly or indirectly is in Control of, is Controlled by, or is under common Control with, such Person or (b) in the case of Tom Foley or Taran Bakker, is (i) any trust primarily for the benefit of such Person's spouse and/or lineal descendants (a "Family Trust"), (ii) any Person that is a Subsidiary of a Family Trust or (iii) such Person's estate. "Conversion/Continuation Date" means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice. "Conversion/Continuation Notice" means a Conversion/Continuation Notice substantially in the form of Exhibit 2.7. "Covered Party" has the meaning provided in Section 10.24. "Credit Agreement Obligations" means all obligations of the Borrower and the other Credit Parties from time to time arising under or in respect of the due and punctual payment of (a) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy or insolvency proceeding, regardless of whether allowed or allowable in such bankruptcy or insolvency proceeding) on the Loans and Letter of Credit Obligations, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (b) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy or insolvency proceeding, regardless of whether allowed or allowable in such bankruptcy or insolvency proceeding), of the Borrower and the other Credit Parties under this Agreement and the other Credit Documents. "Credit Date" means the date of an Extension of Credit. 15 15095946v115095946v10

"Credit Document" means any of this Agreement, the Notes, the Guarantor Joinder Agreements, the Collateral Documents, the Intercreditor Agreement, the DST Subordination Agreement, the Fee Letter and any documents or certificates executed by the Borrower in favor of the Issuing Bank relating to Letters of Credit. "Credit Parties" means, collectively, the Borrower and the Guarantors. "Cure Amount" has the meaning provided in Section 8.4. "Cure Right" has the meaning provided in Section 8.4. "Daily Simple SOFR" means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for such rate selected or recommended by the Relevant Governmental Body for determining "Daily Simple SOFR" for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion. Notwithstanding anything to the contrary herein, Daily Simple SOFR shall not be less than zero percent (0%). "Daily Simple SOFR Rate" means an interest rate per annum equal to Daily Simple SOFR. "Debt Transaction" means, with respect to any member of the Consolidated Group, any sale, issuance, placement, assumption or guaranty of Indebtedness, whether or not evidenced by a promissory note or other written evidence of Indebtedness, except for Indebtedness permitted to be incurred pursuant to Section 6.1. "Debtor Relief Laws" means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally. "Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default. "Default Rate" means an interest rate (before as well as after judgment) equal to, without duplication, (a) with respect to Credit Agreement Obligations other than Term SOFR Rate Loans and the Letter of Credit Fee, the Base Rate plus the Applicable Margin, if any, applicable to such Loans plus two percent (2%) per annum, (b) with respect to Term SOFR Rate Loans, the Adjusted Term SOFR Rate plus the Applicable Margin, if any, applicable to Term SOFR Rate Loans plus two percent (2%) per annum and (c) with respect to the Letter of Credit Fee, the Applicable Margin plus two percent (2%) per annum. "Default Right" shall have the meaning assigned to such term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. "Defaulting Lender" means, subject to Section 2.18(b), any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swingline Loans, within two (2) Business Days of the date required to be funded by it hereunder or to pay to the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Issuing Bank or 16 15095946v115095946v10

Swingline Lender that it does not intend to comply with its funding obligations hereunder or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within two (2) Business Days after request by the Administrative Agent or the Borrower, to confirm in a manner satisfactory to the Administrative Agent and the Borrower that it will comply with its funding obligations hereunder or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any state or federal authority acting in such capacity, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment, or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination to the Borrower, each Issuing Bank, the Swingline Lender and the Lenders, as applicable. "Delay Draw Term Loans" means a Delay Draw Term-1 Loan and/or, a Delay Draw Term-2 Loan, a Delay Draw Term-3 Loan and/or Delay Draw Term-4 Loan, as applicable. "Delay Draw Term Loan Commitment Termination Date" means (a) in the case of Delay Draw Term-1 Loans, the earliest to occur of (i) March 9, 2026, (ii) the Delay Draw Term Loan Maturity Date, (iii) the date the Delay Draw Term-1 Loan Commitments are permanently reduced to zero and (iv) the date of termination of the Delay Draw Term-1 Loan Commitments pursuant to Section 8.2 and, (b) in the case of Delay Draw Term-2 Loans, the earliest to occur of (i) January 7, 2028; (ii) the Delay Draw Term Loan Maturity Date; (iii) the date the Delay Draw Term-2 Loan Commitments are permanently reduced to zero; and (iv) the date of termination of the Delay Draw Term-2 Loan Commitments pursuant to Section 8.2., (c) in the case of Delay Draw Term-3 Loans, the earliest to occur of (i) August 14, 2028; (ii) the Delay Draw Term Loan Maturity Date; (iii) the date the Delay Draw Term-3 Loan Commitments are permanently reduced to zero; and (iv) the date of termination of the Delay Draw Term-3 Loan Commitments pursuant to Section 8.2 and (d) in the case of Delay Draw Term-4 Loans, December 31, 2026. "Delay Draw Term Loan Maturity Date" means the earliest of (a) January 7, 2031, (b) the date twelve months prior to the maturity date of the Parent Holdco Debt and (c) the date six months prior to the maturity date of the Second Lien Debt. "Delay Draw Term-1 Loan Commitment" means, for each Lender, the commitment of such Lender to make its ratable share of Delay Draw Term-1 Loan advances hereunder; provided that until the expiration or termination of the Delay Draw Term-1 Loan Commitments, determinations of "Requisite Lenders" will be based on the Outstanding Amount of Delay Draw Term-1 Loans and the remaining undrawn amount of the Delay Draw Term-1 Loan Commitments, and after expiration or termination of the Delay Draw Term-1 Loan Commitments, determinations of "Requisite Lenders" will be based on the Outstanding Amount of Delay Draw Term-1 Loans. The Outstanding Amount of the Delay Draw Term-1 17 15095946v115095946v10

Loans of each Lender, in each case, as of the SecondThird Amendment Effective Date (after giving effect to the Borrowings to occur on the SecondThird Amendment Effective Date) is set forth on Appendix A. "Delay Draw Term-1 Loan Commitment Percentage" means, for each Lender, a fraction (expressed as a percentage carried to the ninth decimal place), equal to: (a) before the first drawing under the Delay Draw Term-1 Loan, (i) the numerator of which is the outstanding principal amount of such Lender's portion of the Delay Draw Term-1 Loan Commitment and (ii) the denominator of which is the Aggregate Delay Draw Term-1 Loan Commitments; (b) after the first drawing under the Delay Draw Term-1 Loan, but before the last drawing thereunder (or the Delay Draw Term Loan Commitment Termination Date), (i) the numerator of which is the outstanding principal amount of such Lender's portion of the Delay Draw Term-1 Loan plus the outstanding principal amount of such Lender's portion of the remaining undrawn Delay Draw Term-1 Loan Commitments and (ii) the denominator of which is the aggregate outstanding principal amount of the Delay Draw Term-1 Loan plus the outstanding principal amount of the remaining undrawn Aggregate Delay Draw Term-1 Loan Commitments; and (c) after the last drawing of the Delay Draw Term-1 Loan (or on and after the Delay Draw Term Loan Commitment Termination Date), (i) the numerator of which is the outstanding principal amount of such Lender's portion of the Delay Draw Term-1 Loan and (ii) the denominator of which is the aggregate outstanding principal amount of the Delay Draw Term-1 Loan. "Delay Draw Term-1 Loan Note" a promissory note evidencing the Delay Draw Term Loans in the form of Exhibit 2.4-3(A), as it may be amended, supplemented or otherwise modified from time to time. "Delay Draw Term-1 Loans" has the meaning provided in Section 2.1(b)(ii). "Delay Draw Term-2 Loan Commitment" means, for each Lender, the commitment of such Lender to make its ratable share of Delay Draw Term-2 Loan advances hereunder; provided that until the expiration or termination of the Delay Draw Term-2 Loan Commitments, determinations of "Requisite Lenders" will be based on the Outstanding Amount of Delay Draw Term-2 Loans and the remaining undrawn amount of the Delay Draw Term-2 Loan Commitments, and after expiration or termination of the Delay Draw Term-2 Loan Commitments, determinations of "Requisite Lenders" will be based on the Outstanding Amount of Delay Draw Term-2 Loans. The Outstanding Amount of the Delay Draw Term-2 Loan CommitmentLoans of each Lender, in each case, as of the SecondThird Amendment Effective Date (after giving effect to the Borrowings to occur on the Third Amendment Effective Date) is set forth on Appendix A. "Delay Draw Term-2 Loan Commitment Percentage" means, for each Lender, a fraction (expressed as a percentage carried to the ninth decimal place), equal to: (a) before the first drawing under the Delay Draw Term-2 Loan, (i) the numerator of which is the outstanding principal amount of such Lender's portion of the Delay Draw Term-2 Loan Commitment and (ii) the denominator of which is the Aggregate Delay Draw Term-2 Loan Commitments; 18 15095946v115095946v10

(b) after the first drawing under the Delay Draw Term-2 Loan, but before the last drawing thereunder (or the Delay Draw Term Loan Commitment Termination Date), (i) the numerator of which is the outstanding principal amount of such Lender's portion of the Delay Draw Term-2 Loan plus the outstanding principal amount of such Lender's portion of the remaining undrawn Delay Draw Term-2 Loan Commitments and (ii) the denominator of which is the aggregate outstanding principal amount of the Delay Draw Term-2 Loan plus the outstanding principal amount of the remaining undrawn Aggregate Delay Draw Term-2 Loan Commitments; and (c) after the last drawing of the Delay Draw Term-2 Loan (or on and after the Delay Draw Term Loan Commitment Termination Date), (i) the numerator of which is the outstanding principal amount of such Lender's portion of the Delay Draw Term-2 Loan and (ii) the denominator of which is the aggregate outstanding principal amount of the Delay Draw Term-2 Loan. "Delay Draw Term-2 Loan Note" means a promissory note evidencing the Delay Draw Term Loans in the form of Exhibit 2.4-3(B), as it may be amended, supplemented or otherwise modified from time to time. "Delay Draw Term-2 Loans" has the meaning provided in Section 2.1(b)(iii). "Delay Draw Term-3 Loan Commitment" means, for each Lender, the commitment of such Lender to make its ratable share of Delay Draw Term-3 Loan advances hereunder; provided that until the expiration or termination of the Delay Draw Term-3 Loan Commitments, determinations of "Requisite Lenders" will be based on the Outstanding Amount of Delay Draw Term-3 Loans and the remaining undrawn amount of the Delay Draw Term-3 Loan Commitments, and after expiration or termination of the Delay Draw Term-3 Loan Commitments, determinations of "Requisite Lenders" will be based on the Outstanding Amount of Delay Draw Term-3 Loans. The Delay Draw Term-3 Loan Commitment of each Lender as of the Third Amendment Effective Date is set forth on Appendix A. "Delay Draw Term-3 Loan Commitment Percentage" means, for each Lender, a fraction (expressed as a percentage carried to the ninth decimal place), equal to: (a) before the first drawing under the Delay Draw Term-3 Loan, (i) the numerator of which is the outstanding principal amount of such Lender's portion of the Delay Draw Term-3 Loan Commitment and (ii) the denominator of which is the Aggregate Delay Draw Term-3 Loan Commitments; (b) after the first drawing under the Delay Draw Term-3 Loan, but before the last drawing thereunder (or the Delay Draw Term Loan Commitment Termination Date), (i) the numerator of which is the outstanding principal amount of such Lender's portion of the Delay Draw Term-3 Loan plus the outstanding principal amount of such Lender's portion of the remaining undrawn Delay Draw Term-3 Loan Commitments and (ii) the denominator of which is the aggregate outstanding principal amount of the Delay Draw Term-3 Loan plus the outstanding principal amount of the remaining undrawn Aggregate Delay Draw Term-3 Loan Commitments; and (c) after the last drawing of the Delay Draw Term-3 Loan (or on and after the Delay Draw Term Loan Commitment Termination Date), (i) the numerator of which is the outstanding principal amount of such Lender's portion of the Delay Draw Term-3 Loan and (ii) the 19 15095946v115095946v10

denominator of which is the aggregate outstanding principal amount of the Delay Draw Term-3 Loan. The Delay Draw Term-2-3 Loan Commitment Percentage of each Lender as of the SecondThird Amendment Effective Date is set forth on Appendix A. "Delay Draw Term-2-3 Loan Note" means a promissory note evidencing the Delay Draw Term Loans in the form of Exhibit 2.4-3(BC), as it may be amended, supplemented or otherwise modified from time to time. "Delay Draw Term-2-3 Loans" has the meaning provided in Section 2.1(b)(iiiiv). "Delay Draw Term-4 Loan Commitment" means, for each Lender, the commitment of such Lender to make its ratable share of Delay Draw Term-4 Loan advances hereunder; provided that until the expiration or termination of the Delay Draw Term-4 Loan Commitments, determinations of "Requisite Lenders" will be based on the Outstanding Amount of Delay Draw Term-4 Loans and the remaining undrawn amount of the Delay Draw Term-4 Loan Commitments, and after expiration or termination of the Delay Draw Term-4 Loan Commitments, determinations of "Requisite Lenders" will be based on the Outstanding Amount of Delay Draw Term-4 Loans. The Delay Draw Term-4 Loan Commitment of each Lender as of the Third Amendment Effective Date is set forth on Appendix A. "Delay Draw Term-4 Loan Commitment Percentage" means, for each Lender, a fraction (expressed as a percentage carried to the ninth decimal place), equal to: (a) before the first drawing under the Delay Draw Term-4 Loan, (i) the numerator of which is the outstanding principal amount of such Lender's portion of the Delay Draw Term-4 Loan Commitment and (ii) the denominator of which is the Aggregate Delay Draw Term-4 Loan Commitments; (b) after the first drawing under the Delay Draw Term-4 Loan, but before the last drawing thereunder (or the Delay Draw Term Loan Commitment Termination Date), (i) the numerator of which is the outstanding principal amount of such Lender's portion of the Delay Draw Term-4 Loan plus the outstanding principal amount of such Lender's portion of the remaining undrawn Delay Draw Term-4 Loan Commitments and (ii) the denominator of which is the aggregate outstanding principal amount of the Delay Draw Term-4 Loan plus the outstanding principal amount of the remaining undrawn Aggregate Delay Draw Term-4 Loan Commitments; and (c) after the last drawing of the Delay Draw Term-4 Loan (or on and after the Delay Draw Term Loan Commitment Termination Date), (i) the numerator of which is the outstanding principal amount of such Lender's portion of the Delay Draw Term-4 Loan and (ii) the denominator of which is the aggregate outstanding principal amount of the Delay Draw Term-4 Loan. The Delay Draw Term-4 Loan Commitment Percentage of each Lender as of the Third Amendment Effective Date is set forth on Appendix A. "Delay Draw Term-4 Loan Note" means a promissory note evidencing the Delay Draw Term Loans in the form of Exhibit 2.4-3(D), as it may be amended, supplemented or otherwise modified from time to time. 20 15095946v115095946v10

"Delay Draw Term-4 Loans" has the meaning provided in Section 2.1(b)(v). "Designated Jurisdiction" means any country or territory that is, or whose government is, the subject of Sanctions. "Dollars" and the sign "$" mean the lawful money of the United States of America. "Domestic Subsidiary" means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia (other than a CFC or a CFC Holding Company). "Draw Down Period" means, (a) for the Delay Draw Term-1 Commitments, the period from and including the First Amendment Effective Date to the applicable Delay Draw Term Loan Commitment Termination Date and, (b) for the Delay Draw Term-2 Commitments, the period from and including the Second Amendment Effective Date to the applicable Delay Draw Term Loan Commitment Termination Date, (c) for the Delay Draw Term-3 Commitments, the period from and including the Third Amendment Effective Date to the applicable Delay Draw Term Loan Commitment Termination Date and (d) for the Delay Draw Term-4 Commitments, the period from and including the Third Amendment Effective Date to the applicable Delay Draw Term Loan Commitment Termination Date. "DST" means DS Technologies, LLC, a Maryland limited liability company. "DST Seller Note" means that certain Promissory Note, dated as of December 22, 2022, in the original principal amount of $15,000,000, issued by DST Acquisition, LLC, a Delaware limited liability company, and payable to the order of Dana G. Smith, as amended and modified. "DST Subordination Agreement" means that certain Seller Note Subordination Agreement, dated as of December 22, 2022, by and between Dana G. Smith and the Administrative Agent, as amended and modified. "EEA Financial Institution" means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. "EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein and Norway. "EEA Resolution Authority" means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. "Eligible Assignee" means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person approved by the Administrative Agent, each Issuing Bank and, to the extent required pursuant to Section 10.6(b), the Borrower, other than, in each case, (i) the Borrower and its Subsidiaries, (ii) a natural person or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural person, (iii) Intermediate Holdco and its Subsidiaries, (iv) Parent Holdco and (v) the Sponsor and its Affiliates. 21 15095946v115095946v10

"Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed to by, any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates. "Engine" means, with respect to any Aircraft, an engine described in any Aircraft Mortgage as relating to such Aircraft. "Environmental Claim" means any notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other legally-binding order or directive (conditional or otherwise), by or before any Governmental Authority, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to natural resources, the environment or, as it relates to exposure to Hazardous Materials, human health and safety. "Environmental Permits" means all permits, licenses, orders and authorizations which the Borrower has obtained under Environmental Laws in connection with the Borrower's business or the ownership, use, or lease of any real property. "Environmental Laws" means any and all foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, legally-binding rules, regulations, legally-binding judgments, Governmental Authorizations or any other requirements of Governmental Authorities relating to (a) the protection of the environment or to any Hazardous Materials Activity; (b) the generation, use, storage, transportation or disposal of Hazardous Materials; or (c) as it relates to exposure to Hazardous Materials, occupational safety and health, industrial hygiene or the protection of human, plant or animal health or welfare, in each of cases (a), (b) and (c), in any manner applicable to any Credit Party or any of its Subsidiaries or any of their respective real property. "Environmental Permits" means all permits, licenses, orders and authorizations which the Borrower has obtained under Environmental Laws in connection with the Borrower's business or the ownership, use, or lease of any real property. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended to the date hereof and from time to time hereafter, any successor statute, and the regulations thereunder. "ERISA Affiliate" means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member. Any former ERISA Affiliate of any Credit Party or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of any Credit Party or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Credit Party or such Subsidiary and with respect to liabilities arising after such period for which such Credit Party or such Subsidiary could be liable under the Internal Revenue Code or ERISA. "ERISA Event" means (a) a "reportable event" within the meaning of Section 4043 of ERISA with respect to any Pension Plan (excluding those for which the provision for thirty (30) day notice to the PBGC has been waived by regulation); (b) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance 22 15095946v115095946v10 with Section 412(c) of the Internal Revenue Code), the failure to make by its due date any minimum required contribution or any required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to any Credit Party, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability on any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the withdrawal of any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is insolvent pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) the occurrence of an act or omission which could give rise to the imposition on any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (1), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (i) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (j) receipt from the Internal Revenue Service of written notice of the failure of any Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any such plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (k) the imposition of a lien pursuant to Section 430(k) of the Internal Revenue Code or pursuant to Section 303(k) or 4068 of ERISA or any violation of Section 436 of the Internal Revenue Code or Section 206(g) of ERISA. "Erroneous Payment" has the meaning provided in Section 9.11(a). "Erroneous Payment Deficiency Assignment" has the meaning provided in Section 9.11(d). "Erroneous Payment Impacted Class" has the meaning provided in Section 9.11(d). "Erroneous Payment Return Deficiency" has the meaning provided in Section 9.11(d). "Erroneous Payment Subrogation Rights" has the meaning provided in Section 9.11(f). "EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. "Event of Default" means each of the conditions or events set forth in Section 8.1. "Excluded Aircraft" means each aircraft set forth on Schedule 4.27-B, including the related airframe and engine or engines (whether or not now or hereafter installed on such airframe or any other airframe), and all appliances, parts, instruments, appurtenances, accessories, furnishings and other 23 15095946v115095946v10 equipment of any other nature that may from time to time be incorporated or installed in or attached to such airframe and engines. "Excluded Property" means (a) real and personal property located outside the United States (other than any Aircraft whether or not temporarily located outside the United States and the Capital Stock of first-tier Foreign Subsidiaries which may be the subject of a pledge hereunder), (b) the tenant's interest in leased real property (other than Material Real Property), (c) any fee-owned real property that is not Material Real Property, (d) motor vehicles and other assets subject to certificates of title (other than (i) Aircraft and (ii) any other such assets to the extent a security interest in such assets can be perfected by filing a UCC financing statement), (e) commercial tort claims with a value of less than $500,000, (f) "intent-to-use" trademark applications, (g) personal property with respect to which the perfection of the Lien therein is not governed by the UCC, or, in the case of Intellectual Property, may be effected by filings with the United States Copyright Office and the United States Patent and Trademark Office, including, but not limited to any "intent to use" trademark applications for which a statement of use has not been filed (but only until such statement is filed), (h) any voting Capital Stock of a first-tier CFC or first-tier CFC Holding Company in excess of 65% of the total outstanding voting Capital Stock of such CFC or CFC Holding Company and any asset owned directly or indirectly by a CFC or a CFC Holding Company, (i) any Capital Stock if, to the extent, and for so long as, the grant of a Lien thereon to secure the Obligations is effectively prohibited by any requirements of law; provided that such Capital Stock shall cease to be Excluded Property at such time as such prohibition ceases to be in effect, (j) Capital Stock in joint ventures permitted under this Agreement to the extent and for so long as the granting of security interests in such Capital Stock would be prohibited by the Organizational Documents or shareholder agreements or similar contracts between the owners of the Capital Stock of such joint venture; provided that such Capital Stock shall cease to be Excluded Property at such time as such prohibition ceases to be in effect, (k) property that is the subject of a Permitted Lien the terms of which prohibit the grant of a security interest therein or would require a consent or would result in an event of default thereunder or termination event in respect thereof, to the extent not rendered ineffective by the terms of the UCC (including the provisions of Sections 9-406, 9-407 and 9-409) and other Applicable Law or principles of equity, (l) [reserved], (m) the Excluded Aircraft and all rents or other amounts or payments payable or received in connection with the leasing, chartering, or other income generating activities garnered in connection with the Excluded Aircraft and (n) the Existing Excluded Aircraft Contracts and all rents or other amounts or payments payable or received thereunder. "Excluded Restricted Payments" means (a) Tax Distributions, (b) payments in cash of Management Fees, (c) Consolidated Restricted Payments made pursuant to Section 6.4(c)(iv)(A) and Section 6.4, (cd)(iv)(C) and Section 6.4(c)(xi) (in the case of Consolidated Restricted Payments made pursuant to Section 6.4(c)(iv)(C), in an amount not to exceed $2,000,000 in any calendar year (to the extent such payments reduced Consolidated Net Income in the calculation of Consolidated Adjusted EBITDA for the applicable period) and, (e) Consolidated Restricted Payments made pursuant to Section 6.4(c)(xi), (f) the Specified Repurchase Payments and, (dg) mandatory prepayments on the Second Lien Debt or Subordinated Debt from the Net Cash Proceeds of Asset Sales, Involuntary Dispositions and Debt Transactions to the extent permitted under Section 6.4(c)(vi) and (h) Consolidated Restricted Payments made pursuant to Section 6.4(c)(ix). "Excluded Subsidiary" means: (a) any Subsidiary that is not a wholly owned Subsidiary; (b) any Subsidiary: 24 15095946v115095946v10

(i) that is prohibited from providing a Guaranty by (A) any Applicable Law or (B) any Contractual Obligation that, in the case of this clause (B), exists on the Closing Date or, if such Subsidiary is acquired after the Closing Date, at the time such Subsidiary is acquired and which Contractual Obligation was not entered into in contemplation of the Closing Date or such acquisition, (ii) that would require the consent, approval, license or authorization of a Governmental Authority to provide a Guaranty (including any regulatory consent, approval, license or authorization) unless such consent, approval, license or authorization has been obtained, or (iii) the provision of a Guaranty by which would result in material adverse Tax consequences to Parent Holdco, Intermediate Holdco, the Borrower or any of their respective Subsidiaries or first regarded parent company as reasonably determined by the Borrower in consultation with the Administrative Agent; (c) (i) any Foreign Subsidiary, (ii) any Subsidiary that is a CFC Holding Company and/or (iii) any other Domestic Subsidiary that is a direct or indirect Subsidiary of any Foreign Subsidiary that is a CFC; and (d) any other Subsidiary with respect to which the cost (including adverse Tax consequences), burden, difficulty or consequence of providing a Guaranty outweighs the benefits afforded thereby, as reasonably determined by the Administrative Agent in consultation with the Borrower. "Excluded Swap Obligation" means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Credit Party of, or the grant under a Credit Document by such Credit Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Credit Party's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act (determined after giving effect to Section 7.8 hereof and any and all guarantees of such Credit Party's Swap Obligations by other Credit Parties) at the time the Guaranty of such Credit Party, or grant by such Credit Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Agreement, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Agreements for which such Guaranty or security interest becomes illegal. "Excluded Taxes" means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its lending office, (c) 25 15095946v115095946v10

Taxes attributable to such Recipient's failure to comply with Section 2.16(g) and (d) any withholding Taxes imposed pursuant to FATCA. For purposes of this definition, the term "Lender" shall include any Swingline Lender. "Existing Credit Agreement" shall have the meaning provided in the recitals. "Existing Excluded Aircraft Contracts" means (a) that certain Federal Bureau of Investigation Gulfstream G550 Lease (Response to RFP-14812) Contract No. 15F06721D0002729, dated as of February 22, 2021, by and between Tenax Aerospace, LLC and the Federal Bureau of Investigation, amended by Amendment of Solicitation/Modification of Contract 0001, dated June 7, 2021, as amended by Amendment of Solicitation/Modification of Contract 0002, dated as of June 14, 2021, as amended by Amendment of Solicitation/Modification of Contract 0003, dated as of July 13, 2021, as amended by Amendment of Solicitation/Modification of Contract 0004, dated as of May 11, 2022, as amended by Amendment of Solicitation/Modification of Contract 0005, dated as of August 3, 2022, as amended by Amendment of Solicitation/Modification of Contract 000, dated as of June 5, 2023; and (b) the contractual arrangement formed by Solicitation HSCG23-16-R-MAV106 together with the Statement of Work (SOW) Long Range Command and Control Aircraft and any Response, Contract Award or amendment, modification addendum or supplement related to the foregoing. "Extension of Credit" means the making of a Loan or the issuance or extension of a Letter of Credit. "FAA" means the Federal Aviation Administration or any successor thereto. "FATCA" means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code. "FCA" has the meaning given to such term in the definition of "UK Financial Institution". "Federal Funds Effective Rate" means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher one one-hundredth of one percent (1/100 of 1%)) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to Regions Bank or any other Lender selected by the Administrative Agent on such day on such transactions as determined by the Administrative Agent, but in no event less than 0.0% per annum. "Fee Letter" means that certain Fee Letter dated as of January 23, 2024 among the Borrower, the Administrative Agent and Regions Capital Markets. "Financial Officer Certification" means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer or chief executive officer of the Borrower that such financial statements fairly present, in all material respects, the financial condition of 26 15095946v115095946v10 the Consolidated Group as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments. "First Amendment Effective Date" means September 9, 2025. "First Amendment Term Loan" has the meaning provided in Section 2.1(b)(i). "First Amendment Term Loan Commitment" means, for each Lender, the commitment of such Lender to make its ratable share of the First Amendment Term Loan hereunder. The Outstanding Amount of the First Amendment Term Loan Commitment of each Lender as of the Second Amendment Effective Date (after giving effect to the Borrowings to occur on the Second Amendment Effective Date) is set forth on Appendix A. "First Amendment Term Loan Commitment Percentage" means, for each Lender, a fraction (expressed as a percentage carried to the ninth decimal place), equal to: (a) prior to funding of the First Amendment Term Loan on the First Amendment Effective Date, (i) the numerator of which is such Lender's First Amendment Term Loan Commitment and (ii) the denominator of which is the Aggregate First Amendment Term Loan Commitments; and (b) after funding of the First Amendment Term Loan on the First Amendment Effective Date, (i) the numerator of which is the outstanding principal amount of such Lender's portion of the First Amendment Term Loan and (ii) the denominator of which is the aggregate outstanding principal amount of the First Amendment Term Loan. "First Amendment Term Loan Maturity Date" means the earliest of (a) January 7, 2031, (b) the date twelve months prior to the maturity date of the Parent Holdco Debt and (c) the date six months prior to the maturity date of the Second Lien Debt. "First Amendment Term Loan Note" means a promissory note evidencing the First Amendment Term Loan in the form of Exhibit 2.4-2, as it may be amended, supplemented or otherwise modified from time to time. "First Amendment to Intercreditor Agreement" means that certain First Amendment to Intercreditor Agreement dated as of the Third Amendment Effective Date, by and among the Administrative Agent, the Collateral Agent, the second lien lenders party thereto, AEA Mezzanine Fund IV LP, as collateral agent under the Second Lien Credit Agreement, and Regions Equipment Finance Corporation, in its capacity as First Lien Collateral Agent (as defined in the Intercreditor Agreement) for Administrative Agent, in its capacity as Control Agent (as defined in the Intercreditor Agreement) for the Administrative Agent and the second lien collateral agent, and in its capacity as Aircraft Collateral Agent (as defined in the Intercreditor Agreement) for the Administrative Agent and the second lien collateral agent, and acknowledged by the Credit Parties. "First Amendment to Parent Holdco Credit Agreement" means that certain First Amendment to Credit Agreement dated as of the Third Amendment Effective Date, among Parent Holdco, as borrower and the lenders identified therein. "First Amendment to Second Lien Credit Agreement" means that certain First Amendment to Second Lien Credit Agreement dated as of the Third Amendment Effective Date, among the Borrower, the lenders identified therein and the Second Lien Agent. 27 15095946v115095946v10

"Flood Hazard Property" means any improved Real Estate Asset constituting Collateral located in an area having special flood hazards as determined by the Federal Emergency Management Agency. "Flood Insurance Laws" means, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statue thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto and any and all official rulings and interpretation thereunder or thereof. "Foreign Lender" means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction. "Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary. "Fronting Exposure" means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender's Revolving Commitment Percentage of the outstanding Letter of Credit Obligations other than Letter of Credit Obligations as to which such Defaulting Lender's participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender's Revolving Commitment Percentage of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender's participation obligation has been reallocated to other Lenders. "Fund" means any Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities. "Funded Debt" means, as to any Person as of any date of determination, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) the principal amount of all obligations for borrowed money, whether current or long-term (including the principal amount of the Loan Obligations hereunder), and the principal amount of all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) the principal amount of all obligations in respect of conditional sales and title retention arrangements (other than customary conditional reservations and title retention arrangements with suppliers that are entered into in the Ordinary Course of Business) and the principal amount of all indebtedness and obligations in respect of the deferred purchase price of property or services (other than trade accounts payable incurred in the Ordinary Course of Business); (c) all unreimbursed drawings under letters of credit (including standby and commercial), bankers' acceptances and similar instruments (less the amount of cash collateral securing any such letters of credit, bankers' acceptances and similar instruments); (d) the Attributable Principal Amount of Capital Leases and Securitization Transactions; (e) the principal component or liquidation preference of all preferred Capital Stock providing for mandatory redemption, sinking fund or other like payments (other than as a result of a "change in control"), in each case at any time prior to the Maturity Date; (f) all Support Obligations in respect of Funded Debt of another Person; and (g) all Funded Debt of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer, and, as such, has personal liability for such obligations, but only to the extent there is recourse to such Person for payment thereof. 28 15095946v115095946v10

"Funding Notice" means a notice substantially in the form of Exhibit 2.1. "GAAP" means, subject to the limitations on the application thereof set forth in Section 1.2, accounting principles generally accepted in the United States in effect as of the date of determination thereof. "Global Jet Lease" means that certain Aircraft Lease Agreement, dated as of January 8, 2018, between Bank of Utah, solely in its capacity as owner trustee for Global Jet Capital Worldwide, LLC, and Tenax Aerospace, LLC, as amended, modified, extended, renewed or replaced, as it relates to that certain Gulfstream Aerospace model GV-SP (G550) aircraft, bearing manufacturer's serial number 5361 and U.S. registration number N616RK. . "Governmental Acts" means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority. "Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank and any group or body charged with setting financial accounting or regulatory capital rules or standards). "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority. "Grantors" has the meaning provided in Section 5.12(b). "Guaranteed Obligations" has the meaning provided in Section 7.1(a). "Guarantor Joinder Agreement" means a guarantor joinder agreement substantially in the form of Exhibit 5.11 delivered by a Domestic Subsidiary pursuant to Section 5.11(c) or such other form as may be reasonably acceptable to the Administrative Agent. "Grantors" has the meaning provided in Section 5.12(b). "Guarantors" means (a) Intermediate Holdco, the Subsidiary Guarantors identified on the signature pages hereto, if any, and each other Person identified on the signature pages hereto as a "Guarantor", (b) each other Person that becomes a Guarantor by executing and delivering a Guarantor Joinder Agreement pursuant to the terms hereof, (c) in the event any investment (including any Investment made by the Borrower pursuant to Section 6.6(c)(ii)(DC)) or asset transfer is made by Intermediate Holdco, the Borrower or any of its Subsidiaries in or to a Subsidiary of Ultimate Holdco, such Subsidiary of Ultimate Holdco in which such Investment is made (any such Subsidiary, an "Ultimate Holdco Subsidiary Guarantor"), and (d) with respect to the Obligations of Intermediate Holdco and the Borrower's Subsidiaries consisting of Secured Swap Obligations and Secured Treasury Management Obligations, the Borrower, in each case together with its successors and permitted assigns; provided, for the avoidance of doubt, that any Person providing a guaranty to the Second Lien Debt shall be required to be a Guarantor. "Guaranty" means the guaranty of each Guarantor set forth in Section 7. "Hazardous Materials" means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could result in liability 29 15095946v115095946v10 under law for posing a hazard to the health or welfare of the owners, occupants or any Persons in the vicinity of any real property or to the indoor or outdoor environment. "Hazardous Materials Activity" means any activity, event or occurrence involving the use, manufacture, possession, storage, holding, presence, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing. "Hedge Termination Value" means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination values determined in accordance therewith, such termination values, and (b) for any date prior to the date referenced in clause (a), the amounts determined as the mark-to-market values for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include a Lender or any Affiliate of a Lender). "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under Applicable Laws relating to any Lender which are currently in effect or, to the extent allowed under such Applicable Laws, which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than Applicable Laws now allow. "IDERA" means an irrevocable de-registration and export request authorization (as defined in the Cape Town Convention), being in such form as may be applicable in the United States of America (or such other applicable jurisdiction), executed by a Credit Party in favor of the Aircraft Collateral Agent or the Collateral Agent relating to an Aircraft. "Immediate Family Member" means, with respect to any Person that is a natural Person, (a) such Person's spouse, former spouse, children, step-children, grandchildren, parent, stepparent, grandparent, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and their respective lineal descendants, (b) any trust, partnership, other bona fide estate-planning vehicle or other legal entity the beneficiary of which is any of the foregoing individuals, (c) any private foundation or fund that is controlled by any of the foregoing Persons or any donor-advised fund of which any such Person is the donor and (d) without duplication with any of the foregoing, such Person's heirs, legatees executors and/or administrators upon the death of such Person. "Increased-Cost Lender" has the meaning provided in Section 2.19. "Incremental Loan Facilities" shall have the meaning provided in Section 2.21. "Incremental Revolving Loan Facilities" shall have the meaning provided in Section 2.21. "Incremental Term Loan" shall have the meaning provided in Section 2.21. "Incremental Term Loan Facilities" shall have the meaning provided in Section 2.21. "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: 30 15095946v115095946v10

(a) all obligations for borrowed money, whether current or long-term (including the Loan Obligations hereunder), and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all obligations in respect of conditional sales and title retention arrangements (other than customary conditional reservations and title retention arrangements with suppliers that are entered into in the Ordinary Course of Business) and all indebtedness and obligations in respect of the deferred purchase price of property or services (other than trade accounts payable incurred in the Ordinary Course of Business); (c) all obligations under letters of credit (including standby and commercial), bankers' acceptances and similar instruments (less the amount of cash collateral securing any such letters of credit, bankers' acceptances and similar instruments); (d) the Attributable Principal Amount of Capital Leases and Securitization Transactions; (e) the principal component or liquidation preference of all preferred Capital Stock providing for mandatory redemption, sinking fund or other like payments (other than as a result of a "change in control"), in each case at any time prior to the Maturity Date; (f) the net obligations under any Swap Agreement; (g) all Support Obligations in respect of Indebtedness of another Person; and (h) all Indebtedness of the types referred to in clauses (a) through (g) above of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer, and, as such, has personal liability for such obligations, but only to the extent there is recourse to such Person for payment thereof; provided, that, notwithstanding anything to the contrary herein, guarantees in connection with the Specified Sale and Leaseback Transaction by Tenax TM LLC and the Borrower shall not constitute Indebtedness. For purposes hereof, the amount of Indebtedness shall be determined (i) based on the Hedge Termination Value in the case of net obligations under a Swap Agreement under clause (f) and (ii) based on the outstanding principal amount of the Indebtedness that is the subject of the Support Obligations in the case of Support Obligations under clause (g). "Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in clause (a), Other Taxes. "Indemnitee" has the meaning provided in Section 10.2(b). "Information" has the meaning provided in Section 10.17. "Intellectual Property" means all trademarks, service marks, trade names, copyrights, patents, patent rights, franchises related to intellectual property, licenses related to intellectual property and other intellectual property rights. "Intellectual Property Asset" means, at the time of determination, any interest (fee, license or otherwise) then owned by any Credit Party in any Intellectual Property. "Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of the Second Amendment Effective Date, by and among the Administrative Agent, the Collateral Agent, the second lien lenders party thereto, AEA Mezzanine Fund IV LP, as administrative agent and collateral agent under the Second Lien Credit Agreement, and the Borrower, as amended by the First Amendment to Intercreditor Agreement and as the same may be amended, supplemented, replaced or otherwise modified in connection therewith. "Interest Payment Date" means with respect to (a) any Base Rate Loan and any Swingline Loan, the last Business Day of each calendar month, commencing on the first such date to occur after the 31 15095946v115095946v10

Closing Date and the final maturity date of such Loan; and (b) any Term SOFR Rate Loan, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period longer than three (3) months "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period and the final maturity date of such Loan. "Interest Period" means, in connection with a Term SOFR Rate Loan, an interest period of one (1), three (3) or six (6) months, as selected by the Borrower in the applicable Funding Notice or Conversion/Continuation Notice, (a) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be and (b) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (i) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day, (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) of this definition, end on the last Business Day of a calendar month, (iii) no Interest Period with respect to the Term Loans shall extend beyond any principal amortization payment date, except to the extent that the portion of such Loan comprised of Term SOFR Rate Loans expiring prior to the applicable principal amortization payment date plus the portion comprised of Base Rate Loans equals or exceeds the principal amortization payment then due, and (iv) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Commitment Termination Date. "Interest Rate Determination Date" means, with respect to any Interest Period, the date that is two (2) Business Days prior to the first day of such Interest Period. "Intermediate Holdco" means Tenax Intermediate Holdco, LLC, a Delaware limited liability company, and the owner of 100% of the Capital Stock of the Borrower. "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter and any successor statute to the relevant Sections thereof. "International Registry" means the International Registry of Mobile Assets located in Dublin, Ireland and established pursuant to the Cape Town Convention, along with any successor registry thereto. "Investment" means (a) any direct or indirect purchase or other acquisition of, or of a beneficial interest in, any of the Capital Stock of any other Person; (b) any direct or indirect redemption, retirement, purchase or other acquisition for value, any of the Capital Stock of any other Person; (c) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the Ordinary Course of Business) or capital contributions, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the Ordinary Course of Business; and (d) all investments consisting of any exchange-traded or over the counter derivative transaction, including any Swap Agreement. The amount of any Investment shall be the original cost of such Investment of the type described in clauses (a), (b) and (c), plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, minus amounts returned in cash or Cash Equivalents in respect of such Investment. "Involuntary Disposition" means, with respect to any member of the Consolidated Group, the theft, loss, physical destruction or damage, taking or similar event with respect to any of its Property. 32 15095946v115095946v10

"IRS" means the United States Internal Revenue Service. "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit). "Issuance Notice" means an Issuance Notice substantially in the form of Exhibit 2.2. "Issuing Banks" means (a) Regions Bank as an Issuing Bank hereunder, together with its permitted successors and assigns in such capacity, and (b) any other Lender approved as an Issuing Bank by the Borrower and the Administrative Agent, provided that each such Lender expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank. "Lender" means each financial institution with Commitments hereunder, together with its successors and permitted assigns. The Lenders as of the SecondThird Amendment Effective Date are identified on Appendix A. "Letter of Credit" means any standby letter of credit issued hereunder. "Letter of Credit Borrowing" means any extension of credit resulting from a drawing under any Letter of Credit that has not been reimbursed or refinanced as a Borrowing of Revolving Loans. "Letter of Credit Fee" has the meaning provided in Section 2.9(b)(i). "Letter of Credit Obligations" means, at any time, the sum of (a) the maximum amount available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referenced therein, plus (b) the aggregate amount of all drawings under Letters of Credit that have not been reimbursed by the Borrower, including Letter of Credit Borrowings. For all purposes of this Agreement, (i) amounts available to be drawn under Letters of Credit will be calculated as provided in Section 1.3(i) and (ii) if a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn. "Letter of Credit Sublimit" has the meaning provided in Section 2.2(a). The Letter of Credit Sublimit in effect on the SecondThird Amendment Effective Date is Two Million Dollars ($2,000,000). "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing. "Liquidity" means, at any time, the sum of (a) unrestricted cash and Cash Equivalents on hand at such time, plus (b) Availability at such time. "Loan" means any Revolving Loan, Swingline Loan or Term Loan, and the Base Rate Loans and Term SOFR Rate Loans comprising such Loans. "Loan Obligations" means the Revolving Obligations, the Swingline Loans and the Term Loans. 33 15095946v115095946v10

"Management Agreement" means the Management Services Agreement dated as of January 7, 2026, as amended, modified, extended, renewed or replaced, by and between The NTC Group, Inc. and the Borrower. "Management Fees" means fees payable under the Management Agreement and any other management, consulting, advisory, accounting, bookkeeping or similar fees payable to the Sponsor or any of its Affiliates. "Margin Stock" has the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time. "Master Agreement" shall have the meaning provided in the definition of "Swap Agreement". "Material Adverse Effect" means a material adverse effect on (a) the business operations, properties or financial condition of the Consolidated Group, taken as a whole, (b) the ability of the Borrower and the Guarantors to perform their material obligations under this Agreement and the other Credit Documents, or (c) the rights and remedies, taken as a whole, of the Administrative Agent and the Lenders under this Agreement and the other Credit Documents. "Material Contract" means any Contractual Obligation to which the Borrower or any of its Subsidiaries, or any of their respective assets, are bound (other than those evidenced by the Credit Documents or the Second Lien Credit Documents) for which breach, nonperformance, cancellation or failure to renew would reasonably be expected to have a Material Adverse Effect. For the avoidance of doubt, each multi-year Aircraft Lease and each multi-year sublease, in each case involving aggregate payments in any year in excess of $2,000,000, shall constitute a Material Contract. "Material Real Property" means, without duplication, (a) any fee-owned real property having a fair market value in excess of $1,000,000 and (b) any leasehold interest in real property where a material portion of the Collateral is held or stored as determined by the Administrative Agent in its reasonable discretion. "Maturity Date" means the Revolving Commitment Termination Date and/or the Term Loan Maturity Date, as the context requires. "Minimum Collateral Amount" means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances in Dollars provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 105% of the Fronting Exposure of the Issuing Banks with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances as provided under Section 8.2 on exercise of remedies or on the Revolving Commitment Termination Date as provided in Section 2.20, an amount equal to 105% of the Outstanding Amount of all Letter of Credit Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the Issuing Banks in their sole discretion. "Moody's" means Moody's Investor Services, Inc., together with its successors. "Multiemployer Plan" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA. "Net Assets" means, at any date of determination, (a) the total assets of Borrower and its consolidated Subsidiaries as of such date minus (b) the current liabilities of the Borrower and its 34 15095946v115095946v10 consolidated Subsidiaries as of such date (excluding current liabilities in respect of Funded Debt and deferred revenue). "Net Cash Proceeds" means (a) with respect to any Asset Sale by any Credit Party or any of their Subsidiaries, the gross amount of cash proceeds received by such Credit Party or such Subsidiary, including any cash proceeds received from time to time as payments for the deferred purchase price of such assets or as principal payments on any promissory notes or other instruments made or issued to any Credit Party or any of their Subsidiaries in payment of such assets less (i) the amount of all commissions and other reasonable and customary transaction costs, transfer taxes, broker's fees, legal fees and other fees and expenses properly attributable to such transaction and paid in cash in connection therewith to any Person that is not an Affiliate of the Borrower, (ii) the principal amount of any Indebtedness plus premium, penalty and interest (other than Loan Obligations), if any, which is secured by such asset and which is required to be repaid in connection with the disposition thereof and (iii) all Taxes paid or reasonably estimated to be payable as a result of such Asset Sale, including Tax Distributions, (b) with respect to any Involuntary Disposition by any Credit Party or any of their Subsidiaries, the gross amount of cash insurance proceeds or condemnation awards received by such Credit Party or such Subsidiary less (i) the amount of all reasonable and customary transaction costs, transfer taxes, broker's fees, legal fees and other fees and expenses properly attributable to such transaction and paid in cash in connection therewith to any Person that is not an Affiliate, (ii) the principal amount of any Indebtedness (that is not owed to an Affiliate) plus premium, penalty and interest (other than Loan Obligations), if any, which is secured by such asset and which is required to be repaid in connection with the Involuntary Disposition thereof; provided if such asset is an Aircraft this clause (ii) shall not apply, and (iii) all Taxes paid or reasonably estimated to be payable as a result of such Involuntary Disposition, including Tax Distributions, and (c) with respect to the incurrence by any Credit Party or any of their Subsidiaries of Indebtedness, the gross proceeds received by any Credit Party or their Subsidiaries from such issuance less the amount of all underwriting discounts and commissions and other reasonable costs, fees and expenses paid in connection therewith to any Person that is not an Affiliate of the Borrower. "Non-Consenting Lender" has the meaning provided in Section 2.19. "Non-Defaulting Lender" means, at any time, each Lender that is not a Defaulting Lender. "Note" or "Notes" means a Revolving Loan Note, a Swingline Note, a First Amendment Term Loan Note, a Delay Draw Term-1 Loan Note and/or, a Delay Draw Term-2 Loan Note, a Delay Draw Term-3 Loan Note and/or a Delay Draw Term-4 Loan Note, as appropriate. "NTC Group" means, collectively, The NTC Group, Inc., Tom Foley and Taran Bakker and each of their respective Controlled Affiliates. "Obligations" means, with respect to each Credit Party, (a) the Credit Agreement Obligations, (b) the Secured Swap Obligations, (c) the Secured Treasury Management Obligations and (d) the Agency Obligations; provided, however, that the "Obligations" of a Credit Party shall exclude any Excluded Swap Obligations with respect to such Credit Party. "OFAC" means the Office of Foreign Assets Control of the United States Department of the Treasury, and any successor thereto. "Ordinary Course of Business" means, with respect to any transaction involving any Person, the ordinary course of business of such Person in good faith and not taken for the purpose of evading any term, provision or restriction of this Agreement or the other Credit Documents. 35 15095946v115095946v10

"Organizational Documents" means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its articles of organization, certificate of formation or comparable documents, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such "Organizational Document" shall only be to a document of a type customarily certified by such governmental official. "Other Connection Taxes" means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document). "Other Taxes" means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17). "Outstanding Amount" means (a) with respect to Revolving Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans and Swingline Loans, as the case may be, occurring on such date; (b) with respect to any Letter of Credit Obligations on any date, the aggregate outstanding amount of such Letter of Credit Obligations on such date after giving effect to any Credit Extension of Credit resulting from a Letter of Credit occurring on such date and any other changes in the amount of the Letter of Credit Obligations as of such date, including as a result of any reimbursements by the Borrower of any drawing under any Letter of Credit; (c) with respect to the Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any prepayments or repayments of the Term Loans on such date. "Parent Holdco" means Tenax Holdco, LLC, a Delaware limited liability company and the owner of 100% of the Capital Stock of Intermediate Holdco. "Parent Holdco Credit Agreement" means that certain Credit Agreement dated as of the Second Amendment Effective Date, among Parent Holdco, as borrower and the lenders identified therein, as amended by the First Amendment to Parent Holdco Credit Agreement and as may be further amended, modified, extended, renewed, refinanced or replaced from time. "Parent Holdco Debt" means the Indebtedness owing under the Parent Holdco Credit Agreement and any refinancing thereof. "Participant" shall have the meaning provided in Section 10.6(d). "Participant Register" has the meaning provided in Section 10.6(d). "Patriot Act" has the meaning provided in Section 4.16(f). 36 15095946v115095946v10

"Payment Recipient" has the meaning provided in Section 9.11(a). "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto. "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA. "Permitted Acquisition" means any Acquisition that satisfies the following conditions: (a) (i) no Default or Event of Default shall exist and be continuing immediately before or immediately after giving effect thereto, (ii) the Consolidated Group shall be in compliance with the financial covenants set forth in Section 6.8 and other covenants hereunder after giving effect to such Acquisition on a Pro Forma Basis and (iii) at least five (5) Business Days prior to the consummation of such Acquisition, an Authorized Officer of the Borrower shall provide a certificate in form and detail reasonably satisfactory to the Administrative Agent affirming compliance with each of the items set forth in this clause and attaching calculations demonstrating compliance with the financial covenants set forth in Section 6.8 after giving effect to such Acquisition on a Pro Forma Basis; provided that determinations of compliance with the foregoing financial covenants will be made without giving effect to any increase in Consolidated Adjusted EBITDA resulting from the exercise of any Cure Right in the applicable period; (b) the Borrower shall comply with the provisions of Sections 5.11 and 5.12; and (c) the Person, property, business unit or enterprise being acquired in such Acquisition shall have demonstrated positive EBITDA in the aggregate for the period of four fiscal quarters most recently ended. "Permitted Liens" means each of the Liens permitted pursuant to Section 6.2. "Permitted Second Lien Refinancing Indebtedness" means, with respect to any Second Lien Debt, any modification, refinancing, refunding, renewal, replacement, exchange or extension of such Indebtedness; provided that (a) the principal amount (or accreted value, if applicable) of the refinancing indebtedness shall not exceed the principal amount (or accreted value, if applicable) of the indebtedness being refinanced except by an amount equal to accrued and unpaid interest and a reasonable premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred (including any original issue discount and upfront fees), in connection with such modification, refinancing, refunding, renewal, replacement, exchange or extension and by an amount equal to any existing commitments unutilized thereunder; (b) the final maturity date of the refinancing indebtedness shall not be before the Maturity Date and the weighted average life-to-maturity for the refinancing indebtedness shall be the same as or longer than the weighted average life-to-maturity for the indebtedness being refinanced; (c) the rights of payment vis-à-vis the Loans and Extensions of Credit under this Agreement for the refinancing of indebtedness shall be substantially the same as those for the indebtedness being refinanced; (d) the modification, refinancing, refunding, renewal, replacement, exchange or extension shall be in accordance with the terms of the Intercreditor Agreement; and (de) the refinancing indebtedness shall be subject to the terms of the Intercreditor Agreement (or another intercreditor agreement on terms substantially as favorable in all material respects to the Lenders hereunder, including as to the applicable collateral, and acceptable to the Administrative Agent in its discretion) to the same extent as was the indebtedness being refinanced. "Permitted Subordinated Debt Refinancing Indebtedness" means, with respect to any Subordinated Debt, any modification, refinancing, refunding, renewal, replacement, exchange or 37 15095946v115095946v10 extension of such Indebtedness; provided that (a) the principal amount (or accreted value, if applicable) of the refinancing indebtedness shall not exceed the principal amount (or accreted value, if applicable) of the indebtedness being refinanced except by an amount equal to accrued and unpaid interest and a reasonable premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred (including any original issue discount and upfront fees), in connection with such modification, refinancing, refunding, renewal, replacement, exchange or extension and by an amount equal to any existing commitments unutilized thereunder; (b) the final maturity date of the refinancing indebtedness shall not be before the Maturity Date and the weighted average life-to-maturity for the refinancing indebtedness shall be the same as or longer than the weighted average life-to-maturity for the indebtedness being refinanced; (c) the rights of payment vis-à-vis the Loans and Extensions of Credit under this Agreement for the refinancing indebtedness shall be substantially the same as those for the indebtedness being refinanced; and (d) if the indebtedness being refinanced was the subject of a subordination or intercreditor agreement with respect to the Loans and Extensions of Credit under this Agreement, then the refinancing indebtedness will be the subject of a subordination or intercreditor agreement on substantially the same such terms. "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities. "Platform" has the meaning provided in Section 10.1(d)(i). "Post-Acquisition Grace Period" has the meaning provided in Section 3.4(b). "Powers of Attorney" means each irrevocable power of attorney in fact (including each IDERA), executed by a Credit Party in favor of the Collateral Agent to generally do any and all such acts and things as may be required and to execute and deliver on its behalf and in its name any documents, instruments, terminations, certificates and any amendments thereto (if any) which may be required to terminate or otherwise cancel an Aircraft Lease to an Affiliate of the Borrower of record at the FAA by executing and delivering, in the name of such Affiliate, a lease termination agreement or certificate. "Prime Rate" means the per annum rate which the Administrative Agent publicly announces from time to time to be its prime lending rate, as in effect from time to time. The Administrative Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers. "Principal Office" means, for the Administrative Agent, the Swingline Lender and the Issuing Banks, such Person's "Principal Office" as set forth on Appendix B, or such other office as it may from time to time designate in writing to the Borrower and each Lender. "Pro Forma Basis" means, with respect to any transaction, for purposes of determining the applicable pricing level under the definition of "Applicable Margin" and determining compliance with the covenants hereunder, that such transaction shall be deemed to have occurred as of the first day of the period of four (4) consecutive fiscal quarters ending as of the end of the most recent fiscal quarter for which annual or quarterly financial statements shall have been delivered in accordance with the provisions hereof. Further, for purposes of making calculations on a "Pro Forma Basis" hereunder, (a) in the case of any Asset Sale, (i) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such Asset Sale shall be excluded to the extent relating to any period prior to the date thereof and (ii) 38 15095946v115095946v10

Indebtedness paid or retired in connection with such Asset Sale shall be deemed to have been paid and retired as of the first day of the applicable period; (b) in the case of any Acquisition, merger or consolidation or acquisition of any aircraft, (i) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject thereof shall be included to the extent relating to any period prior to the date thereof and (ii) Indebtedness incurred in connection with such Acquisition, merger or consolidation, shall be deemed to have been incurred as of the first day of the applicable period (and interest expense shall be imputed for the applicable period assuming prevailing interest rates hereunder); (c) for purposes of determining the Consolidated Total Leverage Ratio, Consolidated Adjusted EBITDA will be determined by (i) providing pro forma credit for new Third Party Leases of aircraft entered in connection with the acquisition of Aircraft permitted hereunder for the first twelve months under the lease, beginning on the effective date of the new lease; provided that (A) such pro forma credit shall be given in a manner reasonably acceptable to the Administrative Agent in its discretion, (B) the pro forma credit will be based on the expected annualized cumulative financial performance for the first year, (C) after the six month anniversary date, adjustments will be made for the pro forma credit given for the remaining six month period to reflect actual financial performance to such date and expectations, as they may be revised, for the remaining six month period, (D) where the Borrower elects to exclude Indebtedness from Consolidated Funded Debt during a Post-Acquisition Grace Period as provided in the definitions therefor, then Consolidated Adjusted EBITDA associated with the Aircraft as to which the excluded Indebtedness relates, will also be excluded during such Post-Acquisition Grace Period, (E) where the Indebtedness incurred in connection with the BC650 Acquisition is excluded from Consolidated Funded Debt for the fiscal quarters ending September 30, 2025 and December 31, 2025, upon the election of the Borrower as provided in the definition therefor, then Consolidated Adjusted EBITDA associated with the BC650sBC650 will also be excluded during such periods and (F) the aggregate amount of pro forma credit given with respect to aircraft leases executed subsequent to the SecondThird Amendment Effective Date (excluding any lease with respect to the BC650sBC650) shall not exceed, during any four fiscal quarter period, 20% of Consolidated Adjusted EBITDA as of the most recently ended four fiscal quarter period for which the Borrower has delivered financial statements pursuant to Section 5.1(a) (calculated prior to giving effect to any such pro forma credit); provided, further, that solely with respect to the BC650s, if the Aircraft Lease or associated contract relating to either BC650 is executed by the parties thereto at any time prior to the date that a Compliance Certificate is required to be delivered to the Administrative Agent pursuant to Section 5.1(c) for the fiscal quarter ending March 31, 2026, pro forma credit shall be given beginning with the first day of the period ending March 31, 2026; and (ii) eliminating all past performance attributable to and any pro forma or prospective credit given in respect of Third Party Leases of aircraft that have been terminated, assigned, transferred or otherwise disposed; and (d) for purposes of determining compliance with the financial covenants on a Pro Forma Basis, (i) an acquisition or disposition (including of any aircraft) shall be assumed to have been made on the first day of the applicable period, (ii) Incremental Credit Facilities will be assumed to have been established and borrowed in full on the first day of the applicable period and (iii) Restricted Payments will be assumed to have been made on the first day of the applicable period. 39 15095946v115095946v10

"Property" means an interest of any kind in any property or asset, whether real, personal or mixed, and whether tangible or intangible. "PTE" means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. "QFC" means a "qualified financial contract" (as defined in, and interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D)). "QFC Credit Support" has the meaning provided in Section 10.24. "Qualified ECP Guarantor" means, in respect of any Swap Obligation, each Credit Party that, at the time the Guaranty (or grant of security interest, as applicable) becomes or would become effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an "eligible contract participant" under the Commodity Exchange Act and which may cause another Person to qualify as an "eligible contract participant" with respect to such Swap Obligation at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. "Qualifying Swap Provider" means any of (a) Regions Bank and its Affiliates and (b) any other Person that (i) at the time it enters into a Swap Agreement, is a Lender or an Affiliate of a Lender or (ii) in the case of a Swap Agreement in effect on or prior to the Closing Date, is, as of the Closing Date or within thirty (30) days thereafter, a Lender or an Affiliate of a Lender, and, in each such case, shall have provided a Secured Party Designation Notice to the Administrative Agent within thirty (30) days of entering into the Swap Agreement or otherwise becoming eligible in respect thereof. For purposes hereof, the term "Lender" shall be deemed to include the Administrative Agent. "Qualifying Treasury Management Provider" means any of (a) Regions Bank and its Affiliates and (b) any other Person that (i) at the time it enters into a Treasury Management Agreement, is a Lender or an Affiliate of a Lender or (ii) in the case of a Treasury Management Agreement in effect on or prior to the Closing Date, is, as of the Closing Date or within thirty (30) days thereafter, a Lender or an Affiliate of a Lender, and, in each such case, shall have provided a Secured Party Designation Notice to the Administrative Agent within thirty (30) days of entering into the Treasury Management Agreement or otherwise becoming eligible in respect thereof. For purposes hereof, the term "Lender" shall be deemed to include the Administrative Agent. "Real Estate Asset" means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any member of the Consolidated Group in any real property. "Real Property Mortgagors" has the meaning provided in Section 5.12(d). "Real Property Security Instrument" has the meaning provided in Section 5.12(d). "Recipient" means the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder. "Refunded Swingline Loans" has the meaning provided in Section 2.22(b)(iii). "Register" has the meaning provided in Section 2.4(b). "Reimbursement Date" has the meaning provided in Section 2.2(d). 40 15095946v115095946v10

"Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, counsel, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person's Affiliates. "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater. "Relevant Governmental Body" means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto. "Replacement Lender" has the meaning provided in Section 2.19. "Requisite Lenders" means, as of any date of determination, Lenders having more than fifty percent (50%) of, (a) until the Commitments shall have terminated or expired, the unfunded Commitments (and participations therein) and the Outstanding Amount of Loan Obligations (and participations therein) or (b) after the Commitments shall have expired or been terminated, the Outstanding Amount of Loan Obligations (and participations therein); provided that (i) so long as there is more than one Lender hereunder, there shall be at least two such Lenders that are not Affiliates providing consent or otherwise comprising "Requisite Lenders" hereunder and (ii) the Commitments, outstanding Loans, Letter of Credit Obligations and participations therein held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Requisite Lenders. "Resolution Authority" means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. "Restricted Payment" means, without duplication, (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of Capital Stock to the holders of that class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Borrower now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Borrower now or hereafter outstanding; (d) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in substance and legal defeasance), sinking fund or similar payment on or in respect of obligations under the Parent Holdco Credit Agreement or any Subordinated Debt, in each case by the Borrower or any of its Subsidiaries; (e) any payment of Management Fees and the payment of expenses and indemnification obligations under the Management Agreement or the Borrower LLC Agreement; (f) any payment of overhead and other expenses to the Parent Holdco and Intermediate Holdco and (g) any prepayment of principal, whether voluntary or mandatory, of or redemption, purchase, retirement, defeasance (including in substance and legal defeasance), sinking fund or similar payment on or with respect to the Second Lien Debt, in each case, by the Borrower or any of its Subsidiaries. "Revolving Commitment" means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit and Swingline Loans hereunder and "Revolving Commitments" means such commitments of all Lenders in the aggregate. The amount of 41 15095946v115095946v10 each Lender's Revolving Commitment, if any, is set forth on Appendix A or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. "Revolving Commitment Percentage" means, for each Lender, a fraction (expressed as a percentage carried to the ninth decimal place), equal to: (a) until termination or expiration of the Revolving Commitments, (i) the numerator of which is such Lender's Revolving Commitment and (ii) the denominator of which is aggregate principal amount of the Aggregate Revolving Commitments; and (b) after termination or expiration of the Revolving Commitments, (i) the numerator of which is such Lender's portion of the outstanding principal amount of the Revolving Obligations, and (ii) the denominator of which is aggregate principal amount of the Revolving Obligations. The Revolving Commitment Percentages as of the SecondThird Amendment Effective Date are set forth on Appendix A. "Revolving Commitment Period" means the period from and including the Closing Date to the earlier of (a)(i) in the case of Revolving Loans and Swingline Loans, the Revolving Commitment Termination Date, or (ii) in the case of Letters of Credit, the expiration date thereof, or (b) in each case, the date on which the Revolving Commitments shall have been terminated as provided herein. "Revolving Commitment Termination Date" means the earliest to occur of: (a) January 7, 2031; (b) the date twelve months prior to the maturity date of the Parent Holdco Debt, (c) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.10(b) or Section 2.10(c); (d) the date six months prior to the maturity date of the Second Lien Debt and (e) the date of the termination of the Revolving Commitments pursuant to Section 8.2. "Revolving Loans" has the meaning provided in Section 2.1(a). "Revolving Loan Note" means a promissory note evidencing the Revolving Loans in the form of Exhibit 2.4-1, as it may be amended, supplemented or otherwise modified from time to time. "Revolving Loans" has the meaning provided in Section 2.1(a). "Revolving Obligations" means the Revolving Loans, the Letter of Credit Obligations and the Swingline Loans. "S&P" means Standard & Poor's Financial Services LLC, a subsidiary of The McGraw Hill Companies, Inc., together with its successors. "Sale and Leaseback Transaction" means, with respect to the Consolidated Group, any arrangement, directly or indirectly, with any Person (other than a member of the Consolidated Group) whereby any Credit Party or any Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred. "Sanction(s)" means any economic or financial sanction(s) program administered or enforced by the United States Government (including the United States Department of State and OFAC), the United 42 15095946v115095946v10

Nations Security Council, the European Union, His Majesty's Treasury or other relevant sanctions authority. "Second Amendment" means that certain Second Amendment to this Agreement dated as of the Second Amendment Effective Date among the Borrower, the Guarantors, the Lenders, the Administrative Agent and the Collateral Agent. "Second Amendment Effective Date" means January 7, 2026. "Second Amendment Transactions" means, collectively, (a) the execution and delivery of the Second Amendment on the Second Amendment Effective Date, the making of the loans and extensions of credit hereunder on the Second Amendment Effective Date and the use of proceeds thereof and (b) the execution and delivery of the Second Lien Credit Agreement, the Parent Holdco Credit Agreement and loan documentation related to the foregoing, including the Intercreditor Agreement, in each case, on the Second Amendment Effective Date. "Second Lien Credit Agreement" means that Second Lien Credit Agreement dated as of the Second Amendment Effective Date, among the Borrower, the lenders identified therein and AEA Mezzanine Fund IV LP, as collateral agent (the "Second Lien Agent"), as amended by the First Amendment to Second Lien Credit Agreement and as may be further amended, modified, extended, renewed, refinanced or replaced as permitted hereunder and under the Intercreditor Agreement. "Second Lien Credit Documents" means the Second Lien Credit Agreement and the other "Credit Documents", as defined in the Second Lien Credit Agreement. "Second Lien Debt" means the Second Lien Loans and any Permitted Second Lien Refinancing Indebtedness thereof. "Second Lien Loans" means the term loans existing under the Second Lien Credit Agreement. "Secured Party" has the meaning provided in the Security Agreement. "Secured Party Designation Notice" means a notice from a Qualifying Swap Provider or a Qualifying Treasury Management Provider to the Administrative Agent that it holds Obligations entitled to share in the guaranties and collateral interests provided herein in respect of a Secured Swap Agreement or Secured Treasury Management Agreement, as appropriate. "Secured Swap Agreement" means any Swap Agreement not prohibited hereunder between the Borrower or any of its Subsidiaries, on the one hand, and a Qualifying Swap Provider, on the other hand. For the avoidance of doubt, a holder of Obligations in respect of a Secured Swap Agreement shall be subject to the provisions of Sections 8.3 and 9.10. "Secured Swap Obligations" means all obligations owing to a Qualifying Swap Provider under (a) any and all Secured Swap Agreements, (b) any and all cancellations, buy backs, reversals, terminations or assignments under or in respect of Secured Swap Agreements, (c) any and all renewals, extensions and modifications of any Secured Swap Agreements and (d) any and all substitutions for any such Secured Swap Agreements, including all fees, costs, expenses and indemnities, whether primary, secondary, direct, fixed or otherwise (including any monetary obligations incurred during the pendency of any bankruptcy or insolvency proceedings, regardless of whether allowed or allowable in such bankruptcy or insolvency proceedings), in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising. 43 15095946v115095946v10

"Secured Treasury Management Agreement" means any Treasury Management Agreement between the Borrower or any of its Subsidiaries, on the one hand, and a Qualifying Treasury Management Provider, on the other hand. For the avoidance of doubt, a holder of Obligations in respect of a Secured Treasury Management Agreement shall be subject to the provisions of Sections 8.3 and 9.10. "Secured Treasury Management Obligations" means all obligations owing to a Qualifying Treasury Management Provider under a Secured Treasury Management Agreement, including all fees, costs, expenses and indemnities, whether primary, secondary, direct, fixed or otherwise (including any monetary obligations incurred during the pendency of any bankruptcy or insolvency proceedings, regardless of whether allowed or allowable in such bankruptcy or insolvency proceedings), in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising. "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute. "Security Agreement" means that certain Second Amended and Restated Security Agreement dated as of the Closing Date given by the Credit Parties, as grantors, to the Collateral Agent for the benefit of the holders of the Secured Obligations (as defined therein), and any other security and pledge agreements that may be given by any Person pursuant to the terms hereof, in each case as amended and modified. "Securitization Transaction" means any financing or factoring or similar transaction (or series of such transactions) entered by any member of the Consolidated Group pursuant to which such member of the Consolidated Group may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment (the "Securitization Receivables") to a special purpose Subsidiary or Affiliate (a "Securitization Subsidiary") or any other Person. "Security Agreement" means that certain Second Amended and Restated Security Agreement dated as of the Closing Date given by the Credit Parties, as grantors, to the Collateral Agent for the benefit of the holders of the Secured Obligations (as defined therein), and any other security and pledge agreements that may be given by any Person pursuant to the terms hereof, in each case as amended and modified. "SOFR" means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator's Website on the immediately succeeding U.S. Government Securities Business Day; provided that if the published rate is subsequently corrected and provided by the SOFR Administrator or on the SOFR Administrator's Website within the longer of one hour of the time when such rate is first published and the republication cut-off time for SOFR, if any, as specified by the SOFR Administrator in the SOFR benchmark methodology then the secured overnight financing rate for such Business Day will be subject to those corrections. "SOFR Administrator" means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). 44 15095946v115095946v10

"SOFR Administrator's Website" means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. "Solvent" means, with respect to any Person, that as of the date of determination, both (a) (i) the sum of such Person's debt (including contingent liabilities) does not exceed the present fair saleable value of such Person's present assets; (ii) such Person's capital is not unreasonably small in relation to its business as contemplated on the SecondThird Amendment Effective Date or with respect to any transaction contemplated or undertaken after the SecondThird Amendment Effective Date; and (iii) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) such Person is "solvent" within the meaning given that term and similar terms under Applicable Laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. "Specified Repurchase Payments" means the one-time Restricted Payments made by the Borrower on or about the Second Amendment Effective Date to any direct or indirect parent of the Borrower to effect the redemption by Ultimate Holdco of the shares of Ultimate Holdco held by NTC Equity Holdings, LLC for a purchase price in an aggregate amount not to exceed $3,000,000. "Specified Sale and Leaseback Transaction" means the Sale and Leaseback Transaction relating to the Gulfstream 550 aircraft with serial number 5361 constituting one of the Excluded Aircraft, which occurred on January 8, 2018, pursuant to the Global Jet Lease and any subsequent Sale and Leaseback Transaction for such Gulfstream 550 aircraft with serial number 5361. "Sponsor" means each member of the NTC Group and its Controlled Affiliates. "Subordinated Debt" means (a) any Indebtedness of a member of the Consolidated Group that by its terms is expressly subordinated in right of payment to the prior payment of the Loan Obligations on terms and conditions, and evidenced by documentation, reasonably satisfactory to the Administrative Agent and the Requisite Lenders, and (b) any Permitted Subordinated Debt Refinancing Indebtedness. "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person, or the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date, or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding. Unless otherwise provided, "Subsidiary" shall refer to a Subsidiary of the Borrower and following any investment (including any Investment) or asset transfer by any Credit Party or any of its Subsidiaries in or to an Ultimate Holdco Subsidiary Guarantor, such Ultimate Holdco Subsidiary Guarantor. 45 15095946v115095946v10

"Subsidiary Guarantors" means the Subsidiaries of the Borrower that are or become Guarantors hereunder. "Support Obligations" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Support Obligations shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Support Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. "Supported QFC" has the meaning provided in Section 10.24. "Swap Agreement" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, currency swap transactions, cross-currency rate swap transactions, currency options, cap transactions, floor transactions, collar transactions, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options or warrants to enter into any of the foregoing), whether or not any such transaction is governed by, or otherwise subject to, any master agreement or any netting agreement, and (b) any and all transactions or arrangements of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement (or similar documentation) published from time to time by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such agreement or documentation, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement. "Swap Obligation" means with respect to any Credit Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of Section la(47) of the Commodity Exchange Act. "Swap Transaction" of any Person means (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into by such Person under a Swap Agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of Master Agreement, including all such obligations and liabilities thereunder. 46 15095946v115095946v10

"Swingline Lender" means Regions Bank in its capacity as Swingline Lender hereunder, together with its permitted successors and assigns in such capacity. "Swingline Loan" means a Loan made by the Swingline Lender to the Borrower pursuant to Section 2.22. "Swingline Note" means a promissory note in the form of Exhibit 2.4-4, as it may be amended, supplemented or otherwise modified from time to time. "Swingline Rate" means the Base Rate plus the Applicable Margin applicable to Base Rate Loans (or with respect to any Swingline Loan advanced pursuant to an Auto Borrow Agreement, such other rate as separately agreed in writing between the Borrower and the Swingline Lender). "Swingline Sublimit" shall have the meaning provided in Section 2.22(a). The Swingline Sublimit in effect on the SecondThird Amendment Effective Date is Three Million Dollars ($3,000,000). "Tax Distributions" means, (A) with respect to any taxable period that a member of the Consolidated Group is treated as a partnership or disregarded entity under the Internal Revenue Code, cash distributions paid by such member of the Consolidated Group to the holder(s) of its Capital Stock in respect of federal, state and local income Tax liabilities (including estimates thereof and any Tax deficiencies or other subsequent adjustments to Tax liabilities) attributable to the ultimate taxpayers' ownership interests (whether direct or indirect) in such member of the Consolidated Group, calculated as taxable net income (with respect to any relevant quarterly estimated Tax period) multiplied by the highest marginal Tax rates applicable to an individual residing in New York, New York and in effect for such taxable period, taking into account the character and type of income earned, the deductibility of state and local income Taxes for federal income Tax purposes and deductions attributable to any adjustments under Section 743(b) of the Internal Revenue Code., and (B) with respect to any taxable period (or portion thereof) during which the Borrower is disregarded as separate from a parent entity that is a corporation for U.S. federal income Tax purposes (for the avoidance of doubt, other than a disregarded entity described in clause (A)), distributions by the Borrower in an amount necessary for such parent entity to pay its U.S. federal, state and local income Tax liabilities attributable to the taxable income of the Borrower and/or its relevant Subsidiaries of the Consolidated Group (and without duplication of the amount of any such Taxes directly paid by the Borrower and/or any of its relevant Subsidiaries of the Consolidated Group to the relevant taxing authority for such taxable period), provided that the amount of such distributions shall not be greater than the lesser of: (x) the amount of such Taxes that would have been due and payable by the Borrower and/or its relevant Subsidiaries of the Consolidated Group had the Borrower and its relevant Subsidiaries of the Consolidated Group been a stand-alone corporate taxpayer and (y) the income Tax liability of such parent entity. "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges (in each case, in the nature of a tax) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. "Term Loan" or "Term Loans" means the First Amendment Term Loan, the Delay Draw Term Loans and any other term loan established hereunder, as appropriate. "Term Loan Commitments" means the First Amendment Term Loan Commitments and/or the Delay Draw Term Loan Commitments, as appropriate. 47 15095946v115095946v10

"Term Loan Maturity Date" means the First Amendment Term Loan Maturity Date or the Delay Draw Term Loan Maturity Date, as appropriate. "Term SOFR" means, for any calculation with respect to a Term SOFR Rate Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the "Periodic Term SOFR Determination Day") that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided that if as of 11:00 a.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator, subject to Section 2.14. Notwithstanding anything to the contrary herein, Term SOFR shall not be less than zero percent (0%). "Term SOFR Adjustment" means 0.100% (10 basis points) for Interest Periods of one, three and six-month's duration. "Term SOFR Administrator" means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion). "Term SOFR Rate" means, for any Interest Period, an interest rate per annum equal to Term SOFR for such Interest Period. "Term SOFR Rate Loan" means a Loan that bears interest at a rate based on the Adjusted Term SOFR Rate, other than pursuant to clause (c) of the definition of "Base Rate". "Term SOFR Reference Rate" means the forward-looking term rate based on SOFR. "Terminated Lender" has the meaning provided in Section 2.19. "Third Amendment" means that certain Third Amendment to this Agreement dated as of the Third Amendment Effective Date among the Borrower, the Guarantors, the Lenders, the Administrative Agent and the Collateral Agent. "Third Amendment Effective Date" means August 14, 2026. "Third Amendment Transactions" means, collectively, (a) the execution and delivery of the Third Amendment on the Third Amendment Effective Date, the making of the loans and extensions of credit hereunder on the Third Amendment Effective Date and the use of proceeds thereof and (b) the execution and delivery of the First Amendment to Second Lien Credit Agreement, the First Amendment to Parent Holdco Credit Agreement, the First Amendment to Intercreditor Agreement and loan documentation related to the foregoing, in each case, on the Third Amendment Effective Date. "Third Party Lease" means a leasecontract (including a United States government contract award, but excluding the Existing Excluded Aircraft Contracts) bybetween a Credit Party toand a Person that is not an Affiliate of such Credit Party. "Trade Date" has the meaning provided in Section 10.6(b)(i)(B). 48 15095946v115095946v10

"Transportation Code" means Subtitle VII of Title 49 of the United States Code, as amended and recodified. "Treasury Management Agreement" means any agreement that is not prohibited by the terms of this Agreement to provide treasury management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services. "Treasury Management Provider" means any Person that is a party to a Treasury Management Agreement with the Borrower or any of its Subsidiaries. "Type of Loan" means a Base Rate Loan or a Term SOFR Rate Loan. "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in the State of New York (or any other applicable jurisdiction, as the context may require). "UK Financial Institution" means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority ("FCA"), which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms. "UK Resolution Authority" means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. "Ultimate Holdco" means Tenax Aerospace Acquisition, LLC, a Delaware limited liability company, and any successor thereto or direct or indirect parent thereof. "Ultimate Holdco Subsidiary Guarantor" has the meaning provided in the definition of Guarantor. "U.S. Government Securities Business Day" means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. "U.S. Person" means any Person that is a "United States person" as defined in Section 7701(a)(30) of the Internal Revenue Code. "U.S. Special Resolution Regimes" has the meaning provided in Section 10.24. "U.S. Tax Compliance Certificate" shall have the meaning provided in Section 2.16(g)(ii)(B)(3). "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or Persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency. 49 15095946v115095946v10

"Withholding Agent" means any Credit Party, any Issuing Bank and the Administrative Agent. "Write-Down and Conversion Powers" means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. 1.2 Accounting Terms. (a) Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by the Borrower to the Lenders pursuant to Section 5.1(a) and Section 5.1(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e), if applicable). If at any time any change in GAAP or in the consistent application thereof would affect the computation of any financial covenant or any other requirement set forth in any Credit Document, and either the Borrower or the Requisite Lenders shall object in writing to determining compliance based on such change, then such computations shall continue to be made on a basis consistent with the most recent financial statements delivered pursuant to Section 5.1(a) and Section 5.1(b) as to which no such objection has been made. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (including any future lease) (or similar arrangement conveying the right to use) as a Capital Lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015. (b) Notwithstanding the above, it is acknowledged and agreed that calculation of the Consolidated Total Leverage Ratio for purposes of determining compliance with the provisions of Section 6.8(a) will, in each such case, be made on a Pro Forma Basis. Calculation of the Consolidated Fixed Charge Coverage Ratio for purposes of determining compliance with the provisions of Section 6.8(b) will be made on a historical basis. (c) Notwithstanding the above, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of any Credit Party and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. 1.3 Rules of Interpretation. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the 50 15095946v115095946v10 corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document (including any Credit Document or any Organizational Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Credit Document), (ii) subject to clause (b) below, any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "hereto," "herein," "hereof" and "hereunder," and words of similar import when used in any Credit Document, shall be construed to refer to such Credit Document in its entirety and not to any particular provision hereof or thereof, (iv) all references in any Credit Document to Articles, Sections, Exhibits, Appendices and Schedules shall be construed to refer to Articles and Sections of, and Exhibits, Appendices and Schedules to, the Credit Document in which such references appear, (v) any references to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all assets and property, real and personal, tangible and intangible, including cash, securities, accounts and contract rights, (vii) the terms lease and license shall include sub-lease and sub-license, and (viii) (A) references to "the Borrower and its Subsidiaries" in the affirmative covenants in Section 5 shall be deemed to include within its meaning, "the Borrower and each of its Subsidiaries" and "the Borrower will, and will cause its Subsidiaries to," (B) references to "the Credit Parties and their Subsidiaries" in the affirmative covenants in Section 5 shall be deemed to include within its meaning, "each Credit Party and each of its Subsidiaries" and "each Credit Party will, and will cause its Subsidiaries to," (C) references to "the Borrower and its Subsidiaries will not" in the negative covenants in Section 6 shall be deemed to include within its meaning "neither the Borrower nor any of its Subsidiaries will" and "the Borrower will not, nor will it permit its Subsidiaries to" and (D) references to "the Credit Parties and its Subsidiaries will not" in the negative covenants in Section 6 shall be deemed to include within its meaning "no Credit Party nor any of its Subsidiaries will" and "each Credit Party will not, nor will it permit its Subsidiaries to". (b) A reference to any Person includes its permitted successors and permitted assigns. (c) All terms not specifically defined herein or by GAAP, which terms are defined in the UCC, shall have the meanings assigned to them in the UCC of the relevant jurisdiction, with the term "instrument" being that defined under Article 9 of the UCC of such jurisdiction. (d) Unless otherwise expressly indicated in the computation of periods of time from a specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including". (e) To the extent that any of the representations and warranties contained in Section 4 under this Agreement or in any of the other Credit Documents is qualified by "Material Adverse Effect", the qualifier "in all material respects" contained in Section 3.3(b) and the qualifier "in any material respect" contained in Section 8.1(d) shall not apply. 51 15095946v115095946v10

(f) Whenever the phrase "to the knowledge of" or words of similar import relating to the knowledge of a Person are used herein or in any other Credit Document, such phrase shall mean and refer to (x) the actual knowledge of the Authorized Officers of such Person, or (y) the knowledge that such officers would have obtained if they had engaged in good faith in the diligent performance of their duties, including the making of such reasonable specific inquiries as may be necessary in the reasonable credit judgment of such officers to ascertain the accuracy of the matter to which such phrase relates. (g) This Agreement and the other Credit Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent, the Lenders and the Credit Parties, and are the product of discussions and negotiations among all parties. Accordingly, this Agreement and the other Credit Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent's or any Lender's involvement in the preparation of such documents. (h) Unless otherwise indicated, all references to a specific time shall be construed to Central Standard Time or Central Daylight Savings Time, as the case may be. Unless otherwise expressly provided herein, all references to dollar amounts and "$" shall mean Dollars. (i) Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any letter of credit application or other issuer document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. (j) Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity). 1.4 Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement) or any related spread or other adjustment, including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the Term SOFR Reference Rate, Term SOFR or any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select 52 15095946v115095946v10 information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. 1.5 Conforming Changes Relating to Term SOFR. In connection with the use or administration of Term SOFR the Administrative Agent will have the right to make Benchmark Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Benchmark Conforming Changes in connection with the use or administration of Term SOFR. SECTION 2. LOANS AND LETTERS OF CREDIT 2.1 Revolving Loans and Term Loans. (a) Revolving Loans. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make advances of its ratable share of revolving loans (the "Revolving Loans") to the Borrower in an aggregate amount up to THIRTYFIFTY MILLION DOLLARS ($30,000,00050,000,000) (the "Aggregate Revolving Commitments"); provided that (i) the Outstanding Amount of Revolving Obligations shall not exceed the Aggregate Revolving Commitments, and (ii) each such Lender's share of Revolving Obligations shall not exceed its Revolving Commitment. Amounts borrowed pursuant to this Section 2.1(a) may be repaid and reborrowed during the Revolving Commitment Period as provided herein. The Revolving Loans may consist of Base Rate Loans, Term SOFR Rate Loans or a combination thereof, as the Borrower may request. Each Lender's Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date. (b) Term Loans. (i) First Amendment Term Loan. On the First Amendment Effective Date, each Lender with a First Amendment Term Loan Commitment advanced its ratable share in an aggregate amount not exceeding such Lender's First Amendment Term Loan Commitment of a term loan (the "First Amendment Term Loan") to the Borrower in the aggregate initial principal amount of TWO HUNDRED MILLION DOLLARS ($200,000,000200,000,000.00). The First Amendment Term Loan may consist of Base Rate Loans, Term SOFR Rate Loans or a combination thereof, as the Borrower may request. Amounts repaid on the First Amendment Term Loan may not be reborrowed. As of the Third Amendment Effective Date, the Outstanding Amount of the First Amendment Term Loans is $184,316,088.53. (ii) Delay Draw Term-1 Loan. During the Draw Down Period, subject to the terms and conditions set forth in Section 3 and the other terms and conditions set forth herein, each Lender with a Delay Draw Term-1 Loan Commitment severally agrees to 53 15095946v115095946v10 make advances of its ratable share of additional term loans (the "Delay Draw Term-1 Loans") to the Borrower; provided that each such Lender's share of the Delay Draw Term-1 Loan shall not exceed its Delay Draw Term-1 Loan Commitment. The Delay Draw Term-1 Loan may consist of Base Rate Loans, Term SOFR Rate Loans or a combination thereof, as the Borrower may request. Amounts repaid on the Delay Draw Term Loan may not be reborrowed. As of the Third Amendment Effective Date, the Outstanding Amount of the Delay Draw Term-1 Loans is $36,863,217.71.

(iii) Delay Draw Term-2 Loan. During the Draw Down Period, subject to the terms and conditions set forth in Section 3 and the other terms and conditions set forth herein, each Lender with a Delay Draw Term-2 Loan Commitment severally agrees to make advances of its ratable share of additional term loans (the "Delay Draw Term-2 Loans") to the Borrower; provided that each such Lender's share of the Delay Draw Term-2 Loan shall not exceed its Delay Draw Term-2 Loan Commitment. The Delay Draw Term-2 Loan may consist of Base Rate Loans, Term SOFR Rate Loans or a combination thereof, as the Borrower may request. Amounts repaid on the Delay Draw Term-2 Loan may not be reborrowed. As of the Third Amendment Effective Date, the Outstanding Amount of the Delay Draw Term-2 Loans is $56,231,379.35.

(iv) ~~(ii)~~ Delay Draw Term~~-1~~-3 Loan. During the Draw Down Period, subject to the terms and conditions set forth in Section 3 and the other terms and conditions set forth herein, each Lender with a Delay Draw Term~~-1~~-3 Loan Commitment severally agrees to make advances of its ratable share of additional term loans (the "Delay Draw Term~~-1~~-3 Loans") to the Borrower; provided that (i) the aggregate principal amount of all such Delay Draw Term-3 Loan advances shall not exceed ~~FORTY~~FORTY-FIVE MILLION DOLLARS ($~~40,000,000~~45,000,000), and (ii) each such Lender's share of the Delay Draw Term~~-1~~-3 Loan shall not exceed its Delay Draw Term~~-1~~-3 Loan Commitment. The Delay Draw Term~~-1~~-3 Loan may consist of Base Rate Loans, Term SOFR Rate Loans or a combination thereof, as the Borrower may request. Amounts repaid on the Delay Draw Term-3 Loan may not be reborrowed.

(v) ~~(iii)~~ Delay Draw Term~~-2~~-4 Loan. During the Draw Down Period, subject to the terms and conditions set forth in Section 3 and the other terms and conditions set forth herein, each Lender with a Delay Draw Term~~-2~~-4 Loan Commitment severally agrees to make ~~advances~~an advance of its ratable share of an additional term ~~loans~~loan (the "Delay Draw Term~~-2 Loans~~-4 Loan") to the Borrower; provided that (i) the aggregate principal amount of ~~all~~ such Delay Draw Term~~-2~~-4 Loan ~~advances~~advance shall not exceed ~~SIXTY~~THIRTY MILLION DOLLARS ($~~60,000,000~~30,000,000), and (ii) each such Lender's share of the Delay Draw Term~~-2~~-4 Loan shall not exceed its Delay Draw Term~~-2~~-4 Loan Commitment. The Delay Draw Term~~-2~~-4 Loan may consist of Base Rate Loans, Term SOFR Rate Loans or a combination thereof, as the Borrower may request. Amounts repaid on the Delay Draw Term~~-2~~-4 Loan may not be reborrowed.

(c) Mechanics for Revolving Loans and Term Loans.

(i) The First Amendment Term Loan and, except pursuant to Section 2.2(d), all Revolving Loans shall be made in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. The Delay Draw Term-1 Loan advances shall be made in up to two (2) separate advances, in each case, in an aggregate minimum amount of $10,000,000. The Delay Draw Term-2 Loan advances shall be made

54

~~15095946v1~~15095946v10

in up to ten (10) separate advances, in each case, in an aggregate minimum amount of $2,000,000. The Delay Draw Term-3 Loan advances shall be made in up to ten (10) separate advances, in each case, in an aggregate minimum amount of $2,000,000 (provided that such amount may be less than $2,000,000 if such amount represents all the remaining availability under the Delay Draw Term-3 Loan Commitment at such time). The Delay Draw Term-4 Loan advance shall be made in one (1) advance in an aggregate amount of $30,000,000. (ii) Whenever the Borrower desires that the Lenders make a First Amendment Term Loan, a Revolving Loan, or a Delay Draw Term Loan advance, except pursuant to Section 2.2(d), the Borrower shall deliver to the Administrative Agent a fully executed Funding Notice no later than (x) 11:00 a.m. at least three (3) U.S. Government Securities Business Days in advance of the proposed Credit Date in the case of a Term SOFR Rate Loan and (y) 11:00 a.m. at least one (1) Business Day in advance of the proposed Credit Date in the case of a Loan that is a Base Rate Loan. This Agreement shall constitute the Borrower's notice that it will borrow the First Amendment Term Loan on the First Amendment Effective Date. Except as otherwise provided herein, any Funding Notice for Loans that are Term SOFR Rate Loans shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to make a Borrowing in accordance therewith. (iii) Notice of receipt of each Funding Notice in respect of the First Amendment Term Loan, each Revolving Loan, or Delay Draw Term Loan advance, together with the amount of each Lender's Commitment Percentage thereof, respectively, if any, together with the applicable interest rate, shall be provided by the Administrative Agent to each applicable Lender by fax or electronic mail with reasonable promptness, but (provided the Administrative Agent shall have received such notice by 11:00 a.m.) not later than 2:00 p.m. on the same day as the Administrative Agent's receipt of such notice from the Borrower. (iv) Each Lender shall make its respective Commitment Percentage of the requested Loan advances available to the Administrative Agent not later than 11:00 a.m. on the applicable Credit Date by wire transfer of same day funds in Dollars, at the Administrative Agent's Principal Office. Except as provided herein, upon satisfaction or waiver of the applicable conditions precedent specified herein, the Administrative Agent shall make the proceeds of such Extension of Credit available to the Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all Loans received by the Administrative Agent in connection with the Extension of Credit from the Lenders to be credited to the account of the Borrower at the Administrative Agent's Principal Office or such other account as may be designated in writing to the Administrative Agent by the Borrower. 2.2 Issuances of Letters of Credit and Purchase of Participations Therein. (a) Letters of Credit. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Issuing Bank agrees to issue Letters of Credit for the account of the Borrower in the aggregate amount up to but not exceeding the lesser of (i) TWO MILLION DOLLARS ($2,000,000.00) and (ii) the aggregate unused amount of Revolving Commitments then in effect (the "Letter of Credit Sublimit"); provided, that (i) each Letter of Credit shall be denominated in Dollars; (ii) the stated amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is acceptable to the applicable Issuing Bank; (iii) 55 15095946v115095946v10 the Outstanding Amount of Revolving Obligations shall not exceed the Aggregate Revolving Commitments; (iv) the Outstanding Amount of the Letter of Credit Obligations shall not exceed the Letter of Credit Sublimit; and (v) in no event shall any standby Letter of Credit have an expiration date beyond the earlier of (1) ten (10) days prior to the Revolving Commitment Termination Date and (2) the date which is one (1) year from the date of issuance of such standby Letter of Credit. Subject to the foregoing, the applicable Issuing Bank may agree that a standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one (1) year each, unless such Issuing Bank elects not to extend for any such additional period; provided, that no Issuing Bank shall extend any such Letter of Credit if it has received written notice that an Event of Default has occurred and is continuing at the time such Issuing Bank must elect to allow such extension. Notwithstanding anything contained herein to the contrary, no Issuing Bank shall be obligated to issue or extend any Letter of Credit hereunder at any time a Lender is a Defaulting Lender, whether on account of a failure to fund its obligations hereunder or otherwise, unless Adequate Assurance has been provided. (b) Notice of Issuance. Whenever the Borrower desires the issuance of a Letter of Credit, the Borrower shall deliver to the applicable Issuing Bank an Issuance Notice no later than 12:00 p.m. at least three (3) Business Days or such shorter period as may be agreed to by the applicable Issuing Bank in any particular instance, in advance of the proposed date of issuance. Promptly after receipt of any Issuance Notice, the applicable Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Issuance Notice from the Borrower and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the applicable Issuing Bank has received written notice from any Lender, the Administrative Agent or any Credit Party, at least one (1) Business Day prior to the requested date of issuance, amendment or modification of the applicable Letter of Credit, that one or more applicable conditions contained in Section 3.3 shall not then be satisfied, such Issuing Bank shall issue, amend or modify the applicable Letter of Credit in accordance with such Issuing Bank's standard operating procedures. Upon the issuance, amendment or modification of any Letter of Credit, the applicable Issuing Bank shall promptly notify the Administrative Agent of such issuance, which notice shall be accompanied by a copy of such Letter of Credit or amendment or modification to a Letter of Credit and the amount of such Lender's respective participation in such Letter of Credit pursuant to Section 2.2(e). (c) Responsibility of Issuing Banks With Respect to Requests for Drawings and Payments. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the applicable Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit. As between the Borrower and the Issuing Banks, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by any Issuing Bank, by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, no Issuing Bank shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any 56 15095946v115095946v10 messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the applicable Issuing Bank, including any Governmental Acts; none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Banks' rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, any action taken or omitted by any Issuing Bank under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not give rise to any liability on the part of any Issuing Bank to any Credit Party. Notwithstanding anything to the contrary contained in this Section 2.2(c), the Borrower shall retain any and all rights it may have against each Issuing Bank for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Bank, as determined by a court of competent jurisdiction in a final, non-appealable order. (d) Reimbursement by the Borrower of Amounts Drawn or Paid Under Letters of Credit. In the event any Issuing Bank has determined to honor a drawing under a Letter of Credit, it shall immediately notify the Borrower and the Administrative Agent, and the Borrower shall reimburse such Issuing Bank on or before the Business Day immediately following the date on which such drawing is honored (the "Reimbursement Date") in an amount in Dollars and in same day funds equal to the amount of such honored drawing; provided, anything contained herein to the contrary notwithstanding, (i) unless the Borrower shall have notified the Administrative Agent and the applicable Issuing Bank prior to 10:00 a.m. on the date such drawing is honored that the Borrower intends to reimburse such Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, the Borrower shall be deemed to have given a timely Funding Notice to the Administrative Agent requesting the Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing and (ii) subject to satisfaction or waiver of the conditions specified in Section 3.3, the Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by the Administrative Agent to reimburse such Issuing Bank for the amount of such honored drawing; and provided, further, if for any reason proceeds of Revolving Loans are not received by the applicable Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, the Borrower shall reimburse such Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this Section 2.2(d) shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth herein, and the Borrower shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this Section 2.2(d). (e) Lenders' Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Lender having a Revolving Commitment shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from the applicable Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender's Revolving Commitment Percentage of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that the Borrower shall fail for any reason to reimburse the applicable Issuing Bank as provided in Section 2.2(d), such Issuing Bank shall promptly notify each Lender of the unreimbursed amount of such honored drawing and of such Lender's respective participation therein based on such Lender's Revolving 57 15095946v115095946v10

Commitment Percentage. Each Lender shall make available to the applicable Issuing Bank an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Bank specified in such notice, not later than 12:00 p.m. on the first Business Day (under the laws of the jurisdiction in which such office of such Issuing Bank is located) after the date notified by such Issuing Bank. In the event that any Lender fails to make available to an Issuing Bank on such Business Day the amount of such Lender's participation in such Letter of Credit as provided in this Section 2.2(e), such Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon for three (3) Business Days at the rate customarily used by such Issuing Bank for the correction of errors among banks and thereafter at the Base Rate. Nothing in this Section 2.2(e) shall be deemed to prejudice the right of any Lender to recover from an Issuing Bank any amounts made available by such Lender to such Issuing Bank pursuant to this Section in the event that it is determined that the payment with respect to a Letter of Credit in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Bank, as determined by a court of competent jurisdiction in a final, non-appealable order. In the event any Issuing Bank shall have been reimbursed by other Lenders pursuant to this Section 2.2(e) for all or any portion of any drawing honored by such Issuing Bank under a Letter of Credit, such Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under this Section 2.2(e) with respect to such honored drawing such Lender's Revolving Commitment Percentage of all payments subsequently received by such Issuing Bank from the Borrower in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on Appendix B or at such other address as such Lender may request. (f) Obligations Absolute. The obligation of the Borrower to reimburse each Issuing Bank for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by the Lenders pursuant to Section 2.2(d) and the obligations of the Lenders under Section 2.2(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set-off, defense or other right which the Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), an Issuing Bank, a Lender or any other Person or, in the case of a Lender, against the Borrower, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or its Subsidiaries and the beneficiary for which any Letter of Credit was procured); (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by an Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit; (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower or its Subsidiaries; (vi) any breach hereof or any other Credit Document by any party thereto; (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or (viii) the fact that an Event of Default or a Default shall have occurred and be continuing; provided, in each case, that payment by an Issuing Bank under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Bank under the circumstances in question, as determined by a court of competent jurisdiction in a final, non-appealable order. (g) Indemnification. Without duplication of any obligation of the Borrower under Section 10.2, in addition to amounts payable as provided herein, the Borrower hereby agrees to 58 15095946v115095946v10 protect, indemnify, pay and save harmless each Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of outside counsel) which such Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Bank, other than as a result of (1) the gross negligence or willful misconduct of such Issuing Bank, as determined by a court of competent jurisdiction in a final, non-appealable order, or (2) the wrongful dishonor by such Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it, or (ii) the failure of such Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act. This subsection (g) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. (h) Applicability of ISP. Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit. 2.3 Pro Rata Shares; Availability of Funds. (a) Pro Rata Shares. All Loans shall be made, and all participations in Letters of Credit purchased, by the Lenders simultaneously and proportionately to their respective pro rata shares of the Loans, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Revolving Commitment or Term Loan Commitment, or the portion of the aggregate outstanding principal amount of the Revolving Loans or the Term Loans, of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby. (b) Availability of Funds. (i) Funding by Lenders; Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.1(c) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the 59 15095946v115095946v10

Administrative Agent, then the amount so paid shall constitute such Lender's Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. (ii) Payments by Borrower; Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Notices given by the Administrative Agent under this subsection (b) shall be conclusive absent manifest error. 2.4 Evidence of Debt; Register; Lenders' Books and Records; Notes. (a) Lenders' Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Loan Obligations of the Borrower and each other Credit Party to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitment or the Borrower's obligations in respect of any applicable Loans; and provided, further, in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern in the absence of demonstrable error therein. (b) Register. The Administrative Agent shall maintain at its Principal Office a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and the portion of the aggregate outstanding principal amounts of the Loans held by, each Lender from time to time (the "Register"). The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall record in the Register the Commitments, and the portion of the aggregate outstanding principal amounts of the Loans held by, each Lender, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitment or portion of the aggregate outstanding principal amounts of the Loans held by it or the Borrower's obligations in respect of any Loan. The Borrower hereby designates the entity serving as the Administrative Agent to serve as the Borrower's agent solely for purposes of maintaining the Register as provided in this Section 2.4. 60 15095946v115095946v10

(c) Notes. At the request of any Lender, the Borrower shall execute and deliver to such Lender on the Closing Date, the First Amendment Effective Date or, the Second Amendment Effective Date or the Third Amendment Effective Date, as applicable, and to each Person who is a permitted assignee of such Lender pursuant to Section 10.6, a Note or Notes to evidence such Person's portion of the Loans.

2.5 Scheduled Principal Payments.

(a) Revolving Loans. The principal amount of Revolving Loans is due and payable in full on the Revolving Commitment Termination Date.

(b) Swingline Loans. The principal amount of the Swingline Loans is due and payable in full on the earlier to occur of (i) the date of demand by the Swingline Lender; provided that the Swingline Lender shall provide no less than one (1) Business Day's notice of such demand, and (ii) the Revolving Commitment Termination Date.

(c) First Amendment Term Loan. The outstanding principal amount of the First Amendment Term Loan shall be repaid quarterly as follows:

Payment Date	Amount	Percent
June 30, 2026	$2,500,000.00	1.250%
September 30, 2026	$2,500,000.00	1.250%
December 31, 2026	$2,500,000.00	1.250%
March 31, 2027	$2,500,000.00	1.250%
June 30, 2027	$2,500,000.00	1.250%
September 30, 2027	$2,500,000.00	1.250%
December 31, 2027	$2,500,000.00	1.250%
March 31, 2028	$2,500,000.00	1.250%
June 30, 2028	$3,750,000.00	1.875%
September 30, 2028	$3,750,000.00	1.875%
December 31, 2028	$3,750,000.00	1.875%
March 31, 2029	$3,750,000.00	1.875%
June 30, 2029	$3,750,000.00	1.875%
September 30, 2029	$3,750,000.00	1.875%
December 31, 2029	$3,750,000.00	1.875%
March 31, 2030	$3,750,000.00	1.875%
June 30, 2030	$5,000,000.00	2.500%
September 30, 2030	$5,000,000.00	2.500%
December 30, 2030	$5,000,000.00	2.500%
First Amendment Term Loan Maturity Date	Outstanding principal amount of $135,000,000.00First Amendment Term Loan	67.50%

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62 15095946v115095946v10 $200,000,000.00 100.000% Notwithstanding anything herein to the contrary, the outstanding principal amount of the First Amendment Term Loan shall be due and payable in full on the First Amendment Term Loan Maturity Date, together with all accrued but unpaid interest thereon and fees payable in respect thereof; provided, that such amounts shall be adjusted to give effect to mandatory prepayments made pursuant to Section 2.10(c) and the application thereof pursuant to Section 2.11(b) prior to the Third Amendment Effective Date. (d) Delay Draw Term Loans. (i) Each Delay Draw Term-1 Loan advance will be considered a separate Delay Draw Term-1 Loan for purposes hereof. Each such Delay Draw Term-1 Loan will be payable in consecutive quarterly installments on the last day of each March, June, September and December, beginning with the first such date occurring three or more months from the date of the respective Delay Draw Term-1 Loan advance. Each such quarterly installment shall be in an amount equal to (x) with respect to any quarterly installment date occurring on or after June 30, 2026 and on or prior to March 31, 2028, 1.250%, (y) with respect to any quarterly installment date occurring on or after June 30, 2028 and on or prior to March 31, 2030, 1.875% and (z) with respect to any quarterly installment date occurring thereafter, 2.500%, in each case of the original principal amount of the applicable Delay Draw Term-1 Loan. Notwithstanding anything herein to the contrary, if not sooner paid, the outstanding principal amount of the Delay Draw Term-1 Loans shall be due and payable in full on the Delay Draw Term Loan Maturity Date, together with all accrued but unpaid interest thereon and fees payable in respect thereof. (ii) Each Delay Draw Term-2 Loan advance will be considered a separate Delay Draw Term-2 Loan for purposes hereof. Each such Delay Draw Term-2 Loan will be payable in consecutive quarterly installments on the last day of each March, June, September and December, beginning with the first such date occurring three or more months from the date of the respective Delay Draw Term-2 Loan advance. Each such quarterly installment shall be in an amount equal to (x) with respect to any quarterly installment date occurring on or after June 30, 2026 and on or prior to March 31, 2028, 1.250%, (y) with respect to any quarterly installment date occurring on or after June 30, 2028 and on or prior to March 31, 2030, 1.875% and (z) with respect to any quarterly installment date occurring thereafter, 2.500%, in each case of the original principal amount of the applicable Delay Draw Term-2 Loan. Notwithstanding anything herein to the contrary, if not sooner paid, the outstanding principal amount of the Delay Draw Term-2 Loans shall be due and payable in full on the Delay Draw Term Loan Maturity Date, together with all accrued but unpaid interest thereon and fees payable in respect thereof. (iii) Each Delay Draw Term-3 Loan advance will be considered a separate Delay Draw Term-3 Loan for purposes hereof. Each such Delay Draw Term-3 Loan will be payable in consecutive quarterly installments on the last day of each March, June, September and December, beginning with the first such date occurring three or more months from the date of the respective Delay Draw Term-3 Loan advance. Each such quarterly installment shall be in an amount equal to (x) with respect to any quarterly installment date occurring on or after September 30, 2026 and on or prior to March 31, 2028, 1.250%, (y) with respect to any quarterly installment date occurring on or after

June 30, 2028 and on or prior to March 31, 2030, 1.875% and (z) with respect to any quarterly installment date occurring thereafter, 2.500%, in each case of the original principal amount of the applicable Delay Draw Term-3 Loan. Notwithstanding anything herein to the contrary, if not sooner paid, the outstanding principal amount of the Delay Draw Term-3 Loans shall be due and payable in full on the Delay Draw Term Loan Maturity Date, together with all accrued but unpaid interest thereon and fees payable in respect thereof. (iv) The Delay Draw Term-4 Loan advance will be made in a single advance. The Delay Draw Term-4 Loan will be payable in consecutive quarterly installments on the last day of each March, June, September and December, beginning with the first such date occurring three or more months from the date of the Delay Draw Term-4 Loan advance. Each such quarterly installment shall be in an amount equal to (x) with respect to any quarterly installment date occurring on or after December 31, 2026 and on or prior to March 31, 2028, 1.250%, (y) with respect to any quarterly installment date occurring on or after June 30, 2028 and on or prior to March 31, 2030, 1.875% and (z) with respect to any quarterly installment date occurring thereafter, 2.500%, in each case of the original principal amount of the Delay Draw Term-4 Loan. Notwithstanding anything herein to the contrary, if not sooner paid, the outstanding principal amount of the Delay Draw Term-4 Loan shall be due and payable in full on the Delay Draw Term Loan Maturity Date, together with all accrued but unpaid interest thereon and fees payable in respect thereof. 2.6 Interest on Loans. (a) Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof at a per annum rate equal to: (i) for Revolving Loans and the Term Loans: (A) if a Base Rate Loan (including a Base Rate Loan referencing the Adjusted Term SOFR Rate), the Base Rate plus the Applicable Margin; or (B) if a Term SOFR Rate Loan, the Adjusted Term SOFR Rate plus the Applicable Margin. (ii) for Swingline Loans, the Swingline Rate. (b) The basis for determining the rate of interest with respect to any Loan (except Swingline Loans), and the Interest Period with respect to any Term SOFR Rate Loan, shall be selected by the Borrower and notified to the Administrative Agent and the Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to the Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day (i) if such Loan is a Term SOFR Rate Loan, it shall become a Base Rate Loan and (ii) if such Loan is a Base Rate Loan, it shall remain a Base Rate Loan. (c) In connection with Term SOFR Rate Loans, there shall be no more than ten (10) Interest Periods outstanding at any time unless the Administrative Agent otherwise agrees. In the 63 15095946v115095946v10 event the Borrower fails to specify between a Base Rate Loan or a Term SOFR Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (i) if outstanding as a Term SOFR Rate Loan, will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan and (ii) if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan. In the event the Borrower fails to specify an Interest Period for any Term SOFR Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, the Borrower shall be deemed to have selected an Interest Period of one (1) month. As soon as practicable after 10:00 a.m. on each Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to each of the Term SOFR Rate Loans for which an interest rate is then being determined (and for the applicable Interest Period in the case of Term SOFR Rate Loans) and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and each Lender. (d) All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a year of 360 days and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 or 366 day year). In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Term SOFR Rate Loan, the date of conversion of such Term SOFR Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Term SOFR Rate Loan, the date of conversion of such Base Rate Loan to such Term SOFR Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one (1) day's interest shall be paid on that Loan. (e) If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated Total Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Total Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall retroactively be obligated to pay to the Administrative Agent for the account of the Lenders promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code or other Debtor Relief Law, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent or any Lender, as the case may be, under any other provision of this Agreement. (f) Except as otherwise set forth herein, interest on each Loan shall accrue on a daily basis and shall be payable in arrears on and to (i) each Interest Payment Date applicable to that Loan, (ii) upon any prepayment of that Loan (other than a voluntary prepayment of a Revolving Loan or Term Loan which interest shall be payable in accordance with clause (i) above), to the extent accrued on the amount being prepaid and (iii) at maturity, including final maturity. 64 15095946v115095946v10

(g) The Borrower agrees to pay to each Issuing Bank, with respect to drawings honored under any Letter of Credit issued by such Issuing Bank, interest on the amount drawn but not reimbursed from the date thereof to but excluding the date of reimbursement at a per annum rate equal to (i) for a period of two days from the Reimbursement Date, the rate of interest that would otherwise be payable on Revolving Loans that are Base Rate Loans, and (ii) thereafter, a rate equal to the lesser of (x) 2% in excess of the rate that would otherwise be payable on Revolving Loans that are Base Rate Loans and (y) the Highest Lawful Rate. (h) Interest payable under subsection (g) shall be payable on demand or, if no demand is made, on the date reimbursement is made in full. Promptly upon receipt by an Issuing Bank of any payment of interest under subsection (g) hereof, such Issuing Bank shall distribute to each Lender, out of the interest received by such Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Lender would have been entitled to receive in respect of the Letter of Credit Fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit. In the event any Issuing Bank shall have been reimbursed by the Lenders for all or any portion of such honored drawing, such Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under subsection (e) hereof with respect to such honored drawing such Lender's Revolving Commitment Percentage of any interest received by such Issuing Bank in respect of that portion of such honored drawing so reimbursed by the Lenders for the period from the date on which such Issuing Bank was so reimbursed by the Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by the Borrower. 2.7 Conversion/Continuation. (a) Subject to Section 2.14 and so long as no Default or Event of Default shall have occurred and then be continuing or would result therefrom, the Borrower shall have the option: (i) to convert at any time all or any part of any Loan equal to $100,000 and integral multiples of $50,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a Term SOFR Rate Loan may only be converted on the expiration of the Interest Period applicable to such Term SOFR Rate Loan unless the Borrower shall pay all amounts due under Section 2.14 in connection with any such conversion; or (ii) upon the expiration of any Interest Period applicable to any Term SOFR Rate Loan, to continue all or any portion of such Loan as a Term SOFR Rate Loan. (b) The Borrower shall deliver a Conversion/Continuation Notice to the Administrative Agent no later than 10:00 a.m. at least three (3) U.S. Government Securities Business Days in advance of the proposed Conversion/Continuation Date (in the case of a conversion to, or a continuation of, a Term SOFR Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Term SOFR Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to effect a conversion or continuation in accordance therewith. 2.8 Default Rate of Interest. 65 15095946v115095946v10

(a) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws. (b) If any amount (other than principal of any Loan) payable by the Borrower under any Credit Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then at the request of the Requisite Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws. (c) During the continuance of an Event of Default under Section 8.1(f) or Section 8.1(g), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws. (d) During the continuance of an Event of Default other than an Event of Default under Section 8.1(f) or Section 8.1(g), the Borrower shall, at the request of the Requisite Lenders, pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws. (e) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand. (f) In the case of any Term SOFR Rate Loan, upon the expiration of the Interest Period in effect at the time the Default Rate of interest is effective, each such Term SOFR Rate Loan shall thereupon become a Base Rate Loan and shall thereafter bear interest at the Default Rate then in effect for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.8 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender. 2.9 Fees. (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of the Lenders a commitment fee (the "Commitment Fee") as follows: (i) during the Revolving Commitment Period, to the Lenders with Revolving Commitments, their pro rata share of a commitment fee equal to the Applicable Margin (as set forth in the appropriate row under the column labeled "Commitment Fee") of the actual daily amount by which the Aggregate Revolving Commitments exceed the Outstanding Amount of Revolving Obligations; (ii) during the Draw Down Period, to the Lenders with Delay Draw Term-1 Loan Commitments, their pro rata share of a commitment fee equal to the Applicable Margin (as set forth in the appropriate row under the column labeled "Commitment Fee") of the actual daily amount of (x) the Aggregate Delay Draw Term-1 Loan Commitments less (y) the aggregate principal amount of Delay Draw Term-1 Loan advances made since the First Amendment Effective Date and prior to such day; and 66 15095946v115095946v10

(iii) during the Draw Down Period, to the Lenders with Delay Draw Term-2 Loan Commitments, their pro rata share of a commitment fee equal to the Applicable Margin (as set forth in the appropriate row under the column labeled "Commitment Fee") of the actual daily amount of (x) the Aggregate Delay Draw Term-2 Loan Commitments less (y) the aggregate principal amount of Delay Draw Term-2 Loan advances made since the Second Amendment Effective Date and prior to such day. (iv) during the Draw Down Period, to the Lenders with Delay Draw Term-3 Loan Commitments, their pro rata share of a commitment fee equal to the Applicable Margin (as set forth in the appropriate row under the column labeled "Commitment Fee") of the actual daily amount of (x) the Aggregate Delay Draw Term-3 Loan Commitments less (y) the aggregate principal amount of Delay Draw Term-3 Loan advances made since the Third Amendment Effective Date and prior to such day. (v) commencing October 15, 2026 and until the earlier of (A) the Delay Draw Term-4 Loan draw or (B) the end of the Draw Down Period, to the Lenders with Delay Draw Term-4 Loan Commitments, their pro rata share of a commitment fee equal to the Applicable Margin (as set forth in the appropriate row under the column labeled "Commitment Fee") of the actual daily amount of the Aggregate Delay Draw Term-4 Loan Commitments. The Commitment Fee shall accrue at all times during the applicable Commitment Period, including at any time during which one or more of the conditions in Section 3 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Revolving Commitment Termination Date and the last day of the Draw Down Period, as applicable; provided that (1) no Commitment Fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender and (2) any Commitment Fee accrued with respect to the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. For purposes hereof, Swingline Loans shall not be counted toward or be considered as usage of the Aggregate Revolving Commitments. (b) Letter of Credit Fees. (i) Letter of Credit Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Revolving Commitment Percentage a Letter of Credit fee for each Letter of Credit equal to the Applicable Margin multiplied by the daily maximum amount available to be drawn under such Letter of Credit (the "Letter of Credit Fee"). For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.3(i). The Letter of Credit Fee shall be computed on a quarterly basis in arrears, and shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the expiration date thereof and thereafter on demand; provided that (1) no Letter of Credit Fee shall accrue in favor of a Defaulting Lender so long as such Lender shall be a Defaulting Lender and 67 15095946v115095946v10

(2) any Letter of Credit Fee accrued in favor of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender. If there is any change in the applicable Applicable Margin during any quarter, the daily maximum amount available to be drawn under each Letter of Credit shall be computed and multiplied by the applicable Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, during the continuance of an Event of Default under Sections 8.1(f) and (g), the Letter of Credit Fee shall accrue at the Default Rate for any period that the Default Rate is in effect for Loans as provided in Section 2.8. (ii) Fronting Fee and Documentary and Processing Charges Payable to Issuing Banks. The Borrower shall pay directly to each Issuing Bank for its own account a fronting fee with respect to each Letter of Credit issued by such Issuing Bank, at one-eighth of one percent (0.125%) per annum on the maximum amount available to be drawn under each Letter of Credit, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the last Business Day of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on its expiration date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.3(i). In addition, the Borrower shall pay directly to each Issuing Bank for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank relating to Letters of Credit issued by such Issuing Bank as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable. (c) Other Fees. The Borrower shall pay to the Administrative Agent and the Arrangers, for its own account, fees in the amounts and at the times specified in the Fee Letter. 2.10 Prepayments/Commitment Reductions. (a) Voluntary Prepayments. (i) Any time and from time to time, the Loans may be repaid in whole or in part without premium or penalty: (A) with respect to Base Rate Loans (including Base Rate Loans referencing the Adjusted Term SOFR Rate), the Borrower may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $100,000 and integral multiples of $25,000 in excess of that amount (or, if less, the entire principal amount thereof then outstanding); (B) with respect to Term SOFR Rate Loans, the Borrower may prepay any such Loans on any Business Day in whole or in part (together with any amounts due pursuant to Section 2.14(c)), in an aggregate minimum amount of $100,000 and integral multiples of $25,000 in excess of that amount (or, if less, the entire principal amount thereof then outstanding); and 68 15095946v115095946v10

(C) with respect to Swingline Loans, the Borrower may prepay any such Loans on any Business Day in whole or in part in any amount. (ii) All such prepayments shall be made: (A) upon written or telephonic notice on the date of prepayment in the case of Base Rate Loans or Swingline Loans; and (B) upon not less than three (3) U.S. Government Securities Business Days' prior written or telephonic notice in the case of Term SOFR Rate Loans; in each case given to the Administrative Agent, or the Swingline Lender, by 11:00 a.m. on the date required and, if given by telephone, promptly confirmed in writing to the Administrative Agent (and the Administrative Agent will promptly transmit such telephonic or original notice for such prepayment by fax, electronic mail or telephone to each Lender). Any such notice is irrevocable (but may be conditional on the occurrence of another event). Any such voluntary prepayment shall be applied as specified in Section 2.11(a). (b) Voluntary Commitment Reductions. (i) The Borrower may, from time to time upon not less than three (3) Business Days' prior written or telephonic notice confirmed in writing to the Administrative Agent (which original written or telephonic notice the Administrative Agent will promptly transmit by fax, electronic mail or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part (i) undrawn Commitments (ratably among the Lenders in accordance with their respective commitment percentage thereof); provided, (A) any such partial reduction of the Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount (or, if less, the entire principal amount thereof then outstanding) and (B) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Letter of Credit Sublimit and/or the Swingline Sublimit exceed the amount of the Aggregate Revolving Commitments, the Letter of Credit Sublimit and/or the Swingline Sublimit, as applicable, shall be automatically reduced by the amount of such excess. (ii) The Borrower's notice to the Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in the Borrower's notice and shall reduce the Revolving Commitments of each Lender ratably in accordance with its Revolving Commitment Percentage thereof. (c) Mandatory Prepayments. (i) Revolving Commitments. If at any time (A) the Outstanding Amount of Revolving Obligations shall exceed the Aggregate Revolving Commitments, (B) the Outstanding Amount of Letter of Credit Obligations shall exceed the Letter of Credit Sublimit or (C) the Outstanding Amount of Swingline Loans shall exceed the Swingline Sublimit, the Borrower shall promptly prepay and/or Cash Collateralize Revolving 69 15095946v115095946v10

70 15095946v115095946v10 Percent > 2.25:1.0 but ≤ 3.00.1.0 25% ≤2.25:1.0 > 3.00:1.0 0% Consolidated Total Leverage Ratio 50% Obligations in an amount equal to the difference; provided, however, that, except with respect to clause (B), Letter of Credit Obligations will not be required to be Cash Collateralized hereunder until the Revolving Loans and Swingline Loans have been paid in full. (ii) Asset Sales and Involuntary Dispositions of Other Property. Unless otherwise agreed by the Requisite Lenders, in connection with any Asset Sale or Involuntary Disposition, prepayment will be made on the Loan Obligations on the Business Day following receipt of Net Cash Proceeds in an amount equal to one hundred percent (100%) of the Net Cash Proceeds received from any Asset Sale or Involuntary Disposition by any member of the Consolidated Group except to the extent that such proceeds from such Asset Sales or Involuntary Dispositions are reinvested in the business of the Credit Parties (x) within 180 days following receipt thereof or (y) if any Credit Party or any Subsidiary enters into a legally binding commitment to reinvest such Net Cash Proceeds within 180 days following receipt thereof, within 365 days following receipt thereof (and in the case of (A) reinvestments in aircraft, solely in aircraft subject to executed Third Party Leases or similar contractual arrangements reasonably acceptable to the Administrative Agent and (B) reinvestments in an engine in replacement of an Engine, the Borrower shall (x) furnish the Collateral Agent with such documents to evidence the purchase thereof, (y) cause the engine to be subject to the Lien under the related Aircraft Mortgage and (z) take such other actions as may be reasonably required by the Collateral Agent to cause the Collateral Agent's Lien therein to be validly created, perfected and have first priority); provided, that one hundred percent (100%) of any Net Cash Proceeds received in connection with the sale or other disposition of the BC650sBC650 shall be used to prepay the Loan Obligations pursuant to this Section 2.10(bc)(ii), without giving effect to any reinvestment period otherwise permitted hereunder. (iii) Debt Transactions. Unless otherwise agreed by the Requisite Lenders, prepayment will be made on the Loan Obligations in an amount equal to one hundred percent (100%) of the Net Cash Proceeds from any Debt Transaction on the Business Day following receipt thereof. (iv) [Reserved]. (v) Excess Cash Flow. Unless otherwise agreed by the Requisite Lenders, the Borrower shall make payment on the Loan Obligations each year, no later than the Business Day following delivery of each annual compliance certificate delivered under Section 5.1(c), commencing with the compliance certificate due with respect to the fiscal year ending December 31, 2024, in an amount equal to (i) the percentage set forth below of Consolidated Excess Cash Flow for the immediately preceding fiscal year less (ii) the aggregate amount of voluntary prepayments of Loans made pursuant to Section 2.10(a) during the immediately preceding fiscal year (except prepayments of Revolving Loans that are not accompanied by a corresponding permanent reduction of Revolving Commitments):

2.11 Application of Prepayments. Within each Loan, prepayments will be applied first to Base Rate Loans, then to Term SOFR Rate Loans in direct order of Interest Period maturities. In addition: (a) Voluntary Prepayments. Voluntary prepayments will be applied to the Loans as directed by the Borrower; provided that in the absence of direction, voluntary prepayments will be applied first to the Revolving Loans until paid in full (without any reduction in the Revolving Commitments) and then ratably to the Term Loans until paid in full. Prepayments on the Term Loans will be applied to principal amortization payments as directed by the Borrower; provided that in the absence of direction such prepayments will be applied ratably to the remaining principal amortization installments. (b) Mandatory Prepayments. Mandatory prepayments will be applied as follows: (i) Mandatory prepayments in respect of the Revolving Commitments under Section 2.10(c)(i) shall be applied to the respective Revolving Obligations as appropriate. (ii) Mandatory prepayments in respect of Asset Sales and Involuntary Dispositions under Section 2.10(c)(ii) shall be applied first, ratably to the Term Loans until paid in full, then to the Revolving Loans (without any reduction in the Revolving Commitments). Mandatory prepayments made on the Term Loans will be applied (x) to the next eight scheduled principal amortization installments due in respect of the Term Loans and (y) thereafter, ratably to the remaining principal amortization installments. (iii) Mandatory prepayments in respect of Debt Transactions under Section 2.10(c)(iii) and Consolidated Excess Cash Flow under Section 2.10(c)(v) shall be applied, first ratably to the Term Loans until paid in full, then to the Revolving Loans (without any reduction in the Revolving Commitments). Mandatory prepayments made on the Term Loans will be applied (x) to the next eight scheduled principal amortization installments due in respect of the Term Loans and (y) thereafter, ratably to the remaining principal amortization installments. (c) Prepayments on the Loan Obligations will be paid by the Administrative Agent to the Lenders ratably in accordance with their respective interests therein (except for Defaulting Lenders where their share will be held as provided in Section 2.18(a)(iii) hereof). 2.12 General Provisions Regarding Payments. (a) All payments by the Borrower of principal, interest, fees and other Obligations hereunder or under any other Credit Document shall be made in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition. The Borrower hereby authorizes the Administrative Agent to debit any deposit account of the Borrower or any of their Subsidiaries held with the Administrative Agent or any of its Affiliates in order to cause timely payment to be made to the Administrative Agent of all principal, interest, fees and expenses due hereunder or under any other Credit Document (subject to sufficient funds being available in its accounts for that purpose). 71 15095946v115095946v10

(b) Payments hereunder and under any other Credit Document shall be delivered to the Administrative Agent, for the account of the Lenders, not later than 12:00 (Noon) on the date due at the Principal Office of the Administrative Agent or via wire transfer of immediately available funds to the following account maintained by the Administrative Agent: Regions Agency Services Address: 1180 West Peachtree St. NW, Suite 1400, Atlanta, Georgia 30309 ABA Number: 062005690 Account Name: Syndication Wire Account Account Number: 1102450006082 Reference: Tenax (or at such other location or bank account as may be designated by the Administrative Agent from time to time); for purposes of computing interest and fees, funds received by the Administrative Agent or the Collateral Agent after that time on such due date shall be deemed to have been paid by the Borrower on the next Business Day. (c) All payments in respect of the principal amount of any Loan (other than voluntary repayments of Revolving Loans or the Term Loan) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal. (d) The Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender's applicable pro rata share of all payments and prepayments of principal and interest due to such Lender hereunder, together with all other amounts due with respect thereto, including all fees payable with respect thereto, to the extent received by the Administrative Agent. (e) Notwithstanding the foregoing provisions hereof, if any Conversion/ Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its pro rata share of any Term SOFR Rate Loans, the Administrative Agent shall give effect thereto in apportioning payments received thereafter. (f) Subject to the provisos set forth in the definition of "Interest Period", whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder. (g) The Administrative Agent shall deem any payment by or on behalf of the Borrower hereunder that is not made in same day funds prior to 12:00 (Noon) to be a non-conforming payment. Any such payment shall not be deemed to have been received by the Administrative Agent until the later of (i) the time such funds become available funds and (ii) the applicable next Business Day. The Administrative Agent shall give prompt telephonic notice to the Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available 72 15095946v115095946v10 funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the Default Rate (unless otherwise provided by the Requisite Lenders) from the date such amount was due and payable until the date such amount is paid in full. 2.13 Ratable Sharing. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that: (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this subsection shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) any amounts applied by the Swingline Lender to outstanding Swingline Loans, (C) any amounts applied to the Letter of Credit Obligations by an Issuing Bank or Swingline Loans by the Swingline Lender, as appropriate, from cash collateral provided in respect thereof or (D) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of the Loan Obligations to any assignee or Participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this subsection shall apply). Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation. 2.14 Making or Maintaining Interest Rates. (a) Inability to Determine Applicable Interest Rate. Notwithstanding anything to the contrary in this Agreement or any Credit Document (and any Swap Agreement shall be deemed not to be a "Credit Document" for purposes of this Section 2.14), in the event that the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Term SOFR Rate Loans, that reasonable and adequate means do not exist for ascertaining the interest rate applicable to such Term SOFR Rate Loans on the basis provided for in the definition of SOFR or Term SOFR, the Administrative Agent shall give notice (by fax, electronic mail or by telephone confirmed in writing) to the Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Term SOFR Rate Loans until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (ii) any Funding Notice or Conversion/Continuation 73 15095946v115095946v10

Notice given by the Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by the Borrower and (iii) all such Loans described in clause (ii) hereof shall be automatically made or continued as, or converted to, as applicable, Base Rate Loans on the last day of the then current Interest Period applicable thereto without reference to the Adjusted Term SOFR Rate component of the Base Rate, unless the Borrower prepays such Loans in accordance with this Agreement. If the circumstances described in this Section 2.14(a) occur but only with respect to limited, but not all, tenors of the then applicable term rate Benchmark (including Term SOFR), then (x) the Administrative Agent may modify the definition of "Interest Period" (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such illegal or impracticable tenor and (y) if a tenor that was removed pursuant to clause (x) of this sentence is subsequently displayed on a screen or information service for a Benchmark, then the Administrative Agent may modify the definition of "Interest Period" (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. (b) Illegality or Impracticability of the Benchmark. (i) Subject to Section 2.14(b)(ii), in the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after notice to and consultation with the Borrower and the Administrative Agent) that a Benchmark Illegality/Impracticability Event has occurred with respect to such Lender, such Lender shall be an "Affected Lender" and it shall on that day give notice (by fax, electronic mail or by telephone confirmed in writing) to the Borrower and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Term SOFR Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Term SOFR Rate Loan then being requested by the Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan without reference to the Adjusted Term SOFR Rate (or other then-current Benchmark) component of the Base Rate, (3) the Affected Lender's obligation to maintain its outstanding Term SOFR Rate Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans without reference to the Adjusted Term SOFR Rate (or other then-current Benchmark) component of the Base Rate on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Term SOFR Rate Loan then being requested by the Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Borrower shall have the option, subject to the provisions of Section 2.14(a), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by fax, electronic mail or by telephone confirmed in writing) to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.14(b)(i) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Term SOFR Rate Loans in accordance with the terms hereof. If a Benchmark 74 15095946v115095946v10

Illegality/Impracticability Event occurs but only with respect to limited, but not all, tenors of the then applicable term rate Benchmark (including Term SOFR), then (i) the Administrative Agent may modify the definition of "Interest Period" (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such illegal or impracticable tenor and (ii) if a tenor that was removed pursuant to clause (i) of this sentence is not, or is no longer, subject to a Benchmark Illegality/Impracticability Event, then the Administrative Agent may modify the definition of "Interest Period" (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. (ii) Notwithstanding anything to the contrary in this Agreement or any Credit Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Requisite Lenders (individually or jointly) notify the Administrative Agent (with, in the case of the Requisite Lenders, a copy to the Borrower) that the Requisite Lenders (as applicable) have determined, that a Benchmark Illegality/Impracticability Event has occurred, then, on a date and time determined by the Administrative Agent (any such date, the "Benchmark Replacement Date"), which date shall be at the end of an Interest Period or on the relevant Interest Payment Date, as applicable, for interest calculated, the then current Benchmark will be replaced hereunder and under any Credit Document with the Benchmark Replacement. Notwithstanding anything to the contrary herein or any other Credit Document, (x) if the Administrative Agent determines that the alternative set forth in the definition of Benchmark Replacement is available on or prior to the Benchmark Replacement Date or (y) a Benchmark Illegality/Impracticability Event has occurred with respect to the non-Term SOFR Benchmark Replacement then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Benchmark Replacement in accordance with this Section 2.14 at the end of any Interest Period, relevant Interest Payment Date or payment period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a Benchmark Replacement. Any such amendment shall become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Requisite Lenders. The Administrative Agent will notify (in one or more notices) the Borrower and each Lender of the implementation of any Benchmark Replacement. Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Benchmark Replacement shall be applied in a manner as otherwise 75 15095946v115095946v10 reasonably determined by the Administrative Agent. It is understood and agreed that interest shall be payable with respect to each Loan bearing interest at the Adjusted Daily Simple SOFR Rate on the last Business Day of each calendar quarter and on the final maturity date of the applicable Loan. Notwithstanding anything else herein or any of the other Credit Documents, if at any time any Benchmark Replacement as so determined would otherwise be less than zero percent (0%), the Benchmark Replacement will be deemed to be zero percent (0%) for the purposes of this Agreement and the other Credit Documents. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Benchmark Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14(b)(ii), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.14(b)(ii). (c) Compensation for Breakage or Non-Commencement of Interest Periods. The Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid or calculated to be due and payable by such Lender to lenders of funds borrowed by it to make or carry its Term SOFR Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a Borrowing of any Term SOFR Rate Loans does not occur on a date specified therefor in a Funding Notice or a telephonic request for Borrowing, or a conversion to or continuation of any Term SOFR Rate Loans does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Term SOFR Rate Loans occurs on any day other than the last day of an Interest Period applicable to that Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise), including as a result of an assignment in connection with the replacement of a Lender pursuant to Section 2.19; or (iii) if any prepayment of any of its Term SOFR Rate Loans is not made on any date specified in a notice of prepayment given by the Borrower. (d) Booking of Term SOFR Rate Loans. Any Lender may make, carry or transfer Term SOFR Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender. 76 15095946v115095946v10

(e) [Reserved]. (f) Certificates for Reimbursement. A certificate of a Lender or Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender, as specified in subsection (c) of this Section 2.14 and the circumstances giving rise thereto shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall make payment of amounts owing under this Section 2.14 within ten days of demand for payment thereof and delivery to it of the foregoing certificate in connection therewith. 2.15 Increased Costs; Capital Adequacy. (a) Increased Costs Generally. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or Issuing Bank; (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on any Lender or Issuing Bank any other condition, cost or expense (other than Taxes) affecting this Agreement or Term SOFR Rate Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender, Issuing Bank or other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, Issuing Bank or other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank (each such Lender, an "Affected Lender") or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Issuing Bank or other Recipient, the Borrower will pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered. (b) Capital Requirements. If any Lender, Issuing Bank or Swingline Lender (which for purposes of this Section 2.15, may be referred to collectively as the "Lenders" or a "Lender") determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender's holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the commitments of such Lender hereunder or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the 77 15095946v115095946v10

Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered. (c) Certificates for Reimbursement. A certificate of a Lender, Issuing Bank or other Recipient setting forth in reasonable detail the amount or amounts necessary to compensate such Lender, Issuing Bank, other Recipient or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 2.15 and the circumstances giving rise thereto shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall make payment of amounts owing under this Section 2.15 within ten days of demand for payment thereof and delivery to the Borrower of the foregoing certificate in connection therewith. (d) Delay in Requests. Failure or delay on the part of any Lender, Issuing Bank or other Recipient to demand compensation pursuant to the foregoing provisions of this Section 2.15 shall not constitute a waiver of such Lender's, Issuing Bank's or other Recipient's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender, Issuing Bank or other Recipient pursuant to the foregoing provisions of this Section 2.15 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender, Issuing Bank or other Recipient, as the case may be, shall have given notice to the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender's, Issuing Bank's or other Recipient's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof). 2.16 Taxes. (a) Defined Terms. For purposes of this Section 2.16, the term "Lender" shall include any Issuing Bank and any Swingline Lender, and the term "Applicable Law" shall include FATCA. (b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (c) Payment of Other Taxes by the Credit Parties. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. (d) Indemnification by the Credit Parties. The Credit Parties hereby jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16(d)) 78 15095946v115095946v10 payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 10.6(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e). (f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority as provided in this Section, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (g) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. 79 15095946v115095946v10

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person: (A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty; (2) executed copies of IRS Form W-8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit 2.16-1 to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a "10-percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Internal Revenue Code (a "U.S. Tax Compliance Certificate") and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or (4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.16-2 or Exhibit 2.16-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance 80 15095946v115095946v10

Certificate substantially in the form of Exhibit 2.16-4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Credit Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement. (iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. (h) Treatment of Certain Refunds. Unless required by Applicable Law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or Issuing Bank, or (except as provided below) have any obligation to pay to any Lender or Issuing Bank, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or Issuing Bank, as the case may be. If any indemnified party hereunder determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (h) (plus any penalties, interest or other charges imposed by the relevant 81 15095946v115095946v10

Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection (h) shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (i) Survival. Each party's obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of commitments hereunder and the repayment, satisfaction or discharge of all obligations under the Credit Documents. 2.17 Obligation to Mitigate. (a) Designation of a Different Lending Office. If any Lender (including for purposes of this subsection (a), any Issuing Bank and any Swingline Lender) requests compensation under Section 2.15 or requires any Credit Party to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender gives a notice pursuant to Section 2.14, then at the request of the Borrower such Lender shall, as applicable, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.15 or 2.16, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 2.14, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. (b) Replacement of Lenders. If any Lender requests compensation under Section 2.15, or if any Credit Party is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16 and, in each case, such Lender has declined or is unable to designate a different lending office or assign its rights and obligations in accordance with Section 2.17(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.6), all of its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.16) and obligations under this Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) as provided in Section 2.19. 2.18 Defaulting Lenders. 82 15095946v115095946v10

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law: (i) Waivers and Amendments. Such Defaulting Lender's right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of "Requisite Lenders". (ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder; third, if so determined by the Administrative Agent or requested by the Swingline Lender or any Issuing Bank, to be held as Cash Collateral for future funding obligations of the Defaulting Lender in Swingline Loans and Letter of Credit Obligations; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released pro rata in order to satisfy such Defaulting Lender's funding obligations under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit Borrowing in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans or Letter of Credit Borrowing were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.3 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Borrowing owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Borrowing owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Obligations and Swingline Loans are held by the Lenders on a pro rata basis in accordance with their respective Revolving Commitments without giving effect to Section 2.18(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. 83 15095946v115095946v10

(iii) Certain Fees. (A) No Defaulting Lender shall be entitled to receive any Commitment Fee, any fees in respect of Letters of Credit (except as provided in clause (b) below) or any other fees hereunder for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender). (B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.20. (C) With respect to any fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender's participation in Letter of Credit Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank's or Swingline Lender's Fronting Exposure to such Defaulting Lender and (z) not be required to pay the remaining amount of any such fee. (iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender's participation in Letter of Credit Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Commitment Percentages (calculated without regard to such Defaulting Lender's Revolving Commitment) but only to the extent that (x) the conditions set forth in Section 3.3 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time) and (y) such reallocation does not cause the aggregate Outstanding Amount of Revolving Obligations of any Non-Defaulting Lender to exceed such Non-Defaulting Lender's Revolving Commitment. Subject to Section 10.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender's increased exposure following such reallocation. (v) Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders' Fronting Exposure and (y) second, Cash Collateralize the Issuing Banks' Fronting Exposure in accordance with the procedures set forth in Section 2.20. (b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swingline Lender and the Issuing Banks agree in writing that a Lender is no longer a Defaulting 84 15095946v115095946v10

Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their respective Revolving Commitments (without giving effect to the reallocation provisions of subsection (a)(iv) hereof), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender. (c) New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto. 2.19 Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) (x) any Lender shall give notice to the Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.14 or Section 2.15 or (y) any Credit Party is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16 (any such Lender described in clause (x) or (y), an "Increased-Cost Lender"), (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to such payments shall remain in effect and (iii) in the case of clause (i)(x), such Lender shall fail to withdraw such notice within five (5) Business Days after the Borrower's request for such withdrawal; or (b) (i) any Lender is a Defaulting Lender and (ii) such Defaulting Lender shall have failed to cure the default or correct the condition; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of the Administrative Agent and Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each, a "Non-Consenting Lender") whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the "Terminated Lender"), the Borrower may, by giving written notice to the Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans, participations in Letters of Credit and its Commitments, if any, in full to one or more Eligible Assignees (each, a "Replacement Lender") in accordance with the provisions of Section 10.6 and the Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement Lender shall pay to the Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.9; (2) on the date of such assignment, the Borrower (or other applicable Credit Party) shall pay any amounts payable (and not previously paid) to such Terminated Lender pursuant to Section 2.14, Section 2.15 or Section 2.16; and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of 85 15095946v115095946v10 which such Terminated Lender was a Non-Consenting Lender; provided, the Administrative Agent may not give effect to such election with respect to any Terminated Lender that is also an Issuing Bank unless, prior to the effectiveness of such election, the Administrative Agent shall have caused each outstanding Letter of Credit issued thereby to be cancelled. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender's Delay Draw Term Loan Commitments, if any, such Terminated Lender shall no longer constitute a "Lender" for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. Each Lender agrees that if the Borrower exercises its option hereunder to cause an assignment by such Lender as a Non-Consenting Lender or Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 10.6. In the event that a Terminated Lender does not comply with the requirements of the immediately preceding sentence within one (1) Business Day after receipt of such notice, such Terminated Lender hereby authorizes and directs the Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 10.6 on behalf of a Terminated Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 10.6. 2.20 Cash Collateral. If at any time (i) any Letter of Credit Obligation shall for any reason remain outstanding beyond the Revolving Commitment Termination Date, (ii) the Borrower shall be required to provide Cash Collateral as provided in Section 8.2 or otherwise or (iii) there shall be a Defaulting Lender, then the Borrower shall promptly, in the case of the foregoing clauses (i) and (ii), and otherwise within two Business Days after demand therefor by the Administrative Agent or any Issuing Bank, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount. (a) Grant of Security Interest. The Borrower and, to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to, and subject to the control of, the Administrative Agent, for the benefit of the Administrative Agent, the Swingline Lender, the Issuing Banks and the Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender's obligation to fund participations in respect of Letter of Credit Obligations, to be applied as provided in subsection (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Banks as herein provided, or that the total amount of Cash Collateral is less than the Minimum Collateral Amount, the Borrower will pay or provide to the Administrative Agent promptly upon demand additional Cash Collateral in the amount of the difference (after giving effect to any Cash Collateral provided by a Defaulting Lender). (b) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.20 or Section 2.18, Section 8.2 or otherwise in respect of Letters of Credit shall be held and the obligations secured (including Letter of Credit Obligations and obligations of Defaulting Lenders) and applied to the satisfaction of the obligations secured, including to fund participations in respect of Letter of Credit Obligations and Swingline Loans (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation), for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein. (c) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto 86 15095946v115095946v10

(including by the termination of Defaulting Lender status of the applicable Lender or, as appropriate, its assignee as may be provided hereunder) or (ii) the determination by the Administrative Agent, the Swingline Lender and/or the Issuing Banks, as appropriate, that there exists excess Cash Collateral; provided that, subject to Section 2.18 the Person providing Cash Collateral and each Issuing Bank or Swingline Lender may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Credit Documents. 2.21 Incremental Loan Facilities. The Borrower may, on written notice to the Administrative Agent, establish additional credit facilities with Lenders or other lenders who shall become Lenders (collectively, the "Incremental Loan Facilities") by increasing the aggregate principal amount of the Revolving Commitments ("Incremental Revolving Loan Facilities"), increasing the aggregate principal amount of any of the Term Loans or establishing a new term loan or loans as provided herein (collectively, the "Incremental Term Loan" or the "Incremental Term Loan Facilities"); provided that, with respect to the establishment of any such Incremental Loan Facility: (i) any such increase shall be in a minimum amount of $10 million and integral multiples of $5 million in excess thereof (or such lesser amounts as the Administrative Agent shall have agreed), and as of the Second Amendment Effective Date, the aggregate amount of all such increases shall not exceed $40 million; (ii) after giving effect to the Incremental Loan Facilities on a Pro Forma Basis (assuming, for purposes hereof, that any new or additional loans and commitments are fully drawn), (A) the Borrower will be in compliance with the financial covenants in Section 6.8, and (B) the Consolidated Total Leverage Ratio shall be no greater than 3.25:1.0; Determinations of compliance with the foregoing financial covenants and ratio levels will be made without giving effect to any increase in Consolidated Adjusted EBITDA resulting from the exercise of any Cure Right in the applicable period. (iii) (A) no Default or Event of Default shall exist immediately before or immediately after giving effect to such increase on a Pro Forma Basis (assuming, for purposes hereof, that any new or additional loans and commitments are fully drawn) and (B) the establishment of the incremental commitments and the extension of credit thereunder are subject to satisfaction of the conditions to all Extensions of Credit in Section 3.3 and, if the proceeds from the Incremental Loan Facilities are to be used to finance the acquisition of Aircraft, then also Section 3.4; (iv) the Borrower shall have delivered to the Administrative Agent a Compliance Certificate demonstrating that, upon giving effect to such increase on a Pro Forma Basis, the Credit Parties will be in compliance with the conditions in clause (ii) hereinabove as of the end of the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 5.1(a) and (b); 87 15095946v115095946v10

(v) any new lenders providing loans and commitments for the Incremental Loan Facilities must be acceptable to the Administrative Agent, in its reasonable discretion, and, in case of Revolving Commitments, to the Issuing Banks and the Swingline Lender, and must provide a Lender Joinder Agreement and such other agreements acceptable to the Administrative Agent, in its reasonable discretion; (vi) the Administrative Agent shall have received all documents (including resolutions and opinions of counsel for the Credit Parties) it may request, in its reasonable discretion, relating to the corporate or other necessary authority for such increase and the validity of such increase and any other matters relevant thereto, all in form and substance satisfactory to the Administrative Agent, in its reasonable discretion; (vii) upfront and/or arrangement fees, if any, in respect of the new loans and commitments so established, shall have been paid; and (viii) to the extent necessary in the reasonable discretion of the Administrative Agent, amendments to each of the Collateral Documents, if any, and related documents or agreements shall have been made, in each case in a manner satisfactory to the Administrative Agent in its reasonable discretion. In connection with establishment of any Incremental Loan Facility, (1) none of the Lenders or their Affiliates shall have any obligation to provide commitments or loans for any Incremental Loan Facility without their prior written approval, (2) neither the Administrative Agent nor the Arrangers shall have any responsibility for arranging any such additional commitments without their prior written consent and subject to such conditions, including fee arrangements, as they may provide in connection therewith and (3) Appendix A will be deemed to be revised to reflect the Lenders, Loans, Commitments and pro rata shares or percentages after giving effect to the establishment of such Incremental Loan Facility. In the case of an increase of the loans or commitments in respect of existing revolving credit or term loan facilities, (1) payments and adjustments will be made among the Lenders, as necessary and appropriate, to give effect to the revised commitment percentages therein, and (2) if Term SOFR Rate Loans are outstanding, the Borrower will make break-funding payments to the Lenders, as necessary and appropriate under Section 2.14(c), on a reallocation of commitments and establishment of revised commitment percentages. Any Incremental Revolving Loan Facility established hereunder shall be part of the existing Revolving Loans and Revolving Commitment hereunder subject to the same terms and conditions as the existing Revolving Loans and Revolving Commitments without distinction from the Revolving Loans and Revolving Commitments existing prior to their establishment, except as may be expressly provided in connection therewith (such as any upfront fees, different interest rate or different later final maturity date); provided that the final maturity date therefor shall be no earlier than the Revolving Commitment Termination Date. Any Incremental Term Loan Facility increasing any existing Term Loan shall be part of the applicable existing Term Loan hereunder subject to the same terms and conditions as such existing Term Loan without distinction therefrom, except as may be expressly provided in connection therewith (such as any upfront fees, different interest rate or different later final maturity date); provided that (A) the final maturity date therefor shall be no earlier than the Term Loan Maturity Date and (B) adjustments shall be made to the scheduled principal amortization payments, as appropriate, such that the Lenders providing the additional term loans and term loan commitments will receive such payments on the same 88 15095946v115095946v10 basis as the Lenders for the existing Term Loan (and the lenders for the existing Term Loan will receive not less than they would have otherwise received). For any Incremental Term Loan Facility pursuant to which a new term loan shall be established, (A) the new term loan being established will have a final maturity date that shall be no earlier than the Term Loan Maturity Date and an average weighted life-to-maturity from the date of issuance not less than the remaining average weighted life-to-maturity for the existing Term Loans (or other term loans established as an Incremental Loan Facility hereunder) from such date, (B) pricing for the new term loans established hereunder may have pricing that is higher or lower than pricing applicable to the existing Term Loans (or other term loans established as an Incremental Loan Facility hereunder) and the all-in-yield of each such new term loan shall be as provided in the amendment and joinder agreements pursuant to which such new term loan is established and (C) the new term loan shall not have covenants or provisions more onerous or more restrictive than those for existing loans and commitments hereunder (unless also applicable to all then existing Term Loans). 2.22 Swingline Loans. (a) Swingline Loans Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, the Swingline Lender may, in its sole discretion, make Swingline Loans to the Borrower in the aggregate amount up to but not exceeding the lesser of (i) THREE MILLION DOLLARS ($3,000,000) and (ii) the aggregate unused amount of Revolving Commitments then in effect (the "Swingline Sublimit"); provided that after giving effect to the making of any Swingline Loan, in no event shall (A) the Outstanding Amount of all Revolving Obligations exceed the Aggregate Revolving Commitments or (B) the aggregate principal amount of any Lender's share of Revolving Obligations exceed such Lender's Revolving Commitment. Amounts borrowed pursuant to this Section 2.22 may be repaid and reborrowed during the Revolving Commitment Period. The Swingline Lender's Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Swingline Loans and all other amounts owed hereunder with respect to the Swingline Loans and the Revolving Commitments shall be paid in full no later than such date. (b) Borrowing Mechanics for Swingline Loans. (i) Subject to clause (vi) below, whenever the Borrower desires that the Swingline Lender make a Swingline Loan, the Borrower shall deliver to the Administrative Agent a Funding Notice no later than 11:00 a.m. on the proposed Credit Date. (ii) The Swingline Lender shall make the amount of its Swingline Loan available to the Administrative Agent not later than 3:00 p.m. on the applicable Credit Date by wire transfer of same day funds in Dollars, at the Administrative Agent's Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of such Swingline Loans available to the Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Swingline Loans received by the Administrative Agent from the Swingline Lender to be credited to the account of the Borrower at the Administrative Agent's Principal Office, or to such other account as may be designated in writing to the Administrative Agent by the Borrower. 89 15095946v115095946v10

(iii) With respect to any Swingline Loans which have not been voluntarily prepaid by the Borrower pursuant to Section 2.10(a), the Swingline Lender may at any time in its sole and absolute discretion, deliver to the Administrative Agent (with a copy to the Borrower), no later than 11:00 a.m. on the day of the proposed Credit Date, a notice (which shall be deemed to be a Funding Notice given by the Borrower) requesting that each Lender holding a Revolving Commitment make Revolving Loans that are Base Rate Loans to the Borrower on such Credit Date in an amount equal to the amount of such Swingline Loans (the "Refunded Swingline Loans") outstanding on the date such notice is given which the Swingline Lender requests Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Loans made by the Lenders other than the Swingline Lender shall be immediately delivered by the Administrative Agent to the Swingline Lender (and not to the Borrower) and applied to repay a corresponding portion of the Refunded Swingline Loans and (2) on the day such Revolving Loans are made, the Swingline Lender's Revolving Commitment Percentage of the Refunded Swingline Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by the Swingline Lender to the Borrower, and such portion of the Swingline Loans deemed to be so paid shall no longer be outstanding as Swingline Loans and shall no longer be due under the Swingline Note of the Swingline Lender but shall instead constitute part of the Swingline Lender's outstanding Revolving Loans to the Borrower and shall be due under the Revolving Loan Note issued by the Borrower to the Swingline Lender. The Borrower hereby authorizes the Administrative Agent and the Swingline Lender to charge the Borrower's accounts with the Administrative Agent and the Swingline Lender (up to the amount available in each such account) in order to immediately pay the Swingline Lender the amount of the Refunded Swingline Loans to the extent the proceeds of such Revolving Loans made by the Lenders, including the Revolving Loans deemed to be made by the Swingline Lender, are insufficient to repay in full the Refunded Swingline Loans. If any portion of any such amount paid (or deemed to be paid) to the Swingline Lender should be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 2.14. (iv) If for any reason Revolving Loans are not made pursuant to Section 2.22(b)(iii) in an amount sufficient to repay any amounts owed to the Swingline Lender in respect of any outstanding Swingline Loans on or before the third Business Day after demand for payment thereof by the Swingline Lender, each Lender holding a Revolving Commitment shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swingline Loans, and in an amount equal to its Revolving Commitment Percentage of the applicable unpaid amount together with accrued interest thereon; provided that any such participation purchased by a Lender shall be limited to an amount that would not cause the Revolving Credit Exposure of such Lender (after giving effect to such participation) to exceed such Lender's Revolving Commitment. On the Business Day that notice is provided by the Swingline Lender (or by 11:00 a.m. on the following Business Day if such notice is provided after 2:00 p.m.), each Lender holding a Revolving Commitment shall deliver to the Swingline Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the Principal Office of the Swingline Lender. In order to evidence such participation each Lender holding a Revolving Commitment agrees to enter into a participation agreement at the request of the Swingline Lender in form and substance reasonably satisfactory to the Swingline Lender. In the event any Lender holding a Revolving Commitment fails to make available to the Swingline Lender the amount of 90 15095946v115095946v10 such Lender's participation as provided in this paragraph, the Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon for three (3) Business Days at the rate customarily used by the Swingline Lender for the correction of errors among banks and thereafter at the Base Rate, as applicable. (v) Notwithstanding anything contained herein to the contrary, (1) each Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swingline Loans pursuant to clause (iii) above and each Lender's obligation to purchase a participation in any unpaid Swingline Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, any Credit Party or any other Person for any reason whatsoever; (B) the occurrence or continuation of a Default or Event of Default; (C) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Credit Party; (D) any breach of this Agreement or any other Credit Document by any party thereto; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Lender are subject to the condition that the Swingline Lender had not received prior notice from the Borrower or the Requisite Lenders that any of the conditions under Section 3.3 to the making of the applicable Refunded Swingline Loans or other unpaid Swingline Loans were not satisfied at the time such Refunded Swingline Loans or other unpaid Swingline Loans were made; and (2) the Swingline Lender shall not be obligated to make any Swingline Loans (A) if it has elected not to do so after the occurrence and during the continuation of a Default or Event of Default, (B) it does not in good faith believe that all conditions under Section 3.3 to the making of such Swingline Loan have been satisfied or waived by the Requisite Lenders or (C) at a time when a Defaulting Lender exists, unless the Swingline Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Swingline Lender's risk with respect to the Defaulting Lender's participation in such Swingline Loan, including by Cash Collateralizing such Defaulting Lender's Revolving Commitment Percentage of the outstanding Swingline Loans in a manner reasonably satisfactory to the Swingline Lender and the Administrative Agent. (vi) In order to facilitate the borrowing of Swingline Loans, the Borrower and the Swingline Lender may mutually agree to, and are hereby authorized to, enter into an auto borrow agreement in form and substance satisfactory to the Swingline Lender and the Administrative Agent (the "Auto Borrow Agreement") providing for the automatic advance by the Swingline Lender of Swingline Loans under the conditions set forth in the Auto Borrow Agreement, subject to the conditions set forth herein. At any time an Auto Borrow Agreement is in effect, advances under the Auto Borrow Agreement shall be deemed Swingline Loans for all purposes hereof, except that Borrowings of Swingline Loans under the Auto Borrow Agreement shall be made in accordance with the Auto Borrow Agreement. For purposes of determining the aggregate Outstanding Amount of all Revolving Loans, all Swingline Loans and all Letter of Credit Obligations at any time during which an Auto Borrow Agreement is in effect, the Outstanding Amount of all Swingline Loans shall be deemed to be the sum of the Outstanding Amount of Swingline Loans at such time plus the maximum amount available to be borrowed under such Auto Borrow Agreement at such time. SECTION 3. CONDITIONS PRECEDENT 91 15095946v115095946v10

3.1 [Reserved]. 3.2 [Reserved]. 3.3 Conditions to All Extensions of Credit. The obligation of the Lenders to make and participate in each Extension of Credit, including the loans advanced on the Closing Date, First Amendment Effective Date and, Second Amendment Effective Date and Third Amendment Effective Date, as applicable, is subject to satisfaction of the following additional conditions precedent (or amendment or waiver in accordance with the provisions of Section 10.5 hereof): (a) the Administrative Agent shall have received a fully executed and delivered Funding Notice, together with the documentation and certifications required therein with respect to each Extension of Credit; (b) the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects (or, to the extent already qualified or modified by materiality, in all respects) on and as of the Credit Date to the same extent as though made on and as of such date, except to the extent that such representations and warranties specifically relate to an earlier date, in which case, they shall be true and correct in all material respects (or, to the extent already qualified or modified by materiality, in all respects) as of such earlier date; and (c) as of such Credit Date, no Default or Event of Default shall exist immediately before or immediately after giving effect to the requested Extension of Credit. Any Agent or the Requisite Lenders shall be entitled, but not obligated to, request and receive, prior to the making of any Extension of Credit, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent or the Requisite Lenders, such request is warranted under the circumstances. 3.4 Additional Conditions Where Extensions of Credit Used to Finance Acquisition of Aircraft. In addition to the satisfaction of the conditions set forth in Section 3.3 above, the obligation of the Lenders to make and participate in Extensions of Credit hereunder, the proceeds of which shall be used to finance the acquisition of Aircraft, are subject to satisfaction of the following conditions: (a) Conditions Precedent. The following conditions precedent (or amendment or waiver in accordance with the provisions of Section 10.5 hereof) shall be satisfied on or before the date of any such Extension of Credit: (i) Notice of Acquisition of Aircraft. The Borrower shall give notice to the Administrative Agent (which noticed may be made via electronic mail) that a portion of the proceeds of such Extension of Credit will be used to acquire Aircraft with reasonable details related thereto. (ii) Lender Consent. For acquisitions of Aircraft the purchase price of which is in excess of $20.0 million, the Requisite Lenders shall consent to such Extension of Credit (which consent shall not be unreasonably withheld or delayed and which consent shall be deemed to have been given for any Lender which does not 92 15095946v115095946v10 consent to or reject such Extension of Credit within five (5) Business Days of notice thereof). (iii) Loan to Value. The Collateral Agent shall have received confirmation that not more than eighty percent (80%) of the cost of the Aircraft will be financed with proceeds from Loans and Extensions of Credit hereunder with the difference being made up from some combination of (i) operating cash on hand, so long as the Borrower and its Subsidiaries shall maintain Liquidity of not less than $7 million after giving effect thereto, and (ii) the proceeds from Second Lien Debt or Subordinated Debt, junior capital or other additional Capital Stock of the Borrower, in each case subject to terms and conditions reasonably acceptable to the Administrative Agent; provided, that, one hundred percent (100%) of the cost of the BC650 Acquisition shall be permitted to be financed with proceeds of Delay Draw Term-1 Loan advances. (iv) Aircraft Related Deliveries. The Collateral Agent shall have received: (A) the Aircraft Security Documents, duly executed by the applicable Credit Party; (B) all filings, recordings, registrations, consents and searches necessary or desirable in the opinion of the Collateral Agent in connection with the Collateral, including the Aircraft and the Aircraft Leases, shall have been duly made (including all UCC, FAA and International Registry, filings, recordings, registrations, searches and consents); (C) where more than $1020 million of proceeds from Loan Obligations hereunder will be used to finance the acquisition of the Aircraft, a third party appraisal in form and detail reasonably acceptable to it from an appraiser reasonably acceptable to it reflecting a current market value supporting the purchase or acquisition price and any third party inspections and inquiries as it may deem appropriate with respect to the condition of the Aircraft and its components or its title, all in form and detail and with results reasonably acceptable to it from parties reasonably acceptable to it; (D) if appropriate, a duly executed Notice of Assignment together with a duly executed Instrument of Assignment, in form and substance suitable for filing pursuant to the Assignment of Claims Act of 1940 and reasonably acceptable to the Collateral Agent for each lessee; (E) an executed Collateral Assignment and Subordination Agreement, for such Aircraft Lease and any sublease (provided that the Borrower shall only be required to use its best efforts to obtain such executed Collateral Assignment and Subordination Agreements from any third party lessee); (F) Irrevocable De-Registration and Export Request Authorizations executed by Borrower in favor of the Collateral Agent with collateral assignments of any aircraft management agreements; (G) evidence that as of the Credit Date and after giving effect to the acquisition, the Borrower will have good and marketable title to the Aircraft and 93 15095946v115095946v10 the related Aircraft Lease, free and clear of all Liens, other than the Lien of the Administrative Agent, for its benefit and the benefit of the Lenders, arising pursuant to the Credit Documents; (H) copies, for each aircraft to be acquired, of insurance policies or certificates of insurance identifying the Collateral Agent as loss payee with respect to the casualty insurance and additional insured with respect to the liability insurance, as appropriate, including from each lessee under each Aircraft Lease; (I) an Aircraft Mortgage (together with confirmation from Daugherty, Fowler, Peregrin, Haught & Jenson, PC (or other FAA counsel reasonably acceptable to the Collateral Agent) to the Administrative Agent and the Lenders that the Borrower has delivered executed copies of the Aircraft Mortgages to Daugherty, Fowler, Peregrin, Haught & Jenson, PC (or such other FAA counsel) for the Administrative Agent and the Lenders, which shall have approved the same as being in appropriate form for recordation with the FAA and the International Registry); and (J) such other documents, certificates, information or legal opinions as the Administrative Agent or the Requisite Lenders may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent or the Requisite Lenders. (b) Conditions Subsequent. The following conditions subsequent (or amendment or waiver in accordance with the provisions of Section 10.5 hereof) shall be satisfied within 60 days (or within 180 days with respect to the BC650 Acquisition), or upon request from the Borrower and within the Administrative Agent's sole discretion, up to 90 days (or up to 240 days with respect to the BC650 Acquisition, and to the extent such extension is exercised, the Borrower agrees to provide the Administrative Agent and the Lenders with a business update related to the BC650sBC650), after the date of any such Extension of Credit (the "Post-Acquisition Grace Period"): (i) Notice of Execution of Aircraft Lease and Associated Contracts. The Borrower will give prompt notice to the Administrative Agent (which notice may be made via electronic mail) of the execution of any Aircraft Lease or associated contract relating to such Aircraft. (ii) Compliance with Financial Covenants. For each fiscal quarter, the Borrower may elect to exclude up to $20.0 million of Indebtedness (including the Loans and Extensions of Credit hereunder) relating to any one Aircraft (other than the BC650sBC650, which shall be subject to the proviso set forth in the definition of Consolidated Funded Debt) from the Consolidated Funded Debt during the Post-Acquisition Grace Period for purposes of determining compliance with the Consolidated Total Leverage Ratio in Sections 6.8(a) and (b), respectively, and the other thresholds and limitations hereunder subject to the financial covenants set forth in Section 6.8. The Borrower will make any such election by written notice to the Administrative Agent (which notice may be made via electronic mail) within the Post-Acquisition Grace Period. 94 15095946v115095946v10

(iii) Aircraft Lease Requirements. The Collateral Agent shall have received: (A) a copy of the fully executed Aircraft Lease or associated contract which shall be in form and substance reasonably acceptable to the Administrative Agent; (B) evidence that the Borrower has (1) taken, and shall have caused each lessee under each such Aircraft Lease to take, any and all actions necessary to establish valid and subsisting transaction user entity accounts with the International Registry and shall have appointed, and shall have caused such lessee to appoint, an administrator and consented to the appointment of a professional user acceptable to the Administrative Agent to act on behalf of the Borrower and such lessee in connection with the registration of interests and assignments with the International Registry as may be reasonably required by the Collateral Agent, and (2) shall have directed, and shall have caused the lessee to direct, such professional user to initiate or consent to the registration of prospective or current International Interests and assignments thereof (as provided for in the Cape Town Convention) in the Collateral subject to the Cape Town Convention, as may be reasonably required by the Collateral Agent; and (C) if the Aircraft Lease will be recorded in the FAA registry or the International Registry, but only in any such case, then Powers of Attorney duly executed by each lessee of an Aircraft Lease which shall be filed in the FAA registry concurrently with the Collateral Assignment and Subordination Agreements, if applicable. 3.5 Additional Conditions to Delay Draw Term Loan Advances. In addition to the satisfaction of the conditions set forth in Section 3.3 and 3.4 above, as appropriate, the obligation of the Lenders to make and participate in Delay Draw Term Loan advances hereunder are subject to satisfaction of the following conditions precedent (or amendment or waiver in accordance with the provisions of Section 10.5 hereof): (a) After giving effect to any such Delay Draw Term Loan advance on a Pro Forma Basis, (i) the Borrower will be in compliance with the financial covenants set forth in Section 6.8; and (ii) the Borrower shall have Liquidity of at least $7 million. Determinations of compliance with the foregoing financial covenants and ratio levels will be made without giving effect to any increase in Consolidated Adjusted EBITDA resulting from the exercise of any Cure Right in the applicable period. (b) With respect to any Delay Draw Term Loans the proceeds of which shall be used to finance an acquisition of Aircraft, the conditions and requirements set forth in Section 3.4 shall be satisfied. (c) The Borrower shall have delivered to the Administrative Agent a certificate demonstrating that after giving effect to such advances on a Pro Forma Basis, the Borrower will be in compliance with the conditions in clause (a) of this Section 3.5 as of the end of the period 95 15095946v115095946v10 of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 5.1(a) or (b). 3.6 Conditions to Delay Draw Term-4 Loan Advance. In addition to the satisfaction of the conditions set forth in Section 3.3, 3.4 and 3.5 above, as appropriate, the obligation of the Lenders to make and participate in the Delay Draw Term-4 Loan advance hereunder is subject to satisfaction of (or amendment or waiver in accordance with the provisions of Section 10.5 hereof) the Borrower's delivery to the Administrative Agent of (a) a duly executed counterpart of the Air Merger Agreement together with all exhibits and schedules thereto and (b) reasonably satisfactory evidence that the Air Merger shall have been, substantially concurrently with the funding of the Delay Draw Term Loan 4, consummated in compliance with applicable law and regulatory approvals, substantially in accordance with the Air Merger Agreement. SECTION 4. REPRESENTATIONS AND WARRANTIES In order to induce the Agents and Lenders to enter into this Agreement and to make each Extension of Credit to be made thereby, the Borrower and each of the other Credit Parties represents and warrants to each Agent and Lender, on the Closing Date and on each Credit Date, that the following statements are true and correct: 4.1 Organization; Requisite Power and Authority; Qualification. Each of the Credit Parties and their Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1 as of the SecondThird Amendment Effective dateDate, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except, in the case of this clause (c), in jurisdictions where the failure to be so qualified or in good standing has not had, and would not be reasonably expected to have, a Material Adverse Effect. 4.2 Capital Stock and Ownership. The Capital Stock of each member of the Consolidated Group has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the SecondThird Amendment Effective Date, there is no existing option, warrant, call, right, commitment or other agreement to which any member of the Consolidated Group is a party requiring, and there is no membership interest or other Capital Stock of any member of the Consolidated Group outstanding which upon conversion or exchange would require, the issuance by any member of the Consolidated Group of any additional membership interests or other Capital Stock of any member of the Consolidated Group or other Capital Stock convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of any member of the Consolidated Group. Schedule 4.2 correctly sets forth the ownership interest in (i) each member of the Consolidated Group in its respective Subsidiaries and (ii) Ultimate Holdco and its Subsidiaries, in each case, as of the SecondThird Amendment Effective Date. 4.3 Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of the Borrower and each of the other Credit Parties that are a party thereto. 4.4 No Conflict. The execution, delivery and performance by the Borrower and the other Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate any provision of any 96 15095946v115095946v10

Applicable Laws relating to them, any of their Organizational Documents, or any order, judgment or decree of any court or other agency of government binding on them; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Material Contract to which they are a party; (c) result in or require the creation or imposition of any Lien upon any of their properties or assets (other than any Liens created under any of the Credit Documents in favor of the Collateral Agent for the benefit of the holders of the Obligations) whether now owned or hereafter acquired; or (d) require any approval of their stockholders, members or partners or any approval or consent of any other Person under any Contractual Obligations, in each case that has not been made or obtained. 4.5 Governmental Consents. The execution, delivery and performance by the Borrower and the other Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority or other third party except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Collateral Agent for filing and/or recordation, as of the Closing Date. 4.6 Binding Obligation. Each Credit Document has been duly executed and delivered by the Borrower and each of the other Credit Parties that is a party thereto and is the legal, valid and binding obligation of the Borrower and such other Credit Parties, enforceable against them in accordance with their respective terms, except as may be limited by Debtor Relief Laws or by equitable principles relating to enforceability. 4.7 Financial Statements; No Material Adverse Effect. (a) With respect to the fiscal years ended December 31, 2022, December 31, 2023 and, December 31, 2024 and December 31, 2025, the audited consolidated balance sheet for the Borrower and its Subsidiaries and the related statements of income or operations, shareholders' equity and cash flows for such fiscal year, including the notes thereto (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, as of the date thereof, including liabilities for taxes, material commitments and Indebtedness. (b) The unaudited company-prepared consolidated balance sheets for the Borrower and its Subsidiaries for the most recent fiscal quarter ended, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present the financial condition as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments, and (iii) show all material indebtedness and other liabilities, direct or contingent, as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness. (c) The consolidated forecasted balance sheets and statements of income and cash flows for the Borrower and its Subsidiaries delivered pursuant to Section 5.1(d) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's best estimate of future financial condition and performance. 97 15095946v115095946v10

4.8 No Material Adverse Change. Since December 31, 2022, no event, circumstance or change has occurred that had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. 4.9 No Adverse Proceedings. There are no Adverse Proceedings, individually or in the aggregate, that would reasonably be expected to have a Material Adverse Effect. No members of the Consolidated Group are subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. 4.10 Tax Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as otherwise permitted under Section 5.3, all tax returns and reports that each member of the Consolidated Group is required to file have been timely filed (taking into account valid extensions), and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges on members of the Consolidated Group and their respective properties, assets, income, businesses and franchises that are due and payable have been paid when due and payable. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no proposed tax assessment against members of the Consolidated Group that is not being actively contested in good faith and by appropriate proceedings and for which reserves or other appropriate provisions, if any, as are required in conformity with GAAP have been made or provided therefor. 4.11 Properties. (a) Title. Each of the members of the Consolidated Group has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property) and (iii) good title to (in the case of all other personal property), all of their respective material properties and assets reflected in their financial statements and other information referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements as permitted under Section 6.9. All such properties and assets are free and clear of Liens other than Permitted Liens. (b) Intellectual Property. The members of the Consolidated Group own or own a valid license to use all Intellectual Property that is necessary for the present conduct of its business, free and clear of Liens (other than Permitted Liens), without conflict with the rights of any other Person unless the failure to own or benefit from such valid license could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Credit Parties, no members of the Consolidated Group are infringing, misappropriating, diluting, or otherwise violating the Intellectual Property rights of any other Person unless such infringement, misappropriation, dilution or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending or, to the best knowledge of the Credit Parties, threatened claim or litigation against members of the Consolidated Group alleging that any Intellectual Property material to the business of the Consolidated Group infringes, misappropriates, dilutes or otherwise violates the Intellectual Property rights of any other Person. To the best knowledge of the Credit Parties, during the past two (2) years (or earlier if presently not resolved), no Person has infringed, misappropriated, diluted or otherwise violated any Intellectual Property Assets unless such infringement, misappropriation, dilution or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The members of the Consolidated Group have taken and are taking commercially reasonable steps, consistent with industry 98 15095946v115095946v10 standards, to maintain and protect all Intellectual Property Assets that are material to the conduct of their business. 4.12 Environmental Matters. Except as set forth on Schedule 4.12 as of the SecondThird Amendment Effective Date, (a) no members of the Consolidated Group nor any of their respective real property or operations are subject to any outstanding obligations under any written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; (b) no members of the Consolidated Group have received any unresolved letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; (c) there are and, to the best knowledge of the Credit Parties, have been, no environmental conditions or Hazardous Materials Activities which would reasonably be expected to form the basis of an Environmental Claim against any members of the Consolidated Group that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; (d) no members of the Consolidated Group nor, to the best knowledge of the Credit Parties, any predecessor of any member of the Consolidated Group has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any real property, and the operations of none of the members of the Consolidated Group involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent, in each case that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and (e) no Release of Hazardous Materials or any Hazardous Materials Activity has occurred or is occurring with respect to any member of the Consolidated Group which individually or in the aggregate has had, or would reasonably be expected to have, a Material Adverse Effect. To the best knowledge of the Credit Parties, compliance with all current requirements pursuant to or under Environmental Laws would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. 4.13 No Defaults. No members of the Consolidated Group are in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect. 4.14 Material Contracts. Schedule 4.14 (as may be supplemented by the Borrower from time to time) contains a true, correct and complete list of Material Contracts in effect on the SecondThird Amendment Effective Date, and except as described thereon, all such Material Contracts are in full force and effect and no defaults currently exist thereunder. 4.15 Subsidiaries; Tax Identification Numbers. (a) As of the SecondThird Amendment Effective Date, set forth on Schedule 4.15, with respect to each member of the Consolidated Group, is the jurisdiction of organization, classes of Capital Stock (including options, warrants, rights of subscription, conversion, exchangeability and other similar rights), and ownership and ownership percentages. The outstanding Capital Stock has been validly issued, is owned free of Liens, and with respect to any outstanding shares of Capital Stock of a corporation, such shares have been validly issued and are fully paid and non-assessable. The outstanding shares of Capital Stock are not subject to any buy-sell, voting trust or other shareholder agreement except as identified on Schedule 4.15. As 99 15095946v115095946v10 of the SecondThird Amendment Effective Date, there are no Subsidiaries other than those specifically disclosed on Schedule 4.15. (b) The true and correct U.S. taxpayer identification number of the Credit Parties is set forth on Schedule 4.15. 4.16 Governmental Regulation. (a) None of the Credit Parties nor any of their Subsidiaries is subject to regulation under the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit their ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. None of the Credit Parties nor any of their Subsidiaries is a "registered investment company" or a company "controlled" by a "registered investment company" or a "principal underwriter" of a "registered investment company" as such terms are defined in the Investment Company Act of 1940. (b) None of the Credit Parties nor any of their Subsidiaries is an "enemy" or an "ally of the enemy" within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended. None of the Credit Parties nor any of their Subsidiaries is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act. None of the Credit Parties nor any of their Subsidiaries (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to the best of their knowledge, engages in any dealings or transactions, or are otherwise associated, with any such blocked person. (c) None of the Credit Parties nor any of their Subsidiaries, nor, to the knowledge of the Borrower, any of its or their directors, officers, employees, agents, Affiliates or representatives, is an individual or entity that is, or is owned or controlled by any individuals or entities that are (i) the subject or target of any Sanctions, (ii) included on OFAC's List of Specially Designated Nationals, HMT's Consolidated List of Financial Sanctions Targets and the Investment Ban List or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction. (d) None of the Credit Parties nor any of their Subsidiaries is an EEA Financial Institution. (e) The Credit Parties and their Subsidiaries have conducted their business in compliance with the United States Foreign Corrupt Practices act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such laws. (f) To the extent applicable, the Credit Parties and their Subsidiaries are in compliance, in all material respects, with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (as amended from time to time, the "Patriot Act"). (g) Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of any Extension of Credit made hereunder 100 15095946v115095946v10 will be used (i) to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as in effect from time to time or (ii) to finance or refinance any (A) commercial paper issued by the Borrower or any of its Subsidiaries or (B) any other Indebtedness, except for Indebtedness incurred for general corporate or working capital purposes. 4.17 Employee Matters. Neither any Credit Party nor any of its Subsidiaries is engaged in any unfair labor practice that would reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against any Credit Party or any of its Subsidiaries, or to the best of their knowledge, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against any Credit Party or any of its Subsidiaries or to the best of their knowledge, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving any Credit Party or any of its Subsidiaries, and (c) to the best of their knowledge, no union representation question existing with respect to the employees of any Credit Party or any of its Subsidiaries and, to the best of their knowledge, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect. 4.18 Employee Benefit Plans. (a) Each of the members of the Consolidated Group and each of their respective ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan in all material respects, (b) each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter or is the subject of a favorable opinion letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status, (c) no liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by any member of the Consolidated Group or any of their ERISA Affiliates, (d) no ERISA Event has occurred or is reasonably expected to occur, (e) except to the extent required under Section 4980B of the Internal Revenue Code and Section 601 et seq. of ERISA or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any member of the Consolidated Group or any of their respective ERISA Affiliates, (f) the present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by any member of the Consolidated Group or any of their ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions used for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan, (g) as of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of each member of the Consolidated Group and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA is zero, and (h) each member of the Consolidated Group and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan. 101 15095946v115095946v10

4.19 Certain Fees. No broker's or finder's fee or commission will be payable with respect hereto or any of the transactions contemplated hereby. 4.20 Solvency. As of the SecondThird Amendment Effective Date, the Borrower, individually, and the Borrower and its Subsidiaries, taken as a whole, after giving effect to the Loans and Extensions of Credit and consummation of the SecondThird Amendment Transactions, are Solvent. 4.21 Compliance with Laws. Each of the Credit Parties and their Subsidiaries are in compliance with all Applicable Laws (including compliance with (a) all applicable Environmental Laws with respect to its Real Estate Assets or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of members of the Consolidated Group, except such non-compliance that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, and (b) the Patriot Act and OFAC rules and regulations). Each of the Credit Parties and their Subsidiaries possess all material certificates, authorities or permits (including all certificates, authorities and permits pursuant to Environmental Laws) issued by appropriate Governmental Authorities necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit. 4.22 Security Interests. On and after the Closing Date, each of the Collateral Documents creates, as security for the Obligations purported to be secured thereby, a valid and enforceable (and, to the extent perfection thereof can be accomplished pursuant to the filings or other actions required by the Collateral Documents and such filings or other actions have been made or taken, perfected) security interest in and Lien on all of the Collateral subject thereto and subject to no other Liens (except that the Collateral may be subject to Permitted Liens relating thereto), in favor of the Collateral Agent for the benefit of the holders of the Obligations. 4.23 Disclosure. As of the Closing Date, no representation or warranty of the Borrower or any of the other Credit Parties contained in any Credit Document or in any other documents, certificates or written statements furnished to the Lenders by or on behalf of the Borrower and any of its Subsidiaries for use in connection with the transactions contemplated hereby (other than projections and pro forma financial information contained in such materials) contains any untrue statement of a material fact or omits to state a material fact (known to them, in the case of any document not furnished by any of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to the Borrower (other than matters of a general economic nature) that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby. As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects. 4.24 Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of such Persons, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where they operate. The insurance coverage of the 102 15095946v115095946v10

Borrower and its Subsidiaries as in effect on the SecondThird Amendment Effective Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 4.24. 4.25 Security Agreement. The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the holders of the Obligations, a legal, valid and enforceable security interest in the Collateral identified therein, except to the extent the enforceability thereof may be limited by applicable Debtor Relief Laws affecting creditors' rights generally and by equitable principles of law (regardless of whether enforcement is sought in equity or at law) and, when UCC financing statements (or other appropriate notices) in appropriate form are duly filed at the locations identified in the Security Agreement, the Security Agreement shall create a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, in which a security interest may be perfected by the filing of a UCC financing statement in each case prior and superior in right to any other Lien (other than Permitted Liens) and, in addition, with respect to collateral interests in equity interests such as capital stock, partnership interests, membership interests and the like, (i) with respect to any such Collateral that is a "security" (as such term is defined in the UCC) and is evidenced by a certificate, when such Collateral is delivered to the Collateral Agent with duly executed stock powers with respect thereto, (ii) with respect to any such Collateral that is a "security" (as such term is defined in the UCC) but is not evidenced by a certificate, when UCC financing statements in appropriate form are filed in the appropriate filing offices in the jurisdiction of organization of the grantor or when "control" (as such term is defined in the UCC) is established by the Collateral Agent over such interests in accordance with the provision of Section 8-106 of the UCC, or any successor provision, and (iii) with respect to any such Collateral that is not a "security" (as such term is defined in the UCC), when UCC financing statements in appropriate form are filed in the appropriate filing offices in the jurisdiction of organization of the grantor. 4.26 [Reserved]. 4.27 Aircraft Leases and Mortgages. (a) Aircraft and Aircraft Leases. Set out in Schedule 4.27-A (as it may be updated and supplemented by the Borrower from time to time) is a true, correct and complete list of (i) all Aircraft and Engines owned by the Borrower and its Subsidiaries, (ii) all Aircraft Leases, (iii) each owner of an Aircraft and (iv) each lessee/lessor and sublessee/sublessor of an Aircraft. (b) Aircraft Mortgages. The Aircraft Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the holders of the Obligations, a legal, valid and enforceable security interest in the Aircraft and related collateral interests identified therein, except to the extent the enforceability thereof may be limited by applicable Debtor Relief Laws affecting creditors' rights generally and by equitable principles of law (regardless of whether enforcement is sought in equity or at law) and, when the Aircraft Mortgages are duly filed with the FAA, and the international interest in the Aircraft created by the Aircraft Mortgage in favor of the Collateral Agent is registered with the International Registry, the Aircraft Mortgages shall be effective to create a fully perfected Lien on, and security interest in, all right, title and interest of the mortgagors thereunder in the Aircraft, in each case prior and superior in right to any other Lien (other than Permitted Liens). SECTION 5. AFFIRMATIVE COVENANTS Each Credit Party covenants and agrees that until the Loan Obligations shall have been paid in full or otherwise satisfied, and the Commitments hereunder shall have expired or been terminated, each 103 15095946v115095946v10

Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5. 5.1 Financial Statements and Other Reports. The Borrower will deliver to the Administrative Agent and the Lenders: (a) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter of each fiscal year (including the fourth fiscal quarter), a consolidated (which may be provided for Ultimate Holdco and its Subsidiaries) and consolidating (with respect to (x) the Borrower and its Subsidiaries and (y) the Ultimate Holdco Subsidiary Guarantors and their Subsidiaries) balance sheet for the Consolidated Group as at the end of such fiscal quarter and the related consolidated (which may be provided for Ultimate Holdco and its Subsidiaries) and consolidating (with respect to (x) the Borrower and its Subsidiaries and (y) the Ultimate Holdco Subsidiary Guarantors and their Subsidiaries) financial statements of income and cash flows for such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year, all in reasonable detail and consistent in all material respects with the manner of presentation as of the Closing Date, together with a Financial Officer Certification with respect thereto. (b) Annual Financial Statements. As soon as available, and in any event within one hundred fifty (150) days after the end of each fiscal year, (i) a consolidated (which may be provided for Ultimate Holdco and its Subsidiaries) and consolidating (with respect to (x) the Borrower and its Subsidiaries and (y) the Ultimate Holdco Subsidiary Guarantors and their Subsidiaries) balance sheet for the Consolidated Group as at the end of such fiscal year and the related consolidated (which may be provided for Ultimate Holdco and its Subsidiaries) and consolidating (with respect to (x) the Borrower and its Subsidiaries and (y) the Ultimate Holdco Subsidiary Guarantors and their Subsidiaries) financial statements of income, stockholders' equity and cash flows for such fiscal year (such consolidating financial statements to be fairly stated in all material respects when considered in relation to the consolidated financial statements of the Consolidated Group (which may be the consolidated financial statements of Ultimate Holdco and its Subsidiaries)), setting forth in each case in comparative form the corresponding figures for the previous fiscal year, in reasonable detail and consistent in all material respects with the audited financial statements referenced in Section 4.7(a), together with a Financial Officer Certification with respect thereto; and (ii) a report thereon from KPMG LLP or an independent certified public accountant of recognized regional standing selected by the Borrower and reasonably satisfactory to the Administrative Agent, which in the case of such consolidated financial statements, is to be audited and unqualified as to going concern and scope of audit, and states that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Consolidated Group (which may be in respect of Ultimate Holdco and its Subsidiaries) as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that their examination was made in accordance with generally accepted auditing standards, and, which, in the case of the consolidated (which may be in respect of Ultimate Holdco and its Subsidiaries) financial statements, were compiled in accordance with generally accepted standards therefor. (c) Compliance Certificate. Together with each delivery of each of the financial statements under Section 5.1(a) and Section 5.1(b), a duly completed Compliance Certificate with a Financial Officer Certification (i) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the financial covenants 104 15095946v115095946v10 contained herein, (ii) certifying that no Default or Event of Default exists as of the date thereof (or the nature and extent thereof and proposed actions with respect thereto) and (iii) including a summary of all material changes in GAAP applicable to such financial statements and in the consistent application thereof, the effect on the financial covenants resulting therefrom, and a reconciliation between calculation of the financial covenants (and determination of the applicable pricing level under the definition of "Applicable Margin") before and after giving effect to such changes. (d) Annual Budget. As soon as available, but in any event not later than sixty (60) days after the end of each fiscal year, forecasts for the Consolidated Group prepared by management, in form reasonably satisfactory to the Administrative Agent, of balance sheets and statements of income or operations and cash flows on a consolidated or combined basis, as appropriate, on a quarter-by-quarter basis. (e) Statements of Reconciliation after Change in Accounting Principles. Promptly upon any material change in accounting policies or financial reporting practices for the Consolidated Group, including any determination referenced in Section 2.6(e), a summary of such material changes. (f) Notice of Default. Promptly upon any Authorized Officer of any Credit Party obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to any Credit Party with respect thereto; (ii) that any Person has given any notice or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, event or condition or change, and what action the Credit Parties have taken, are taking and propose to take with respect thereto. (g) Notice of Litigation. Promptly upon any officer of any Credit Party obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by the Credit Parties to the Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either clause (i) or (ii) could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to the Credit Parties to enable the Lenders and their counsel to evaluate such matters. (h) Notice of Asset Sale or Involuntary Disposition. Promptly upon the occurrence of any Asset Sale or Involuntary Disposition, written notice thereof together with such other information as may be reasonably available to the Credit Parties to enable the Lenders and their counsel to evaluate such matters. (i) ERISA. (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action any member of the Consolidated Group or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any member of the Consolidated Group or any of their 105 15095946v115095946v10 respective ERISA Affiliates with respect to each Pension Plan; (2) all notices received by any member of the Consolidated Group or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Administrative Agent shall reasonably request. (j) Notice Regarding Material Contracts. Promptly, and in any event within fifteen (15) days after (i) any Material Contract or any Aircraft Lease is terminated or amended in a manner that is materially adverse to members of the Consolidated Group or any new Material Contract or Aircraft Lease is entered into, a written statement describing such event, with copies of such material amendments or new contracts or leases, as the case may be, delivered to the Administrative Agent (to the extent such delivery is not expressly prohibited by the terms of any such Material Contract or such Aircraft Lease), or (ii) after the occurrence of any material default under any Material Contract or any Aircraft Lease, together with an explanation of any action being taken with respect thereto. (k) Information Regarding Collateral. The Borrower will furnish to the Collateral Agent prior written notice of any change for any member of the Consolidated Group (i) in corporate name, (ii) in identity or corporate structure or (iii) in Federal Taxpayer Identification Number. Each Credit Party agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made (or substantially contemporaneously with such change, will be made) and/or other actions have been taken (or substantially contemporaneously with such change, will be taken) that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest of the same or better priority in all the Collateral and for the Collateral at all times following such change to have a valid, legal and perfected security interest of the same or better priority as contemplated in the Collateral Documents, provided that if such Credit Party provides prior written notice to the Collateral Agent of any such change, and the continuation of perfection and validity of the Collateral Agent's security interest can be maintained by the filing by the Collateral Agent of UCC financing statements or amendments thereto without such Credit Party's signature or written authorization, such Credit Party shall have complied with this clause (k) by giving such prior notice to the Collateral Agent. (l) Information Submitted to Board of Directors. Promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Consolidated Group, or any audit of any of them. (m) Beneficial Ownership Certification. To the extent any Credit Party qualifies as a "legal entity customer" under the Beneficial Ownership Regulation, an updated Beneficial Ownership Certification promptly following any change in the information provided in the Beneficial Ownership Certification delivered to any Lender in relation to such Credit Party that would result in a change to the list of beneficial owners identified in such certification. (n) Other Information. (i) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Borrower to their security holders acting in such capacity or by any member of the Consolidated Group to its security holders, provided that no Credit Party shall be required to deliver to the Administrative Agent or any Lender the minutes of any meeting of its Board of Directors and (ii) such other information and data with respect to the members of the 106 15095946v115095946v10

Consolidated Group as from time to time may be reasonably requested by the Administrative Agent or the Requisite Lenders. (o) Information Submitted Pursuant to Second Lien Credit Documents. (i) Simultaneously with the delivery thereof to the lenders under the Second Lien Credit Agreement, a copy of each notice and copies of any certificate, statement or report furnished to such lenders in connection with the Second Lien Credit Agreement and not otherwise required to be furnished to the Administrative Agent and the Lenders pursuant to any clause of this Section 5.1, including any such notices, certificates, statements, reports, confirmations, appraisals, filings, recordings, registrations, consents and searches, evidence, Aircraft Security Documents and other Collateral Documents; provided that any such Aircraft Security Documents, other Collateral Documents and related deliverables shall be executed by the applicable Credit Party in favor of the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the holders of the Obligations and (ii) promptly after any delivery thereof to the Second Lien Agent by a Credit Party, or promptly upon receipt thereof by a Credit Party from the Second Lien Agent, copies of all consents under and amendments or other modifications to, the Second Lien Credit Documents. Each notice pursuant to clause (f) of this Section 5.1 shall be accompanied by a statement of an Authorized Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower have taken and propose to take with respect thereto and shall describe with particularity any and all provisions of this Agreement and any other Credit Document that have been breached. Notwithstanding the foregoing, following consummation of the Air Merger, the obligations in clauses (a) and (b) of this Section 5.1 may be satisfied with respect to financial information of the Consolidated Group by furnishing (within the applicable time periods required by such clauses (a) and (b)) the Form 10-K or 10-Q (or the equivalent), as applicable, of Ultimate Holdco filed with the SEC; provided that (i) notwithstanding the foregoing, the Borrower shall deliver to the Administrative Agent a duly completed Compliance Certificate pursuant to and as required by Section 5.1(c), (ii) such information includes a consolidated (which may be provided for Ultimate Holdco and its Subsidiaries) and consolidating (with respect to (x) the Borrower and its Subsidiaries and (y) the Ultimate Holdco Subsidiary Guarantors and their Subsidiaries) balance sheet for the Consolidated Group as at the end of such fiscal quarter or fiscal year, as applicable, and the related consolidated (which may be provided for Ultimate Holdco and its Subsidiaries) and consolidating (with respect to (x) the Borrower and its Subsidiaries and (y) the Ultimate Holdco Subsidiary Guarantors and their Subsidiaries) financial statements of income, stockholders' equity (to the extent such information is in lieu of information required to be provided under Section 5.1(b)) and cash flows for such fiscal quarter or fiscal year, as applicable, and (iii) to the extent such information is in lieu of information required to be provided under Section 5.1(b), such materials are accompanied by a report thereon from KPMG LLP or an independent certified public accountant of recognized regional standing selected by the Borrower and reasonably satisfactory to the Administrative Agent, which in the case of such consolidated financial statements, is to be audited and unqualified as to going concern and scope of audit, and states that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Consolidated Group (which may be in respect of Ultimate Holdco and its Subsidiaries) as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that their examination was made in accordance with generally accepted auditing standards, and, which, in the case of the consolidated (which may be in respect of Ultimate Holdco and 107 15095946v115095946v10 its Subsidiaries) financial statements, were compiled in accordance with generally accepted standards therefor. 5.2 Existence. The members of the Consolidated Group shall at all times preserve and keep in full force and effect their existence and all rights and franchises, licenses and permits material to their business except in the case of any right or franchise, licenses and permits the loss thereof, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. 5.3 Payment of Taxes and Claims. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Credit Party, and each of its Subsidiaries, shall pay (a) all Taxes imposed upon it or any of their properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon and (b) all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of their properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP, shall have been made therefor and (ii) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than any other Credit Party). 5.4 Maintenance of Properties. Except as otherwise permitted by Section 6.9, the members of the Consolidated Group shall maintain, or cause to be maintained, in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in their business and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. 5.5 Insurance. Each Credit Party, and each of its Subsidiaries, will maintain or cause to be maintained, with financially sound and reputable insurers, property insurance, such public liability insurance, third party property damage insurance with respect to liabilities, losses or damage in respect of their assets, properties and businesses as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts, with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, each member of the Consolidated Group will maintain (a) flood insurance with respect to each Flood Hazard Property, if any, that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System and the Flood Insurance Laws, (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses and (c) comprehensive aircraft, all-risk ground and flight hull insurance, damage insurance, and hijacking insurance. Each such policy of insurance shall (i) name the Collateral Agent, on behalf of the holders of the Obligations, as an additional insured thereunder as its interests may appear and (ii) in the case of each property insurance policy, contain a lender loss payable clause or endorsement, reasonably satisfactory in form and substance to the Collateral Agent, that names the Collateral Agent, on behalf of the holders of the Obligations, as the lender loss payee thereunder and, to the extent agreed by the applicable insurer, provides for at least thirty (30) days' prior written notice to the Collateral Agent of any modification or cancellation of such policy; provided that the Collateral Agent shall not be required to be named as lender loss payee under property insurance policies (other 108 15095946v115095946v10 than policies of the type listed in clause (c) above) so long as the aggregate coverage amount under such policies does not exceed $500,000. 5.6 Inspections. Each Credit Party, and each of its Subsidiaries, will permit representatives and independent contractors of the Administrative Agent and the Collateral Agent (where allowed by law) to visit and inspect any of its properties, to conduct field audits, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, at the expense of the Borrower as hereafter provided and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, that so long as no Event of Default shall occurred and be continuing, the Borrower will pay the reasonable expenses of the Administrative Agent and its representatives or designees for only such one inspection per year. 5.7 Lenders Meetings. The Credit Parties will, upon the request of the Administrative Agent or the Requisite Lenders, participate in a meeting of the Administrative Agent and the Lenders once during each fiscal year to be held at the Borrower's corporate offices (or at such other location as may be agreed to by the Borrower and the Administrative Agent) at such time as may be agreed to by the Borrower and the Administrative Agent; provided that the Borrower shall not be responsible for the costs and expenses of the Administrative Agent and the Lenders to attend such meeting. 5.8 Compliance with Laws and Material Contracts. Each Credit Party, and each of its Subsidiaries, will comply with the requirements of all Applicable Laws and Material Contracts, noncompliance with which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. 5.9 Use of Proceeds. (a) Loans and Extensions of Credit from Revolving Obligations and remaining proceeds of the First Amendment Term Loan may be used to finance capital expenditures, to meet working capital needs and for other lawful corporate purposes, including Permitted Acquisitions and Restricted Payments to the extent permitted hereunder. (b) Proceeds of the Delay Draw Term-1 Loans may be used after the First Amendment Effective Date to finance the BC650 Acquisition. Proceeds of the Delay Draw Term-2 Loans may be used after the Second Amendment Effective Date to (i) finance the acquisition of Aircraft and Aircraft Leases, (ii) finance Permitted Acquisitions, (iii) consummate the Bain Equity Repurchase, (ivii) make the Specified Repurchase Payments, (viii) refinance existing Indebtedness of the Borrower and (viiv) pay the costs and expenses of the SecondThird Amendment Transactions. Proceeds of the Delay Draw Term-3 Loans may be used after the Third Amendment Effective Date to (i) finance the acquisition and/or modification of Aircraft and Aircraft Leases and (ii) finance Permitted Acquisitions (other than the Air Merger) and to pay fees, costs and expenses in connection therewith. Proceeds of the Delay Draw Term-4 Loans may be used after the Third Amendment Effective Date to finance the Air Merger and to pay fees, costs and expenses in connection therewith. (c) No part of the proceeds of the Extensions of Credit will be used by Borrower or any of its Subsidiaries or Affiliates, directly or indirectly, (i) to refinance any commercial paper, (ii) for any purpose which would violate the provisions of the Regulations of the Board of Governors of the Federal Reserve System and any successor thereto, including Regulations T, U and X, (iii) for any purpose which would breach the United States Foreign Corrupt Practices act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other 109 15095946v115095946v10 jurisdictions or (iv) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or in any other manner that would result in a violation by any Person (including any Person participating in the Loans and Extensions of Credit hereunder, whether as arranger, lender, advisor, investor or otherwise). 5.10 Environmental. (a) Environmental Disclosure. The Credit Parties will deliver to the Administrative Agent and the Lenders as soon as practicable following the sending or receipt thereof by any members of the Consolidated Group, a copy of any and all material written communications with respect to (1) any Environmental Claims, (2) any Release required to be reported to any Governmental Authority, except for any Release authorized under and in compliance with Environmental Permits, and (3) any request for information from any Governmental Authority that suggests such agency is investigating whether any Credit Party or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity, in each of cases (1), (2) and (3) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. (b) Hazardous Materials Activities. The members of the Consolidated Group will promptly take any and all actions reasonably necessary to (i) cure any violation of applicable Environmental Laws that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim and discharge any obligations it may have to any Person thereunder where failure to do so would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, in each case, except to the extent such members are contesting their responsibility for any violation or Environmental Claim in the appropriate forum. 5.11 Guarantors and Subsidiaries. (a) Intermediate Holdco. Intermediate Holdco will at all times be a Guarantor of the Obligations. (b) Borrower. The Borrower will at all times be a Guarantor for the Obligations of Intermediate Holdco and the Borrower's Subsidiaries as provided herein. (c) Domestic Subsidiaries. The Borrower will promptly notify the Administrative Agent of the formation, acquisition or existence of any Domestic Subsidiary (other than any Excluded Subsidiary), and cause such Domestic Subsidiary (other than any Excluded Subsidiary) to become a Guarantor hereunder promptly, but in any event within thirty (30) days (or such longer period as may be agreed by the Administrative Agent in its sole discretion) of such formation, acquisition or existence by execution and delivery of a guaranty agreement or joinder agreement in form and substance satisfactory to the Administrative Agent in its reasonable discretion, together with such certified copies of resolutions, Organizational Documents, incumbency certificates and legal opinions and other items as determined by, and in form and substance reasonably satisfactory to, the Administrative Agent. (d) Foreign Subsidiaries. The Borrower will promptly notify the Administrative Agent of the formation, acquisition or existence of any Foreign Subsidiary, and cause 65% of the Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 110 15095946v115095946v10

100% of the Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in first-tier Foreign Subsidiaries to be pledged to secure the Obligations promptly, but in any event within forty-five (45) days (or such longer period as may be agreed by the Administrative Agent in its sole discretion) of such formation, acquisition or existence, together with such certified copies of resolutions, Organizational Documents, incumbency certificates and legal opinions in form and substance reasonably satisfactory to, and other items as reasonably requested by, the Administrative Agent. (e) Ultimate Holdco. The Borrower will (i) promptly notify the Administrative Agent of the making of any investment (including any Investment) made by any Credit Party or any of its Subsidiaries in or to any Ultimate Holdco Subsidiary Guarantor and (ii) cause such Ultimate Holdco Subsidiary Guarantor to become a Guarantor hereunder within fifteen (15) Business Days after the date of such investment (or such longer period as may be agreed by the Administrative Agent in its sole discretion), by execution and delivery of a guaranty agreement or joinder agreement in form and substance satisfactory to the Administrative Agent in its reasonable discretion, together with such certified copies of resolutions, Organizational Documents, incumbency certificates and legal opinions and other items as determined by, and in form and substance reasonably satisfactory to, the Administrative Agent. 5.12 Collateral Interests. (a) Pledge of Capital Stock. (i) Intermediate Holdco will pledge 100% of the Capital Stock in the Borrower to the Collateral Agent to secure the Obligations. (ii) The Borrower will, and will cause each Subsidiary Guarantor and each Ultimate Holdco Subsidiary Guarantor to, pledge, to the Collateral Agent to secure the Obligations, (i) one hundred percent (100%) of the Capital Stock in each Domestic Subsidiary held by such Persons and (ii) sixty-five percent (65%) of the Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each first-tier Foreign Subsidiary held by such Persons. The limited pledge of Capital Stock in first-tier Foreign Subsidiaries is intended to avoid treatment of the undistributed earnings of a Foreign Subsidiary as a deemed dividend to its United States parent for United States federal income tax purposes. (iii) The Capital Stock pledged hereunder, to the extent certificated, will be accompanied by delivery of original share certificates and undated transfer powers executed in blank, where appropriate, together with such filings and other deliveries as may be reasonably requested by the Administrative Agent or the Collateral Agent, including opinions of counsel in form, scope and substance reasonably acceptable to the Administrative Agent and the Collateral Agent. (iv) The Borrower will cause Ultimate Holdco to pledge 100% of the Capital Stock in any Ultimate Holdco Subsidiary Guarantor to the Collateral Agent to secure the Obligations. (b) Personal Property Generally. Intermediate Holdco and the Borrower will, and will cause each Subsidiary Guarantor and each Ultimate Holdco Subsidiary Guarantor (collectively, the "Grantors") to, pledge and grant a security interest in substantially all of their 111 15095946v115095946v10 personal property (including all accounts, contract rights, deposit accounts, chattel paper, insurance proceeds, inventory, investments and financial assets, general intangibles, intellectual property, licenses, equipment and proceeds, but excluding Capital Stock, which shall be governed by the provisions of subsection (a) hereof, and the mortgage and pledge of interests in Aircraft, which shall be governed by the provisions of subsection (c) hereof), other than Excluded Property, to the Collateral Agent to secure the Obligations. The foregoing security interests will be perfected by filing financing statements under the Uniform Commercial Code and, among other things, filing notices of security interests in respect of intellectual property with the United States Copyright Office and the United States Patent and Trademark Office. In connection therewith, the Grantors will provide such authorizations, filings and other deliveries as may be reasonably requested by the Administrative Agent or the Collateral Agent, and opinions of counsel in form, scope and substance reasonably acceptable to the Administrative Agent and the Collateral Agent. (c) Aircraft. The Borrower will, and will cause each Subsidiary Guarantor and each Ultimate Holdco Subsidiary Guarantor (collectively, the "Aircraft Mortgagors") to, pledge and grant a security interest in all Aircraft and any related Aircraft Lease now or hereafter owned by them pursuant to Aircraft Mortgages and Aircraft Security Documents, in each case in form and substance reasonably acceptable to the Collateral Agent, to secure the Obligations. The foregoing security interests will be perfected by filing the Aircraft Mortgage with the FAA and registering the international interest in the Aircraft created by the Aircraft Mortgage in favor of the Collateral Agent with the International Registry and by filing financing statements under the Uniform Commercial Code. In connection therewith, the Aircraft Mortgagors will provide such authorizations, filings and other deliveries as may be reasonably requested by the Administrative Agent or the Collateral Agent, the Aircraft Security Documents, filings, recordings, registrations, consents and searches and the like relating thereto, recent appraisals and third party inspections, executed Notices of Assignment and Collateral Assignment and Subordination Agreements (provided that the Aircraft Mortgagors shall only be required to use their best efforts to obtain such executed Collateral Assignment and Subordination Agreements from any third party lessee), as appropriate, IDERA and other powers of attorney where the Aircraft Leases will be recorded in the FAA registry or the International Registry, evidence of title and insurance, opinions of counsel in form, scope and substance reasonably acceptable to the Administrative Agent and the Collateral Agent, and such other information, documents or items necessary or appropriate, in the Administrative Agent's discretion, in each case consistent with the requirements and deliveries provided in Section 3.4. The Aircraft Mortgagors may from time to time make acquisitions and dispositions of Aircraft and related Aircraft Leases; provided, however, that the Aircraft Leases will not be sold, transferred or disposed of separate and apart from the Aircraft to which it relates without the prior written consent of the Administrative Agent and the Requisite Lenders. The Borrower will cause newly acquired Aircraft and related Aircraft Leases to be pledged and made subject to the mortgage liens and security interests as provided herein, and the Administrative Agent and Collateral Agent will cooperate with requests from the Aircraft Mortgagors for releases from the pledges, mortgage liens and security interests in connection with the disposition of Aircraft and related Aircraft Leases so long as after giving effect thereto, the collateral value of the other Aircraft and related Aircraft Leases that remain subject to the pledges, mortgage liens and security interests securing the Obligations bears a reasonable relation to the loans and obligations owing under this Agreement and the other Credit Documents. (d) Real Property. Intermediate Holdco and the Borrower will, and will cause each Subsidiary Guarantor and each Ultimate Holdco Subsidiary Guarantor (collectively, the "Real 112 15095946v115095946v10

Property Mortgagors") to, grant a mortgage lien on and security interest in all Material Real Property located in the United States to the Collateral Agent to secure the Obligations. The foregoing mortgage liens and security interests will be established by delivery of mortgage instruments, deeds of trust, deeds to secure debt or other instruments reasonably acceptable to the Administrative Agent and the Collateral Agent (each, a "Real Property Security Instrument"). In connection therewith, the Real Property Mortgagors will provide such authorizations, filings and other deliveries as may be reasonably requested by the Administrative Agent or the Collateral Agent, and ALTA/NSPS surveys, title insurance policies, flood hazard certifications, evidence of insurance (including flood coverage as applicable), consents and estoppels and opinions of counsel (including local counsel), in each case, in form, scope and substance reasonably acceptable to the Administrative Agent and the Collateral Agent. It is acknowledged and agreed that the real property interests under the Hanger Site, Lease and Fuel Farm Operating Agreement by and between Jackson Municipal Airport Authority and Tri-Jet, LLC dated as of November 21, 1997, as amended, modified, renewed or replaced, do not constitute Material Real Property and will not be required to be pledged to secure the loans and obligations hereunder. Notwithstanding anything herein to the contrary, no Real Property Security Instrument shall be signed unless and until each Lender has received and approved with respect to the applicable property a "life of loan" flood zone determination and, if such property is located in a flood zone, a Borrower notice and policy of flood insurance, all in compliance with applicable Flood Laws and satisfactory to each Lender. (e) [Reserved]. (f) [Reserved]. (g) Government Contracts. After an Event of Default and during the continuation thereof, the Administrative Agent may request execution and return of notice of assignment of claims with the Federal government and its agencies, whereupon the Borrower will, and will cause each Subsidiary Guarantor and each Ultimate Holdco Subsidiary Guarantor to, promptly assign to the Administrative Agent all rights to payments due or to become due under government contracts (other than (i) the Existing Excluded Aircraft Contracts and (ii) government contracts that (x) provide for aggregate payments to the Borrower and each Subsidiary Guarantor and each Ultimate Holdco Subsidiary Guarantor of less than $100,000 or (y) are less than six months in duration) by complying with the Federal Assignment of Claims Act of 1940, Federal Acquisition Regulation Subpart 32.8 and any applicable agency regulations (or in the case of government contracts entered into with any state or local government or any division, department, or instrumentality thereof, the applicable state or local law), provided that the Administrative Agent executes its obligations under the Federal Assignment of Claims Act of 1940, Federal Acquisition Regulation Subpart 32.8 and any applicable agency regulations, and the applicable Governmental Authority acknowledges receipt of and approves the notice of assignment. (h) Delivery of Collateral Interests. Where the foregoing collateral interests are expressly permitted hereby to be provided after the Closing Date, they will be provided promptly, but in any event, within forty-five (45) days in the case of subsections (a), (b) and (c) hereof, and ninety (90) days in the case of subsections (d) and (g) hereof (or in each case, within such longer period as the Administrative Agent may agree in its sole discretion). (i) Material Adverse Tax Consequences. Notwithstanding anything to the contrary herein, in no event shall any Credit Party or any of its Subsidiaries be required to make any pledge or cause any Person to become a Guarantor hereunder if and for so long as the 113 15095946v115095946v10

Administrative Agent, in good faith consultation with the Borrower, determines that such action would cause material adverse Tax consequences to the Credit Parties and their Subsidiaries, taken as a whole, or to the ultimate taxpayers that directly or indirectly own interests in the Borrower and its Subsidiaries. 5.13 Books and Records. The members of the Consolidated Group will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to their business and activities to the extent necessary to prepare the consolidated financial statements in conformity with GAAP. 5.14 Reserved. 5.15 Further Assurances. At any time or from time to time upon the request of the Administrative Agent or the Collateral Agent, each Credit Party, and each of its Subsidiaries, will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent or the Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents, including (a) assigning claims for government contracts (other than the Existing Excluded Aircraft Contracts) following an Event of Default and (b) providing the Lenders with any information reasonably requested pursuant to Section 10.21. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as the Administrative Agent or the Collateral Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by the assets of each of the Credit Parties that are required to be Collateral, and all of the outstanding Capital Stock of each of the members of the Consolidated Group (subject to limitations contained in the Credit Documents with respect to Foreign Subsidiaries). 5.16 Compliance with Leases. Each of the members of the Consolidated Group shall comply in all material respect with its obligations under each lease with respect to a leasehold property. 5.17 Aircraft Leases. (a) The Borrower and its Subsidiaries will cause all Aircraft Leases to have a legend at the top of the first page to the effect that "THIS LEASE IS THE SUBJECT OF A FIRST PRIORITY SECURITY INTEREST IN FAVOR OF REGIONS BANK, AS ADMINISTRATIVE AGENT, FOR THE LENDERS AND THEIR AFFILIATES UNDER A CREDIT AGREEMENT WITH TENAX AEROSPACE HOLDINGS, LLC AND CERTAIN SUBSIDIARIES, AS IT MAY BE AMENDED, MODIFIED, EXTENDED, RENEWED OR REPLACED. A FINANCING STATEMENT COVERING THIS LEASE AND THE PAYMENTS HEREUNDER HAS BEEN FILED UNDER THE UNIFORM COMMERCIAL CODE." (b) The Borrower and its Subsidiaries will provide copies of the Aircraft Leases, together with all schedules, exhibits, amendments, modifications, addenda, consents, waivers and the like relating thereto, promptly upon request, whether or not they are the subject of financing hereunder and whether or not such delivery is a condition to Borrowing hereunder, and, further, at any time after the occurrence of an Event of Default and during the continuation thereof, will promptly deliver the original Aircraft Leases to the Collateral Agent upon request. (c) The Borrower and its Subsidiaries will not provide or allow an amendment, waiver or consent of the terms of any Aircraft Leases that would or might compromise in any material way the collateral value of such leases without the prior written consent of the Administrative Agent. Further, each member of the Consolidated Group shall, upon the 114 15095946v115095946v10 expiration and renegotiation of any Aircraft Lease, ensure that the lessee and any sublessee enter into Collateral Assignment and Subordination Agreements (provided that the Borrower shall only be required to use commercially reasonable efforts to obtain such executed Collateral Assignment and Subordination Agreements from any third party lessee) and, if the Aircraft Lease will be recorded in the FAA registry or the International Registry, but only in any such case, then Powers of Attorney duly executed by each lessee of such Aircraft Lease for recording in the FAA registry and the International Registry. (d) The Borrower and its Subsidiaries will not sell, transfer or otherwise dispose of any Aircraft Leases separate and apart from the Aircraft to which the lease relates without the prior written consent of the Administrative Agent and the Requisite Lenders. 5.18 Aircraft. (a) Each member of the Consolidated Group owning any Aircraft shall, (i) be and remain a "citizen of the United States" within the meaning of the Transportation Code, and (ii) cause each Aircraft to be duly registered in the current owner's name listed on Schedule 4.27-A under the Transportation Code (including, by making all necessary reports, re-registering its ownership of the Aircraft and taking all other actions required by Applicable Law). (b) In the case of Aircraft acquired after the Closing Date: (i) on or before the date of acquisition, the requirements for notice, collateral deliveries and perfection of liens in clauses (i) and (iv) of Section 3.4(a) and Section 5.12(c) shall have been satisfied, whether or not the proceeds of loans and extensions of credit hereunder are used to finance the acquisition, in whole or in part; (ii) within 60 days of the date of acquisition (or such later date up to 30 days thereafter as the Administrative Agent may agree in its discretion), the requirements for the entering into a lease or associated contract in clauses (i) and (iii) of Section 3.4(b) shall have been satisfied, whether or not the proceeds of loans and extensions of credit hereunder are used to finance the acquisition, in whole or in part; provided that if the Borrower has determined that it is not likely to enter into a lease or associated contract by such time, then it will promptly give written notice to the Administrative Agent thereof and will sell (or, solely with respect to (1) the BC650 and (2) any Aircraft for which the purchase price of such Aircraft was less than $10,000,000, use commercially reasonable efforts to sell) the subject Aircraft within 180 days (or such later date up to 30 days thereafter as the Administrative Agent may agree in its discretion) from the date of such notice and for purposes of the mandatory prepayment provisions of Section 2.10(c)(ii), the reinvestment period will run from the date of such notice; and (iii) within 60 days of the date of acquisition (or such later date as agreed to by the Administrative Agent) of any Credit Party acquiring any Aircraft with a value equal or greater than $20,000,000, the Credit Parties will obtain, and deliver to the Collateral Agent a copy of, a maintenance service program, an engine maintenance program and an APU maintenance program with respect to any such Aircraft and an acknowledgement of the Collateral Agent's rights therein by the applicable vendors thereunder in the form of a collateral assignment of such agreement; provided, that the Borrower and its Subsidiaries shall only be required to use its best efforts to obtain a 115 15095946v115095946v10 collateral assignment in the case of any maintenance service program administered by a prime contractor. 5.19 Miscellaneous Business Covenants. Unless otherwise consented to by Agents and the Requisite Lenders: (a) Cash Management Systems. Each of the members of the Consolidated Group shall establish and maintain all cash collateral accounts, treasury management services accounts and operating accounts with the Administrative Agent or the Collateral Agent; provided, each member of the Consolidated Group may maintain deposit accounts (other than of the type listed above) with depository institutions other than Administrative Agent or Collateral Agent. (b) Communication with Accountants. Each of the Credit Parties authorizes the Administrative Agent to, upon the occurrence and during the continuance of an Event of Default, communicate directly with its independent certified public accountants and authorizes and shall instruct such accountants to, upon the occurrence during the continuance of an Event of Default, communicate (including the delivery of audit drafts and letters to management) with the Administrative Agent and each Lender information relating to any member of the Consolidated Group with respect to its and their business, results of operations and financial condition. SECTION 6. NEGATIVE COVENANTS Each Credit Party covenants and agrees that until the Loan Obligations shall have been paid in full or otherwise satisfied, and the Commitments hereunder shall have expired or been terminated, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6. 6.1 Indebtedness. Members of the Consolidated Group will not, directly or indirectly, create, incur, assume or guarantee, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except: (a) the loans and obligations under this Agreement and the other Credit Documents; (b) Indebtedness of (i) the Borrower or any Guarantor, as borrower, on the one hand, owing to the Borrower or any Guarantor, on the other hand, and (ii) Foreign Subsidiaries, as borrowers, on the one hand, owing to other Foreign Subsidiaries, on the other hand, (iii) Foreign Subsidiaries and Domestic Subsidiaries that are not Guarantors, as borrowers, on the one hand, owing to the Borrower or any Guarantor, on the other hand, as and to the extent permitted in Section 6.6; provided all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that in any such case, is reasonably satisfactory to the Administrative Agent; (c) Support Obligations with respect to Indebtedness of the Borrower and Domestic Subsidiaries that are Guarantors with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1; (d) Indebtedness existing on the SecondThird Amendment Effective Date and described in Schedule 6.1, together with any extensions, renewals or replacements of any such Indebtedness so long as such renewals, refinancings and extensions of any such Indebtedness have terms and conditions that are not less favorable to the obligor thereon or to the Lenders than 116 15095946v115095946v10 the Indebtedness being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided, such Indebtedness permitted above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) exceed in a principal amount the Indebtedness being renewed, extended or refinanced or (C) be incurred, created or assumed if any Default or Event of Default has occurred and continues to exist or would result therefrom; (e) Indebtedness in an aggregate amount not to exceed at any time $4,000,00015,000,000 with respect to (x) Capital Leases (excluding operating leases that are in turn sub-leased to a sub-lessee under a leasing arrangement consented to by the Administrative Agent (such consent not to be unreasonably withheld)) and (y) purchase money Indebtedness; provided, in the case of clause (x), that any such Indebtedness shall be secured only by the asset subject to such Capital Lease, and, in the case of clause (y), that any such Indebtedness shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness; (f) Indebtedness in respect of Swap Transactions that are entered into in the Ordinary Course of Business to hedge or mitigate risks to which any members of the Consolidated Group are exposed in the conduct of their business or the management of their liabilities (it being acknowledged that a Swap Transaction entered into for speculative purposes or of a speculative nature is not a Swap Transaction entered into in the Ordinary Course of Business to hedge or mitigate risks); (g) Indebtedness in an aggregate amount not to exceed at any time $10,000,000 the proceeds of which shall be used solely in connection with corporate aircraft or other assets so approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed); (h) Indebtedness incurred pursuant to the DST Seller Note[reserved]; (i) (x) Second Lien Debt in an aggregate principal amount of $30,000,000 (plus the amount of capitalized interest, if any) and (y) any Permitted Second Lien Refinancing Indebtedness in respect thereof; (j) Subordinated Debt; and (k) additional Indebtedness in an aggregate amount at any time outstanding not to exceed $4,000,00015,000,000. 6.2 Liens. Members of the Consolidated Group will not, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable), whether now owned or hereafter acquired, created or licensed or any income, profits or royalties therefrom, except: (a) Liens in favor of the Collateral Agent for the benefit of the Secured Parties granted to secure the loans and obligations hereunder; (b) Liens for Taxes not yet due or for Taxes if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; 117 15095946v115095946v10

(c) statutory Liens of landlords, banks, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) or 4068 of ERISA that would constitute an Event of Default under Section 8.1(j)), in each case (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of thirty (30) days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts; (d) Liens incurred in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof; (e) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business; (f) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder; (g) Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted hereunder; (h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the Ordinary Course of Business; (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property; (k) licenses of patents, trademarks and other intellectual property rights granted in the Ordinary Course of Business and not interfering in any respect with the ordinary conduct of the business; (l) Liens existing as of the SecondThird Amendment Effective Date and described in Schedule 6.2; (m) Liens securing purchase money Indebtedness and Capital Leases to the extent permitted pursuant to Section 6.1(e); provided, that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness or the assets subject to such Capital Lease, respectively, and the proceeds of such fixed or capital assets; (n) first priority Liens on the Existing Excluded Aircraft Contracts securing the owner/lessors under the Specified Sale and Leaseback Transaction; 118 15095946v115095946v10

(o) Liens in favor of the Issuing Banks or the Swingline Lender on cash collateral securing the obligations of a Defaulting Lender to fund risk participations hereunder; (p) the rights and interest of the lessee under any Aircraft Lease existing as of the Closing Date and any other Aircraft Lease; provided that Collateral Agent shall have received a Collateral Assignment and Subordination Agreement (provided that the Borrower and the Credit Parties shall only be required to use commercially reasonable efforts to obtain such executed Collateral Assignment and Subordination Agreements from any third party lessee) with respect to any such Aircraft Lease in form and substance reasonably satisfactory to Collateral Agent; (q) Liens on corporate aircraft and any related assets securing Indebtedness incurred pursuant to Section 6.1(g); (r) Liens securing the Second Lien Debt; provided that such Liens are junior and subordinate to the Liens securing the loans and obligations under this Agreement as provided in the Intercreditor Agreement; and (s) other Liens securing Indebtedness or other obligations of the Credit Parties and their Subsidiaries in an aggregate principal amount not to exceed $4,000,00015,000,000 at any time outstanding. 6.3 No Further Negative Pledges. Members of the Consolidated Group will not enter into any contractual obligation (other than this Agreement, the other Credit Documents, the Second Lien Credit Agreement and related loan documentation) that limits their ability to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this Section 6.3 shall not prohibit (i) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under clauses (d) or (e) of Section 6.1 solely to the extent any such negative pledge relates to the property financed by or subject to Permitted Liens securing such Indebtedness, (ii) any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (iii) customary restrictions and conditions contained in any agreement relating to the disposition of any property or assets permitted under Section 6.9 pending the consummation of such disposition and (iv) customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the Ordinary Course of Business. 6.4 Restricted Payments. The Borrower will not make any Restricted Payment except as follows: (a) the Borrower may purchase, redeem or otherwise acquire shares of its Capital Stock or warrants or options to acquire any such shares with the proceeds received from a substantially concurrent issuance of new shares of Capital Stock or any capital contribution in respect of its Capital Stock; (b) the Subsidiaries of the Borrower may make dividend payments and distributions to the Borrower and to their direct and indirect parent companies that are Subsidiaries of the Borrower; (c) the Borrower may make: (i) Tax Distributions; 119 15095946v115095946v10

(ii) payments in cash of Management Fees in an aggregate amount not to exceed, in any four fiscal quarter period, 5% of Consolidated Adjusted EBITDA as of the end of the most recently ended four fiscal quarter period for which financial statements have been (or were required to be) delivered pursuant to Section 5.1(a); provided that (1) no Default or Event of Default shall exist immediately before or immediately after giving effect thereto on a Pro Forma Basis and (2) the Borrower shall be in compliance with the financial covenants in Section 6.8 (without giving effect to any increase in Consolidated Adjusted EBITDA resulting from the exercise of any Cure Right in the applicable period for purposes hereof) immediately before and immediately after giving effect thereto on a Pro Forma Basis; provided further that in the event payment of Management Fees will result in a default in the financial covenants under Section 6.8, but no other Default or Event of Default shall exist immediately before or immediately after giving effect thereto, payment of Management Fees may nevertheless be made in cash in an aggregate amount in any fiscal year up to $1,000,000 (with up to an additional $200,000 allowed for the payment of reasonable out-of-pocket costs related thereto); (iii) [reserved];following consummation of the Air Merger, Restricted Payments to any direct or indirect parent of the Borrower to redeem, acquire, retire, repurchase or settle Capital Stock in Air Industries Group held by shareholders of Air Industries Group immediately prior to the closing of the Air Merger, in an aggregate amount not to exceed $15,000,000; (iv) dividend payments and distributions in cash by the Borrower to Intermediate Holdco (and by Intermediate Holdco to Parent Holdco, as applicable): (A) for payments of interest (including capitalized interest, but not other principal) in respect of the Parent Holdco Debt; provided that, with respect to payments of interest in cash, (x) no Default or Event of Default shall exist immediately before or immediately after giving effect thereto on a Pro Forma Basis, (y) the Credit Parties shall be in compliance with the financial covenants in Section 6.8 immediately before and immediately after giving effect thereto on a Pro Forma Basis and (z) the Consolidated Total Leverage Ratio shall not be greater than for any period, the greater of (1) 3.75:1.00 and (2) the ratio that is 0.25:1.00 less than the level otherwise then required under Section 6.8(a) (without giving effect to any increase in Consolidated Adjusted EBITDA resulting from the exercise of any Cure Right in the applicable period for purposes hereof), in each case, immediately after giving effect thereto on a Pro Forma Basis; provided that determinations of compliance with the foregoing financial covenants and ratio levels will be made without giving effect to any increase in Consolidated Adjusted EBITDA resulting from the exercise of any Cure Right in the applicable period; (B) for the payment of reasonable and documented out-of-pocket expenses and indemnification obligations in respect of obligations under the Parent Holdco Credit Agreement and consent and amendment fees related thereto; (C) for reasonable legal and, administrative and public company-related expenses and other reasonable overhead expenses of the Borrower, Ultimate Holdco, Parent Holdco and Intermediate Holdco; provided 120 15095946v115095946v10 that for this clause (C), the aggregate amount of such expenses shall not exceed (x) $500,000 in any calendar year or (y) in the event that Ultimate Holdco is a publicly traded company, $2,000,0004,000,000 in any calendar year; (D) for payment by the Borrower to Intermediate Holdco for payment of principal on the Parent Holdco Debt in an unlimited amount so long as after giving effect to any such payment on a Pro Forma Basis (i) no Default or Event of Default shall exist immediately before or immediately after giving effect thereto, (ii) the Credit Parties shall be in compliance with the financial covenants set forth in Section 6.8 (without giving effect to any increase in Consolidated Adjusted EBITDA resulting from the exercise of any Cure Right in the applicable period for purposes hereof) immediately before and immediately after giving effect thereto, (iii) the Consolidated Fixed Charge Incurrence Ratio shall be equal or greater than 1.10:1.00, (iv) the Credit Parties shall have minimum Liquidity of $20.0 million and (v) the Consolidated Total Leverage Ratio shall not be greater than 2.00:1.00; and (E) in an aggregate amount not to exceed $500,000 per fiscal quarter for each fiscal quarter for no more than eight fiscal quarters after the Second Amendment Effective Date, so long as after giving effect to any such payment on a Pro Forma Basis (i) the Consolidated Total Leverage Ratio shall not be greater than 3.75:1.00 and (ii) the Consolidated Fixed Charge Coverage Ratio shall be equal to or greater than 1.20:1.00; (v) payments of expenses and indemnification obligations under the Management Agreement or the Borrower LLC Agreement in an aggregate amount not to exceed $400,000 in any calendar year; (vi) prepayments of principal on the Second Lien Debt and Subordinated Debt (other than Indebtedness with respect to the DST Seller Note) (A) from the Net Cash Proceeds from Asset Sales and Involuntary Dispositions under Section 2.10(c)(ii) and Debt Transactions under Section 2.10(c)(iii), to the extent prepayments on the Loan Obligations from such proceeds may have been waived, and (B) from Consolidated Excess Cash Flow to the extent not used to make prepayment of the Loan Obligations hereunder or from any other source so long as, in any such case under this clause (B), (1) no Default or Event of Default shall exist immediately before or immediately after giving effect thereto on a Pro Forma Basis, (2) the Borrower shall be in compliance with the financial covenants in Section 6.8 immediately before and immediately after giving effect thereto on a Pro Forma Basis, (3) the Consolidated Total Leverage Ratio shall not be greater than 2.25:1.00 immediately after giving effect thereto on a Pro Forma Basis, (4) the Consolidated Fixed Charge Incurrence Ratio shall be equal to or greater than 1.10:1.00 and (5) the Credit Parties shall have minimum Liquidity of $20,000,000 after giving effect thereto; provided that determinations of compliance with the foregoing financial covenants and ratio levels will be made without giving effect to any increase in Consolidated Adjusted EBITDA resulting from the exercise of any Cure Right in the applicable period; (vii) any prepayment, redemption, defeasance or acquisition for value of, or any refund, refinancing or exchange of, the Second Lien Debt or any Subordinated Debt (A) in connection with Permitted Second Lien Refinancing Indebtedness or Permitted 121 15095946v115095946v10

Subordinated Debt Refinancing Indebtedness, as appropriate, or (B) with the proceeds from a capital contribution to the Borrower; (viii) the Borrower may make the Specified Repurchase Payments and any other Restricted Payments to any direct or indirect parent of the Borrower to redeem, acquire, retire, repurchase or settle its Capital Stock or to service Indebtedness incurred by any direct or indirect parent of the Borrower to finance the redemption, acquisition, retirement, repurchase or settlement of Capital Stock, in each case, held by any present or former employee, director, member of management, officer, manager or consultant (or any Immediate Family Member) of any direct or indirect parent of the Borrower, upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option or stock appreciation rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, employment termination agreement or any other employment agreements or equityholders' agreement, in an aggregate amount not to exceed $4,000,000 (excluding the Specified Repurchase Payments); provided that Restricted Payments made pursuant to this Section 6.4(c)(viii) may not exceed $1,000,000 in any calendar year (excluding the Specified Repurchase Payments); (ix) payments, and distributions in cash for payments, of principal and interest on the DST Seller Note so long as (1) no Default or Event of Default shall exist immediately before or immediately after giving effect thereto on a Pro Forma Basis, (2) the Borrower shall be in compliance with the financial covenants in Section 6.8 (without giving effect to any increase in Consolidated Adjusted EBITDA resulting from the exercise of any Cure Right in the applicable period for purposes hereof) immediately before and immediately after giving effect thereto on a Pro Forma Basis, (3) the Consolidated Fixed Charge Incurrence Ratio shall be not less than 1.10:1.0 after giving effect thereto on a Pro Forma Basis and (4) the Credit Parties shall have minimum Liquidity of $7,000,000 after giving effect thereto on a Pro Forma Basis; (ix) payments (or Restricted Payments by the Borrower to Intermediate Holdco (and by Intermediate Holdco to Parent Holdco, as applicable)) for fees, costs and expenses in connection with (x) the Third Amendment Transactions and (y) the consummation of the Air Merger and the execution of the Air Merger Agreement and the other documentation related thereto; (x) other Restricted Payments with the prior consent of the Requisite Lenders; and (xi) Restricted Payments in an aggregate amount equal to $75,000,000 in connection with the redemption by Ultimate Holdco of the shares of Ultimate Holdco held by Bain Capital Credit, L.P. and its affiliates on the Second Amendment Effective Date. In connection with the making of Restricted Payments hereunder, the Borrower shall confirm satisfaction of the foregoing conditions and demonstrate compliance therewith by delivery of a certificate from the president or chief financial officer of the Borrower with detailed calculations set forth therein to the Administrative Agent and the Lenders (A) from time to time upon request by the Administrative Agent in the case of Tax Distributions under clause (i) above, provided that no Person (other than the Borrower and its Subsidiaries) shall be required to make available its Tax returns (or any other information relating to its Taxes that it deems confidential), (B) in each instance at least five Business Days prior to the 122 15095946v115095946v10 making of such Restricted Payment in the case of Restricted Payments under clauses (c)(ii) and (iv)(A), (iv)(D) and (iv)(E) above. The portion of Management Fees, payments pursuant to Section 6.4(c)(iv)(E), and interest payments and other obligations in respect of obligations under the Parent Holdco Credit Agreement (including interest that has been capitalized) that are not presently payable on account of an inability to satisfy the conditions to payment set out above may be deferred, with accrued interest thereon as may be provided in the agreements relating thereto, for later payment as "catch up" payments when the conditions can be satisfied. 6.5 Restrictions on Subsidiary Distributions. Except as provided herein, members of the Consolidated Group will not create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind (other than as contained in this Agreement, the other Credit Documents, the Second Lien Credit Agreement and related loan documentation and the Parent Holdco Credit Agreement and related loan documentation) on their ability to (a) pay dividends or make any other distributions on the Capital Stock of members of the Consolidated Group, (b) repay or prepay any Indebtedness, (c) make loans or advances to other members of the Consolidated Group or (d) transfer, lease or license any of its property or assets to other members of the Consolidated Group other than restrictions in agreements evidencing purchase money Indebtedness permitted by Section 6.1(e) or Indebtedness permitted by Section 6.1(g), in each case that impose restrictions on the property so acquired. 6.6 Investments. Members of the Consolidated Group will not, directly or indirectly, make or own any Investment in any Person, including any joint venture and any Foreign Subsidiary, except: (a) Investments in cash and Cash Equivalents; (b) equity Investments owned as of the Closing Date in members of the Consolidated Group and Investments made after the Closing Date by the Borrower and its Subsidiaries in their wholly-owned Domestic Subsidiaries which are or become Guarantors as provided herein; (c) (i) intercompany investments by Intermediate Holdco in and to the Borrower, and (ii) intercompany loans and investments by (A) the Borrower or any Guarantor, on the one hand, in and to the Borrower and any Guarantor, on the other hand, (B) Foreign Subsidiaries, on the one hand, in and to other Foreign Subsidiaries, on the other hand, (C) the Borrower or any Guarantor, on the one hand, in and to their Foreign Subsidiaries, Excluded Subsidiaries and Domestic Subsidiaries that are not Guarantors, on the other hand, in an aggregate amount not to exceed $10,000,000 at any time, and (iii) subject to the requirements of Section 5.11(e), a loan by the Borrower, on the one hand, in and to any Subsidiary of Ultimate Holdco that is not a Subsidiary of the Borrower, on the other hand, in an aggregate amount not to exceed $30,000,000, so long as, in any such case under this clause (iii), (x) such loan is evidenced by a promissory note and pledged to the Collateral Agent to secure the Obligations, (y) no Default or Event of Default shall exist immediately before or immediately after giving effect thereto on a Pro Forma Basis and (z) the Borrower shall be in compliance with the financial covenants in Section 6.8 immediately before and immediately after giving effect thereto on a Pro Forma Basis; (d) loans and advances to employees of the Borrower and its Subsidiaries (i) made in the Ordinary Course of Business and (ii) any refinancings of such loans after the SecondThird 123 15095946v115095946v10

Amendment Effective Date, in all such cases, in an amount not to exceed $3,000,000 in the aggregate, or $500,000 for any individual employee, at any time;

(e) Investments existing on the ~~Second~~Third Amendment Effective Date and described on Schedule 6.6;

(f) Investments constituting Swap Transactions permitted by Section 6.1(f);

(g) Permitted Acquisitions;

(h) other Investments not listed above and not otherwise prohibited by this Agreement in an aggregate outstanding amount not to exceed $~~4,000,000~~15,000,000 at any time; and

(i) Investments constituting guarantees made by Tenax TM LLC and the Borrower on January 8, 2018 in connection with the Specified Sale and Leaseback Transaction.

Notwithstanding the foregoing, in no event shall any Credit Party make any Investment which results in or facilitates in any manner any Restricted Payment not otherwise permitted under the terms of Section 6.4.

6.7 Use of Proceeds. Extensions of Credit will not be used except as provided in Section 5.9.

6.8 Financial Covenants.

(a) Consolidated Total Leverage Ratio. As of the last day of each fiscal quarter (beginning with the first fiscal quarter on or after the ~~Second~~Third Amendment Effective Date), the maximum Consolidated Total Leverage Ratio shall be no greater than:

Fiscal Quarters Ending	
~~Second~~Third Amendment Effective Date to and including ~~March 31~~September 30, 2026	4.25:1.0
~~June 30~~December 31, 2026 to and including ~~September 30, 2027 (subject to the proviso below)~~March 31, 2028	4.00:1.0
~~December 31, 2027~~June 30, 2028 and thereafter	3.75:1.0

~~; provided that, if either (A) an Aircraft Lease or associated contract relating to any of the BC650s has been executed by the parties thereto which would generate at least $7,000,000 of Consolidated Adjusted EBITDA for the subsequent period of four consecutive fiscal quarters or (B) the Credit Parties have received at least $30,000,000 of Net Cash Proceeds from the sale of one or more of the BC650s, prior to the applicable date of determination, then the maximum permitted Consolidated Total Leverage Ratio for the periods of four fiscal quarters ending June 30, 2026 and September 30, 2026 shall be 4.25:1.0.~~

Determinations of compliance with the Consolidated Total Leverage Ratio under this Section 6.8(a) will be made on a Pro Forma Basis.

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(b) Consolidated Fixed Charge Coverage Ratio. As of the last day of each fiscal quarter, the Consolidated Fixed Charge Coverage Ratio will be not less than 1.20:1.0. Determinations of compliance with the Consolidated Fixed Charge Coverage Ratio under this Section 6.8(b) will be made on a historical basis. 6.9 Fundamental Changes; Disposition of Assets; Acquisitions. Members of the Consolidated Group will not (a) enter into any Acquisition or transaction of merger or consolidation, (b) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) or (c) convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of their business, assets or property of any kind whatsoever (whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired), in each case, of the Consolidated Group, taken as a whole; except for the following: (i) members of the Consolidated Group may be merged with or into other members of such group, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, provided that, in any such case, if the Borrower is a party to any such merger or consolidation, it shall be the surviving entity, and if a Guarantor is a party to any such merger or consolidation, a Guarantor (or a Borrower) shall be the surviving entity, (ii) Permitted Acquisitions; and (iii) Investments permitted under Section 6.6; provided that (1) Asset Sales of assets and property (other than Aircraft), including Capital Stock of Subsidiaries, shall not exceed $5,000,000 in any fiscal year (determined based on the fair value of the assets or property or sold) and (2) the Credit Parties shall not sell, convey, transfer or otherwise dispose of any material assets to Excluded Subsidiaries. 6.10 Disposal of Subsidiary Interests. Except for any sale of all of its interests in the Capital Stock of any of its Subsidiaries in compliance with the provisions of Section 6.9 and except for Liens securing the Obligations and the obligations under the Second Lien Credit Agreement, members of the Consolidated Group will not, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify directors if required by Applicable Laws; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to another Credit Party (other than Intermediate Holdco) (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by Applicable Laws. 6.11 Sales and Lease-Backs. Except for (a) the Specified Sale and Leaseback Transaction, (b) Sale and Leaseback Transactions the net proceeds of which are applied to prepay the Loans pursuant to Section 2.10(c)(ii) and (c) such other Sale and Leaseback Transactions as may be approved by the Requisite Lenders, members of the Consolidated Group will not, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such member of the Consolidated Group (i) has sold or transferred or is to sell or to transfer to any other Person (other than another member of the Consolidated Group), or (ii) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such member of the Consolidated Group to any Person (other than another member of the Consolidated Group) in connection with such lease. 125 15095946v115095946v10

6.12 Transactions with Affiliates. Members of the Consolidated Group will not, directly or indirectly, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any officer or director of the Borrower and its Subsidiaries, or the Sponsor or its Affiliates, on terms that are less favorable to the Borrower or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate; provided, the foregoing restriction shall not apply to (a) transactions between or among Credit Parties; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body); (c) compensation arrangements for officers and other employees entered into in the Ordinary Course of Business; (d) payment of expenses (including reimbursement of reasonable and documented travel expenses), indemnification claims and other amounts (in each case, other than Management Fees) pursuant to the Management Agreement or the Borrower LLC Agreement to the extent otherwise permitted hereunder; (e) Restricted Payments permitted under Section 6.4; (f) transactions contemplated by this Agreement and the other Credit Documents and the Parent Holdco Credit Agreement and related documentation; (g) transactions described on Schedule 6.12 as of(updated on the SecondThird Amendment Effective Date) and (h) subject to the requirements of Section 5.11(e), loans by the Borrower in any Ultimate Holdco Subsidiary Guarantor permitted by Section 6.6(c)(iii). 6.13 Prepayment of Other Indebtedness. Members of the Consolidated Group will not: (a) after the issuance thereof, amend or modify (or permit the amendment or modification of) the terms of any Indebtedness in a manner adverse to the interests of the Lenders in any material respect (including, specifically, shortening any maturity or average life to maturity or requiring any payment sooner than previously scheduled) (it being understood that, notwithstanding anything to the contrary in this Section 6.13, the Second Lien Credit Agreement and the related Credit Documents (as defined therein) may be amended as permitted by the Intercreditor Agreement); (b) amend or modify, or permit or acquiesce to the amendment or modification (including waivers) of, any material provisions of any Subordinated Debt, including any notes or instruments evidencing any Subordinated Debt and any indenture or other governing instrument relating thereto, in each case in a manner adverse to the interests of the Lenders in any material respect; or (c) make any payment in contravention of the terms of any Subordinated Debt. 6.14 Conduct of Business. From and after the Closing Date, members of the Consolidated Group will not engage in any business other than the businesses engaged in by them on the Closing Date and businesses that are substantially similar, related or incidental thereto. 6.15 Fiscal Year. Except as may be consented to in writing by the Administrative Agent, permit a change in the Consolidated Group's method of determining fiscal years or fiscal quarters, or any material change in the accounting practices used by the Consolidated Group in the preparation of their respective financial statements (except for such changes as may be required or permitted by GAAP). 6.16 Amendments to Organizational Agreements/Material Agreements. Members of the Consolidated Group will not: (i) amend or permit amendments to their Organizational Documents if such amendment would reasonably be expected to be materially adverse to the Lenders or any Agent; or 126 15095946v115095946v10

(ii) amend or permit amendments to the terms of the Second Lien Credit Agreement or loan documentation relating thereto except in accordance with the terms of the Intercreditor Agreement; or (iii) amend or permit any amendment to, or terminate or waive any provision of, any Material Contract unless such amendment, termination, or waiver would not have a material adverse effect, or material negative economic impact, on the Agents or the Lenders (excluding, for the avoidance of doubt, any cancellation of a Material Contract not initiated by any member of the Consolidated Group). 6.17 Operating Leases. After the Closing Date, members of the Consolidated Group will not enter into or create any obligations for payment under operating leases except (a) where (i) the assets which are the subject of the operating lease are in turn sub-leased to a sub-lessee under an operating lease arrangement (each such leasing arrangement, a "Back-to-Back Lease") whereby the payments under the sub-lease in the Back-to-Back Lease shall exceed the payments under the prime lease and (ii) so long as the annual lease payments under such operating leases entered into or created after the Closing Date do not exceed $10,000,000 in the aggregate for all such operating leases, or (b) otherwise only with the prior written consent of the Administrative Agent (which consent will not be unreasonably withheld or delayed). 6.18 Intermediate Holdco. Notwithstanding anything to the contrary in this Agreement or any other Credit Document, Intermediate Holdco will not engage in any material operations, business or activity other than (a) directly owning 100% of the Capital Stock of the Borrower, (b) maintaining its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (c) granting a security interest in its assets pursuant to the terms of the Collateral Documents or the terms of any collateral documents related to the Second Lien Credit Agreement and other Indebtedness permitted hereunder, (d) incurring or guaranteeing Indebtedness under the Credit Documents, the Second Lien Credit Agreement and other Indebtedness permitted hereunder and fulfilling its obligations thereunder as a Guarantor, (e) making Investments in the Borrower and its Subsidiaries as provided herein, (f) participating in Tax, accounting and other administrative matters as a member of any group, (g) providing indemnification to officers and members of its Board of Directors, (h) holding cash and cash equivalents, (i) making Restricted Payments permitted under Section 6.4 and (j) any activities incidental or reasonably related to the foregoing, in each case in a manner not in contravention of the terms of this Agreement and the other Credit Documents. SECTION 7. GUARANTY 7.1 The Guaranty. (a) Each of the Guarantors hereby jointly and severally guarantees to the Administrative Agent and each of the holders of the Obligations, as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations (the "Guaranteed Obligations") in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory 127 15095946v115095946v10 prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal. (b) Notwithstanding any provision to the contrary contained herein, in any other of the Credit Documents, Swap Agreements, Treasury Management Agreements or other documents relating to the Obligations, (i) the obligations of each Guarantor under this Agreement and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law and (ii) the Guaranteed Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor. 7.2 Obligations Unconditional. The obligations of the Guarantors under Section 7.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents (including the enforceability of this Agreement against the Borrower) or other documents relating to the Obligations, or any substitution, compromise, release, impairment or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by Applicable Law, irrespective of any law or regulation or other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 7.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Section 7 until such time as the Obligations have been irrevocably paid in full and the commitments relating thereto have expired or been terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by Applicable Law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above: (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived; (b) any of the acts mentioned in any of the provisions of any of the Credit Documents, or other documents relating to the Guaranteed Obligations or any other agreement or instrument referred to therein shall be done or omitted; (c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents or other documents relating to the Guaranteed Obligations, or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with; (d) any Lien granted to, or in favor of, the Administrative Agent, the Collateral Agent or any of the holders of the Guaranteed Obligations as security for any of the Guaranteed Obligations shall fail to attach or be perfected; or (e) any of the Guaranteed Obligations shall be determined to be void or voidable (including for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including any creditor of any Guarantor). 128 15095946v115095946v10

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest notice of acceptance of the guaranty given hereby and of extensions of credit that may constitute obligations guaranteed hereby, notices of amendments, waivers and supplements to the Credit Documents and other documents relating to the Guaranteed Obligations, or the compromise, release or exchange of collateral or security, and all notices whatsoever, and any requirement that the Administrative Agent or any holder of the Guaranteed Obligations exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents or any other documents relating to the Guaranteed Obligations or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. 7.3 Reinstatement. Neither the Guarantors' obligations hereunder nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower, by reason of the Borrower's bankruptcy or insolvency or by reason of the invalidity or unenforceability of all or any portion of the Guaranteed Obligations. The obligations of the Guarantors under this Section 7 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings pursuant to any Debtor Relief Law or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each holder of Guaranteed Obligations on demand for all reasonable costs and expenses (including all reasonable fees, expenses and disbursements of any law firm or other counsel) incurred by the Administrative Agent or such holder of Guaranteed Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law. 7.4 Certain Waivers. Each Guarantor acknowledges and agrees that (a) the guaranty given hereby may be enforced without the necessity of resorting to or otherwise exhausting remedies in respect of any other security or collateral interests, and without the necessity at any time of having to take recourse against the Borrower hereunder or against any collateral securing the Guaranteed Obligations or otherwise, (b) it will not assert any right to require the action first be taken against the Borrower or any other Person (including any co-guarantor) or pursuit of any other remedy or enforcement any other right and (c) nothing contained herein shall prevent or limit action being taken against the Borrower hereunder, under the other Credit Documents or the other documents and agreements relating to the Guaranteed Obligations or from foreclosing on any security or collateral interests relating hereto or thereto, or from exercising any other rights or remedies available in respect thereof, if neither the Borrower nor the Guarantors shall timely perform their obligations, and the exercise of any such rights and completion of any such foreclosure proceedings shall not constitute a discharge of the Guarantors' obligations hereunder unless as a result thereof, the Guaranteed Obligations shall have been paid in full and the commitments relating thereto shall have expired or been terminated, it being the purpose and intent that the Guarantors' obligations hereunder be absolute, irrevocable, independent and unconditional under all circumstances. 7.5 Remedies. The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the holders of the Guaranteed Obligations, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 8.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.2) for purposes of Section 7.1, notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Guaranteed Obligations being deemed to have become automatically due and 129 15095946v115095946v10 payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 7.1. The Guarantors acknowledge and agree that the Guaranteed Obligations are secured in accordance with the terms of the Collateral Documents and that the holders of the Guaranteed Obligations may exercise their remedies thereunder in accordance with the terms thereof. 7.6 Rights of Contribution. The Guarantors hereby agree as among themselves that, in connection with payments made hereunder, each Guarantor shall have a right of contribution from each other Guarantor in accordance with Applicable Laws. Such contribution rights shall be subordinate and subject in right of payment to the Guaranteed Obligations until such time as the Guaranteed Obligations have been irrevocably paid in full and the commitments relating thereto shall have expired or been terminated, and none of the Guarantors shall exercise any such contribution rights until the Guaranteed Obligations have been irrevocably paid in full and the commitments relating thereto shall have expired or been terminated. 7.7 Guaranty of Payment; Continuing Guaranty. The guarantee in this Section 7 is a guaranty of payment and not of collection, and is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising. 7.8 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Qualified ECP Guarantor to honor all of such Qualified ECP Guarantor's obligations under the Guaranty and the Collateral Documents in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.8 for the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor's obligations and undertakings under this Section 7, voidable under applicable Debtor Relief Laws, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 7.8 shall remain in full force and effect until the Guaranteed Obligations have been indefeasibly paid in full and the commitments relating thereto have expired or terminated, or, with respect to any Guarantor, if earlier, such Guarantor is released from its Guaranteed Obligations in accordance with Section 9.10(a)(iii). Each Qualified ECP Guarantor intends that this Section 7.8 constitute, and this Section 7.8 shall be deemed to constitute, a "keepwell, support, or other agreement" for the benefit of each Qualified ECP Guarantor for all purposes of section la(18)(A)(v)(II) of the Commodity Exchange Act. SECTION 8. EVENTS OF DEFAULT; REMEDIES; APPLICATION OF FUNDS. 8.1 Events of Default. The occurrence of any one or more of the following conditions or events shall constitute an Event of Default: (a) Failure to Make Payments When Due. Failure of the Borrower to pay (i) the principal of and premium, if any, on any Loan whether at stated maturity, by acceleration or otherwise; (ii) when due any installment of principal of any Loan, by notice of voluntary prepayment, mandatory prepayment or otherwise; (iii) within one (1) Business Day of when due any amount payable to any Issuing Bank in reimbursement of any drawing under a Letter of Credit; or (iv) within three (3) Business Days of when due any interest on any Loan or any fee or any other amount due hereunder; or (b) Default in Other Agreements. (i) Failure of the Borrower or any member of the Consolidated Group to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 130 15095946v115095946v10

8.1(a) or Section 8.1(i)) in an aggregate principal amount of $5,000,000 or more, in each case beyond the grace period, if any, provided therefor, (ii) breach or default by the Borrower with respect to any other term of (1) one or more items of Indebtedness in the aggregate principal amounts referred to in clause (i) (other than Indebtedness referred to in Section 8.1(a) or Section 8.1(i)) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness in a transaction permitted hereunder or (iii) any "event of default" occurs under any Second Lien Credit Document; or (c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in (i) Section 5.1(f), Section 5.2 (with respect to any Credit Party), Section 5.9 or Section 6; (ii) Section 5.5, Section 5.11 or Section 5.12 and such failure to perform or comply continues for ten (10) Business Days; or (iii) Section 5.1(a), Section 5.1(b), Section 5.1(c) or Section 5.18(b)(ii) and such failure to perform or comply continues for thirty (30) days; or (d) Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or (e) Other Defaults Under Credit Documents. Any default by any Credit Party in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an Authorized Officer of such Credit Party becoming aware of such default or (ii) receipt by the Borrower of notice from the Administrative Agent or any Lender of such default; or (f) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of any member of the Consolidated Group or Intermediate Holdco in an involuntary case under the Bankruptcy Code or Debtor Relief Laws now or hereafter in effect, which decree or order is not stayed, or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any member of the Consolidated Group or Intermediate Holdco under the Bankruptcy Code or other Debtor Relief Laws now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over them, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any member of the Consolidated Group or Intermediate Holdco for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any member of the Consolidated Group or Intermediate Holdco, and any 131 15095946v115095946v10

such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or (g) Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Any member of the Consolidated Group or Intermediate Holdco shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or other Debtor Relief Laws now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, or any member of the Consolidated Group or Intermediate Holdco shall make any assignment for the benefit of creditors; or (ii) any member of the Consolidated Group or Intermediate Holdco shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due, or the board of directors (or similar governing body) of any member of the Consolidated Group or Intermediate Holdco (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or (h) Judgments and Attachments. (i) Any one or more final money judgments, writs or warrants of attachment or similar process involving an aggregate amount at any time in excess of $5,000,000 (to the extent not adequately covered by insurance as to which a Solvent and unaffiliated insurance company has not denied coverage) shall be entered or filed against any members of the Consolidated Group or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days; or (ii) any non-monetary final judgment or order shall be rendered against any members of the Consolidated Group that would reasonably be expected to have a Material Adverse Effect, and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days; or (i) Specified Sale and Leaseback Transaction. (i) Failure of the Borrower or any member of the Consolidated Group to make payment of any lease payment or other amounts owing and payable under the Global Jet Lease within forty-five (45) days of such payment or other amounts becoming due, (ii) an exercise of remedies by the lessor under the Global Jet Lease, or (iii) the payment or demand for payment under any guarantees or other Support Obligations given by the Borrower or any other member of the Consolidated Group in respect of the Global Jet Lease; or (j) Employee Benefit Plans. There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of any member of the Consolidated Group or any of their respective ERISA Affiliates in excess of $1,000,000 during the term hereof; or (k) Change of Control. A Change of Control shall occur; or (l) Guaranties, Credit Documents and Other Documents. At any time after the execution and delivery thereof, (i) any Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than as the result of the release of a Guarantor in a transaction permitted under this Agreement) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral 132 15095946v115095946v10 purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by the Lenders, under any Credit Document to which it is a party or (iv) the Intercreditor Agreement or any of the loan documentation establishing the relative interests and priority of liens as between the Lenders hereunder and the lenders under the Second Lien Credit Agreement shall cease to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations in accordance with the terms hereof or the termination thereof in accordance with its terms) or shall be declared null and void; or (m) Aircraft Leases. A material default or event of default (as such terms may be defined therein) by the Borrower or any of its Subsidiaries shall occur under the Aircraft Leases and is not cured within 30 days after such default; provided, however, that if the cure of such default cannot be accomplished within such period of time, and if the Borrower and its Subsidiaries commence to cure the default promptly within such period and pursue cure of the default with reasonable diligence, then such period shall be extended for an additional period of up to 30 days (not to exceed a total of sixty (60) days in the aggregate) necessary to cure such default with reasonable diligence; or (n) Breach of Aircraft Insurance Covenant. Without limiting any of the foregoing, failure by the Credit Parties to maintain, and have in force and effect, at all times the aircraft insurance required under Section 5.5(c) for all of their Aircraft, provided that it shall not be an Event of Default under this subsection (n) if for administrative or ministerial reasons Aircraft having an aggregate hull value of not more than Five Million Dollars ($5,000,000) shall be uninsured for a period of not more than five calendar days. 8.2 Remedies. Upon the occurrence of any Event of Default described in Section 8.1(f) or Section 8.1(g), automatically, and upon the occurrence and during the continuance of any other Event of Default, at the request of (or with the consent of) the Requisite Lenders, upon notice to the Borrower by the Administrative Agent, (A) the Revolving Commitments, if any, of each Lender having such Revolving Commitments and the obligation of each Issuing Bank to issue any Letter of Credit shall immediately terminate; (B) the Delay Draw Term Loan Commitments, if any, of each Lender having such Delay Draw Term Loan Commitments shall immediately terminate; (C) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans, (II) an amount equal to the Minimum Collateral Amount in respect of Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit) and (III) all other Loan Obligations; provided, the foregoing shall not affect in any way the obligations of the Lenders under Section 2.2(e); (D) the Administrative Agent may cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to the Collateral Documents and (E) the Administrative Agent shall direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 8.1(f) and Section 8.1(g), to pay) to the Administrative Agent such additional amounts of cash, to be held as security for the Borrower's reimbursement Obligations in respect of Letters of Credit then outstanding under arrangements acceptable to the Administrative Agent, equal to the Minimum Collateral Amount. Notwithstanding anything herein or otherwise to the contrary, any Event of Default occurring hereunder shall continue to exist (and shall be deemed to be continuing) until such time as such Event of Default is waived in writing in accordance with the terms of Section 10.5 notwithstanding (i) except as provided in Section 8.4, any 133 15095946v115095946v10 attempted cure or other action taken by the Borrower or any other Person subsequent to the occurrence of such Event of Default or (ii) any action taken or omitted to be taken by the Administrative Agent or any Lender prior to or subsequent to the occurrence of such Event of Default (other than the granting of a waiver in writing in accordance with the terms of Section 10.5). 8.3 Application of Funds. After the exercise of remedies provided for in Section 8.2 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order: First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal, interest and Letter of Credit Fees) but including all reasonable fees, expenses and disbursements of any law firm or other counsel and amounts payable under Section 2.14, Section 2.15 and Section 2.16) payable to the Administrative Agent and the Collateral Agent, in each case in its capacity as such; Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders including all reasonable fees, expenses and disbursements of any law firm or other counsel and amounts payable under Section 2.14, Section 2.15 and Section 2.16), ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them; Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, Letter of Credit Borrowings and other Obligations, ratably among such parties in proportion to the respective amounts described in this clause Third payable to them; and Fourth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans and Letter of Credit Borrowings, (b) payment of breakage, termination or other amounts owing in respect of any Secured Swap Agreements to the extent such Swap Agreement is permitted hereunder, (c) payments of amounts due under any Secured Treasury Management Agreement, and (d) the Administrative Agent for the account of the Issuing Banks, to Cash Collateralize that portion of the Letter of Credit Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among such parties in proportion to the respective amounts described in this clause Fourth payable to them; and Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Laws. Subject to Section 2.2, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or such Guarantor's assets, but appropriate adjustments shall be made with respect to payments from other Credit Parties to preserve the allocation to the Obligations otherwise set forth hereinabove. Notwithstanding the foregoing, Secured Swap Obligations and Secured Treasury Management Obligations shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Qualifying Swap Provider or Qualifying Treasury 134 15095946v115095946v10

Management Provider. Each Qualifying Swap Provider or Qualifying Treasury Management Provider that is not a party to this Agreement but has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Section 9 for itself and its Affiliates as if a "Lender" party hereto. 8.4 Borrower's Right to Cure. Notwithstanding anything to the contrary contained in Sections 8.2 and 8.3, in the event of any Event of Default under Section 8.1(c)(i) as a result of a failure to comply with the financial covenants set forth in Section 6.8 as of the last day of any fiscal quarter, during the period beginning on the first day of such fiscal quarter and ending on the 10th Business Day after the date on which financial statements are required to be delivered with respect to the applicable fiscal quarter hereunder, the Sponsor or any of its Affiliates may contribute to the Borrower (or its direct or indirect parent company, which parent company may contribute the proceeds thereof to the Borrower), or acquire additional Capital Stock of the Borrower (or its direct or indirect parent company, which parent company may contribute the proceeds thereof to the Borrower) in an amount not to exceed the aggregate amount necessary to cure such failure to comply with the financial covenants set forth in Section 6.8 for the applicable period, (the "Cure Amount") and the proceeds thereof shall be deemed to increase Consolidated Adjusted EBITDA on a dollar-for-dollar basis for such fiscal quarter (the "Cure Right"); provided that (i) such proceeds are actually received by Borrower in cash no later than 10 Business Days after the date on which financial statements are required to be delivered with respect to such fiscal quarter hereunder, (ii) the Cure Right may not be utilized more than five times during the term of this Agreement, (iii) in each consecutive four fiscal quarter period there shall be at least two fiscal quarters during which no Cure Right shall have been utilized, and (iv) there shall be no pro forma reduction in Indebtedness repaid with the proceeds of any Cure Right for purposes of determining compliance with the financial covenants set forth in Section 6.8 for the fiscal quarter with respect to which the Cure Right is exercised (provided that for periods following the quarter with respect to which the Cure Right has been exercised, Indebtedness shall be as reduced by the Cure Amount to the extent actually applied to Indebtedness). Any Cure Amount increasing Consolidated Adjusted EBITDA for any fiscal quarter pursuant to this Section 8.4 shall be included in the calculation of Consolidated Adjusted EBITDA for any measurement period that includes such fiscal quarter. The parties hereby acknowledge that the increase to Consolidated Adjusted EBITDA pursuant to this Section 8.4 may not be relied on for any purposes under the Credit Documents (including for purposes of determining the appropriate Pricing Level under "Applicable Margin", with respect to the availability of any baskets subject to a financial test, or with respect to an ability to make Restricted Payments) other than to cure noncompliance with the financial covenants set forth in Section 6.8 and to demonstrate compliance therewith and to determine whether or not an Event of Default exists thereunder, and shall not result in any adjustment to any amounts other than the amount of the Consolidated Adjusted EBITDA as set forth in this Section 8.4. If, after giving effect to the exercise of the Cure Right with respect to any fiscal quarter, the Borrower shall then be in compliance with the financial covenants set forth in Section 6.8, the Borrower shall be deemed to have complied with such financial covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Event of Default that had occurred with respect to such noncompliance shall be deemed to not have occurred for all purposes of this Agreement and the other Credit Documents. SECTION 9. AGENTS 9.1 Appointment and Authority. (a) Each of the Lenders and each Issuing Bank hereby irrevocably appoints Regions Bank to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to 135 15095946v115095946v10 exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and neither the Borrower nor the other Credit Parties nor their Subsidiaries shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term "agent" herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. (b) Each of the Lenders hereby irrevocably appoints Regions Equipment Finance Corporation, an affiliate of Regions Bank, to act on its behalf as the Collateral Agent hereunder and under the other Credit Documents and designates and authorizes the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each Collateral Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any Collateral Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any Collateral Document, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any Collateral Document or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the Collateral Documents with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Collateral Agent shall act on behalf of the Lenders with respect to any Collateral and the Collateral Documents, and the Collateral Agent shall have all of the benefits and immunities (i) provided to the Administrative Agent under the Credit Documents with respect to any acts taken or omissions suffered by the Collateral Agent in connection with any Collateral or the Collateral Documents as fully as if the term "Administrative Agent" as used in such Credit Documents included the Collateral Agent with respect to such acts or omissions and (ii) as additionally provided herein or in the Collateral Documents with respect to the Collateral Agent. (c) The Lenders acknowledge receipt of a copy of the Intercreditor Agreement and authorize and direct the Administrative Agent and the Collateral Agent to enter into the Intercreditor Agreement on their behalf as holders of the Obligations. 9.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with the Borrower or any of its Subsidiaries or Affiliates as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. 136 15095946v115095946v10

9.3 Exculpatory Provisions. (a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent: (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Requisite Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and (iii) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries or Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. (b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.4 and 8.2) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower, a Lender or an Issuing Bank. (c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. 9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, 137 15095946v115095946v10 statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower or any of its Subsidiaries or Affiliates), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. 9.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 9 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities of the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. 9.6 Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Banks and the Borrower. Upon receipt of any such notice of resignation, the Requisite Lenders shall have the right, in consultation with the Borrower (so long as no Event of Default shall have occurred and is continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Requisite Lenders) (the "Resignation Effective Date"), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. (b) If the Person serving as the Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Requisite Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person remove such Person as the Administrative Agent and, in consultation with the Borrower (so long as no Event of Default shall have occurred and is continuing), appoint a successor. If no such successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Requisite Lenders (the "Removal 138 15095946v115095946v10

Effective Date")), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. (c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Banks under any of the Credit Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly, until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor's appointment as the Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent's resignation or removal hereunder and under the other Credit Documents, the provisions of this Section 9 and Section 10.2 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as the Administrative Agent. 9.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder. 9.8 No Other Duties, etc. Anything herein to the contrary notwithstanding, the Arrangers listed on the cover page hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as any Agent, the Administrative Agent, an Arranger, a Lender or an Issuing Bank hereunder. 9.9 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand of the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise: 139 15095946v115095946v10

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Sections 2.9 and 10.2) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.9 and 10.2. 9.10 Collateral Matters. (a) The Lenders (including each Issuing Bank and the Swingline Lender) irrevocably authorize the Administrative Agent and the Collateral Agent, at its option and in its discretion, (i) to release any Lien on any property granted to or held under any Credit Document (v) upon termination of all Commitments and payment in full of all Credit Agreement Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than those as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Bank shall have been made), (w) if such property is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Credit Documents, (x) if such property is owned by any Guarantor that has been released from its obligations under the Guaranty pursuant to Section 9.10(a)(iii), (y) if such property ceases to be, or ceases to be required to be, Collateral as a result of becoming Excluded Property or (z) subject to Section 10.5, if approved, authorized or ratified in writing by the Requisite Lenders (and, by accepting the benefits of the Credit Documents, the holders of any Obligations under any Secured Swap Agreement or Secured Treasury Management Agreement are hereby deemed to agree that upon the occurrence of any such event in clauses (v), (w), (x), (y) or (z) above, such Liens shall automatically be released); (ii) to subordinate any Lien on any property granted to or held under any Credit Document to the holder of any Lien on such property that is in respect of a Purchase Money Obligations permitted by Section 6.2(m); and (iii) to release any Guarantor from its obligations under the Guaranty (x) upon termination of all Commitments and payment in full of all Credit Agreement Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than those as to which other arrangements 140 15095946v115095946v10 satisfactory to the Administrative Agent and the applicable Issuing Bank shall have been made), (y) if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Credit Documents or (z) subject to Section 10.5, if approved, authorized or ratified in writing by the Requisite Lenders (and, by accepting the benefits of the Credit Documents, the holders of any Obligations under any Secured Swap Agreement or Secured Treasury Management Agreement are hereby deemed to agree that upon the occurrence of any such event in clause (x), (y) or (z) above, the Guaranty of such Guarantor shall automatically be discharged and released). Upon request by the Administrative Agent or the Collateral Agent at any time, the Requisite Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9. (b) The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent's Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. (c) Notwithstanding anything to the contrary contained herein or in any of the other Credit Documents, it is understood and agreed that (i) none of the Lenders or other holder of the Obligations shall have any right individually to realize upon any of the Collateral or to enforce this Agreement, the Notes or any other Credit Agreement, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the holders of the Obligations in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Collateral Agent and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the holders of the Obligations (but not any Lender or Lenders in its or their respective individual capacities unless the Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition. (d) No Secured Swap Agreement or Secured Treasury Management Agreement will create (or be deemed to create) in favor of any Qualifying Swap Provider or Qualifying Treasury Management Provider, respectively, that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of the Borrower or other Credit Parties under the Credit Documents except as expressly provided herein or in the other Credit Documents. By accepting the benefits of the Collateral, such Qualifying Swap Providers and Qualifying Treasury Management Providers shall be deemed to have appointed the Collateral Agent as its agent and agreed to be bound by the Credit Documents as a holder of the Obligations, subject to the limitations set forth in this clause (d). Further, it is understood and agreed that the Qualifying Swap Providers and Qualifying Treasury Management Providers, in their capacities as such, shall not have any right to notice of any action or to consent to, direct or object to any action hereunder or under any of the other Credit Documents or otherwise in respect of the Collateral (including the release or impairment of any Collateral, or to any notice 141 15095946v115095946v10 of or consent to any amendment, waiver or modification of the provisions hereof or of the other Credit Documents) other than in its capacity as a Lender and, in any case, only as expressly provided herein. 9.11 Erroneous Payments. (a) If the Administrative Agent or the Collateral Agent (x) notifies a Lender, an Issuing Bank, other holder of the Obligations or any Person who has received funds on behalf of a Lender, an Issuing Bank or other holder of the Obligations (any such Lender, Issuing Bank, other holder of the Obligations or other recipient (and each of their respective successors and assigns), a "Payment Recipient") that the Administrative Agent or the Collateral Agent, as applicable, has determined in its sole discretion (whether or not after receipt of any notice under the immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or the Collateral Agent, as applicable, or any of their respective Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, other holder of the Obligations or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an "Erroneous Payment") and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent or the Collateral Agent, as applicable, pending its return or repayment as contemplated below in this Section 9.11 and held in trust for the benefit of the Administrative Agent or the Collateral Agent, as applicable, and such Lender, Issuing Bank or other holder of the Obligations shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent or the Collateral Agent, as applicable, the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent or the Collateral Agent, as applicable, in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent or the Collateral Agent, as applicable, in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent or the Collateral Agent, as applicable, to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error. (b) Without limiting immediately preceding clause (a), each Lender, Issuing Bank, other holder of the Obligations or any Person who has received funds on behalf of a Lender, an Issuing Bank or other holder of the Obligations (and each of their respective successors and assigns) hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent or the Collateral Agent, as applicable (or any of their respective Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent or the Collateral Agent, as applicable (or any of their respective Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent or the Collateral Agent, as applicable (or any of their respective Affiliates), or (z) that such 142 15095946v115095946v10

Lender, Issuing Bank, other holder of the Obligations or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case: (i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent or the Collateral Agent, as applicable, to the contrary) or (B) in the case of immediately preceding clause (z), an error and mistake has been made, in each case, with respect to such payment, prepayment or repayment; and (ii) such Lender, Issuing Bank or other holder of the Obligations shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent or the Collateral Agent, as applicable, of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent or the Collateral Agent, as applicable, pursuant to this Section 9.11(b). For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 9.11(b) shall not have any effect on a Payment Recipient's obligations pursuant to Section 9.11(a) or on whether or not an Erroneous Payment has been made. (c) Each Lender, Issuing Bank or other holder of the Obligations hereby authorizes the Administrative Agent or the Collateral Agent, as applicable, to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or other holder of the Obligations under any Credit Document, or otherwise payable or distributable by the Administrative Agent or the Collateral Agent, as applicable, to such Lender, Issuing Bank or other holder of the Obligations under any Credit Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent or the Collateral Agent, as applicable, has demanded to be returned under immediately preceding clause (a). (d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent or the Collateral Agent, as applicable, for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender, Issuing Bank or other holder of the Obligations that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an "Erroneous Payment Return Deficiency"), upon the Administrative Agent's or the Collateral Agent's, as applicable, notice to such Lender, Issuing Bank or other holder of the Obligations at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender, Issuing Bank or other holder of the Obligations shall be deemed to have assigned its Loans (but not its Commitments) of the relevant class with respect to which such Erroneous Payment was made (the "Erroneous Payment Impacted Class") in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent or the Collateral Agent, as applicable, may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the "Erroneous Payment Deficiency Assignment") (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment Agreement (or, to the extent applicable, 143 15095946v115095946v10 an agreement incorporating an Assignment Agreement by reference pursuant to a Platform as to which the Administrative Agent and such parties are Participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender, Issuing Bank or other holder of the Obligations shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent or the Collateral Agent, as applicable (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent or the Collateral Agent, as applicable, as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent or the Collateral Agent, as applicable, as the assignee Lender shall become a Lender, an Issuing Bank or other holder of the Obligations, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender, an Issuing Bank or other holder of the Obligations shall cease to be a Lender, an Issuing Bank or other holder of the Obligations, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, Issuing Bank or other holder of the Obligations, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent shall reflect in the Register its or the Collateral Agent's ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. (e) Subject to Section 10.6 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent or the Collateral Agent, as applicable, may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender, Issuing Bank or other holder of the Obligations shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent or the Collateral Agent, as applicable, shall retain all other rights, remedies and claims against such Lender, Issuing Bank or other holder of the Obligations (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent or the Collateral Agent, as applicable), and (y) may in the sole discretion of the Administrative Agent or the Collateral Agent, as applicable, be reduced by an amount specified by the Administrative Agent in writing to the applicable Lender from time to time. (f) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, an Issuing Bank or Secured Party, to the rights and interests of such Lender, Issuing Bank or Secured Party, as the case may be) under the Credit Documents with respect to such amount (the "Erroneous Payment Subrogation Rights") (provided, that, the Obligations under the Credit Documents in respect of the Erroneous Payment Subrogation Rights 144 15095946v115095946v10

shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Credit Party; provided, that, this Section 9.11(f) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that, for the avoidance of doubt, the immediately preceding clauses (x) and (y) shall not apply except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent or the Collateral Agent, as applicable, from the Borrower for the purpose of making such Erroneous Payment. (g) To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent or the Collateral Agent, as applicable, for the return of any Erroneous Payment received, including without limitation, any defense based on "discharge for value" or any similar doctrine. (h) Each party's obligations, agreements and waivers under this Section 9.11 shall survive the resignation or replacement of the Administrative Agent and/or the Collateral Agent, any transfer of rights or obligations by, or the replacement of, a Lender, an Issuing Bank or other holder of the Obligations, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Credit Document. SECTION 10. MISCELLANEOUS 10.1 Notices; Effectiveness; Electronic Communications. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic mail or facsimile transmission, as follows, and all notices and other communications expressly permitted to be given by telephone hereunder shall be made as follows: (i) if to the Borrower and the other Credit Parties, to the address, facsimile number, electronic mail address or telephone number specified below (and also on Appendix B): Tenax Aerospace Holdings, LLC, Attn: Ignacio Ladegui 400 W. Parkway Place, Suite 201 Ridgeland, MS 39157 Phone: (601) 326-8642 Email: iladegui@tenaxaerospace.com with a copy to (which shall not constitute notice): Tenax Aerospace Acquisition, LLC, 145 15095946v115095946v10

Attn: Taran Bakker c/o The NTC Group, Inc. 140 Fieldpoint Road Greenwich, CT 06830 Facsimile: (203) 622-1475 E-mail: tbakker@tenaxaerospace.com with a copy to (which shall not constitute notice): Dechert LLP 1095 Avenue of the Americas New York, New York 10036 Attention: Alon M. Goldberger Facsimile: (212) 698-3693 E-mail: alon.goldberger@dechert.com (ii) if to the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified below (and also on Appendix B): Regions Bank Attn: Elizabeth Jenkins 1180 West Peachtree Street NW, Suite 1400 Atlanta, GA 30309 Phone: (404) 279-7479 Fax: (404) 279-7425 Email: Regionsagency@tls.ldsprod.com (iii) if to any Issuing Bank or the Swingline Lender, to the address, facsimile number, electronic mail address or telephone number specified on Appendix B; and (iv) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified on Appendix B or in its Administrative Questionnaire. Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b). (b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or such Issuing Bank pursuant to Section 2 if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent and the Borrower that it is incapable of receiving notices under such Section 2 by electronic communication. The Administrative Agent, the Swingline Lender, each Issuing Bank or the Credit Parties may, in their discretion, agree to accept notices and other 146 15095946v115095946v10 communications to them hereunder by electronic communications pursuant to procedures approved by them, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient. (c) Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. (d) Platform. (i) The Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders (including the Swingline Lender and each Issuing Bank) by posting the Communications on Debtdomain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the "Platform"). (ii) The Platform is provided "as is" and "as available." The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the "Agent Parties") have any liability to the Borrower, any of the other Credit Parties, any of the Lenders or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower's, any other Credit Party's or the Administrative Agent's transmission of communications through the Platform. "Communications" means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Credit Party pursuant to any Credit Document or the transactions contemplated therein which is distributed to the Administrative Agent or any Lender (including any Swingline Lender and Issuing Bank) by means of electronic communications pursuant to this Section, including through the Platform. 10.2 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the 147 15095946v115095946v10 reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of Letters of Credit and any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or any Issuing Bank (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any Issuing Bank) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section 10.2, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. As used herein, "documented" means such documentation as may be customary, reasonable and appropriate in light of the circumstances, but which, for purposes of closing may include a summary statement with estimates of fees and expenses through a reasonable post-closing period. (b) Indemnification by the Credit Parties. The Credit Parties hereby indemnify each of the Administrative Agent (and any sub-agent thereof), the Collateral Agent (and any sub-agent thereof), the Swingline Lender, each Issuing Bank, the Lenders and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable and documented expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Credit Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent and the Collateral Agent (and any of their sub-agents) and their Related Parties only, the administration of this Agreement and the other Credit Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, in violation of Environmental Law, or any liability related in any way to any material violation of Environmental Law or Hazardous Materials Activity by Borrower or any of its Subsidiaries or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Credit Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Credit Document, if the Borrower or any other Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This subsection (b) shall not apply with respect 148 15095946v115095946v10 to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section 10.2 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Collateral Agent, the Swingline Lender, any Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Collateral Agent, such Swingline Lender, such Issuing Bank or such Related Party, as the case may be, such Lender's pro rata share (in each case, determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such Issuing Bank or such Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such Issuing Bank or any such Swingline Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of this Agreement that provide that their obligations are several in nature, and not joint and several. (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Credit Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby. (e) Payments. All amounts due under this Section 10.2 shall be payable promptly, but not more than ten Business Days, after demand therefor. (f) Survival. Each party's obligations under this Section 10.2 shall survive the resignation or replacement of the Administrative Agent, the Collateral Agent, any Issuing Bank or the Swingline Lender, the replacement of any Lender, the termination of commitments hereunder and the repayment, satisfaction and discharge of the loans and obligations hereunder. 10.3 [Reserved.]. 10.4 Set-Off. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, such Issuing Bank or any such Affiliate, to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or the other Credit Parties now or hereafter existing under this Agreement or any other Credit Document to such Lender or Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Credit Document and although such obligations of the Borrower or the other 149 15095946v115095946v10

Credit Parties may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have. Each Lender and Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. 10.5 Amendments and Waivers. (a) Requisite Lenders' Consent. Subject to Section 10.5(b) and Section 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Administrative Agent and the Requisite Lenders; provided that (i) the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or any Issuing Bank, (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (iii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender, (iv) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein and (v) the Requisite Lenders shall determine whether or not to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders. (b) Affected Lenders' Consent. Without the written consent of each Lender (other than a Defaulting Lender) that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would: (i) extend the Revolving Commitment Termination Date, the First Amendment Term Loan Maturity Date, the Delay Draw Term Loan Maturity Date or the maturity of any Loan other than as contemplated pursuant to Section 2.21; (ii) waive, reduce or postpone any scheduled repayment (excluding mandatory prepayments) or alter the required application of any prepayment pursuant to Section 2.11 or the application of funds pursuant to Section 8.3, as applicable; (iii) extend the stated expiration date of any Letter of Credit beyond the Revolving Commitment Termination Date; 150 15095946v115095946v10

(iv) reduce the principal of or the rate of interest on any Loan (other than any waiver of the imposition of the Default Rate pursuant to Section 2.8) or any fee or premium payable hereunder; provided, however, that only the consent of the Requisite Lenders shall be necessary to (A) amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate or (B) amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder; (v) extend the time for payment of any such interest or fees; (vi) reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit; (vii) amend, modify, terminate or waive any provision of this Section 10.5(b) or Section 10.5(c) or any other provision of this Agreement that expressly provides that the consent of all Lenders is required; (viii) change the percentage of the outstanding principal amount of Loans that is required for the Lenders or any of them to take any action hereunder or amend the definition of "Requisite Lenders", "First Amendment Term Loan Commitment Percentage", "Delay Draw Term Loan Commitment Percentage" or "Revolving Commitment Percentage" or modify the amount of the Commitment of any Lender; (ix) release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty, or subordinate any of the Collateral Agent's Liens, in each case, except as expressly provided in the Credit Documents; (x) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document; (xi) (A) except in connection with any debtor-in-possession financing under the Bankruptcy Code, subordinate, or enter into any amendment, waiver or consent having the effect of subordinating, the Obligations to any other Indebtedness without the written consent of each Lender, or (B) except in connection with any debtor-in-possession financing under the Bankruptcy Code, and Liens securing capital leases, purchase money financing and other Indebtedness permitted under Section 6.2, subordinate, or enter into any amendment, waiver or consent having the effect of subordinating, the Liens granted pursuant to the Collateral Documents in favor of the Collateral Agent or Administrative Agent, for the benefit of the holders of the Obligations, in all or substantially all of the Collateral, without the written consent of each Lender whose Obligations are secured by such Collateral; or (xii) except as expressly provided herein, change the ratable sharing of payments by Lenders or the waterfall provisions of Section 8.3 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby; provided, that for the avoidance of doubt, all Lenders shall be deemed directly affected thereby with respect to any amendment described in clauses (vii) through (x) immediately above. 151 15095946v115095946v10

(c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall: (i) increase any Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Commitment of any Lender; (ii) amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.2(e) without the written consent of the Administrative Agent and of the Issuing Banks; (iii) amend, modify, terminate or waive any provision hereof relating to the Swingline Sublimit or the Swingline Loans without the consent of the Swingline Lender; or (iv) amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent. Notwithstanding any of the foregoing to the contrary, (v) the Credit Parties, the Administrative Agent and/or the Collateral Agent, without the consent of any Lender, may enter into any amendment, modification or waiver of any Credit Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the holders of the Obligations, or as required by local law to give effect to, or protect any security interest for the benefit of the holders of the Obligations, in any property or so that the security interests therein comply with Applicable Law; (w) the Administrative Agent, the Collateral Agent and the Borrower may amend, modify or supplement this Agreement or any other Credit Document to cure or correct administrative or technical errors or omissions or any ambiguity, mistake, defect, inconsistency, obvious error or to make any necessary or desirable administrative or technical change, and such amendment shall become effective without any further consent of any other party to such Credit Document so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or any other holder of the Obligations in any material respect; (x) this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have been terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement; (y) the Administrative Agent and the Borrower may enter into amendments contemplated by Section 2.14(b); and (z) the Administrative Agent may make amendments contemplated by Section 2.14(b). (d) Execution of Amendments; etc. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or 152 15095946v115095946v10 demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party. 10.6 Successors and Assigns; Participations. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any of the other Credit Parties may assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section 10.6, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section 10.6, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section 10.6 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 10.6 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its commitments, loans and obligations hereunder at the time owing to it); provided that (in each case with respect to any credit facility provided for herein) any such assignment shall be subject to the following conditions: (i) Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender's commitment and/or the loans at the time owing to it (in each case with respect to any credit facility provided for herein) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the commitment (which for this purpose includes loans and loan obligations outstanding thereunder) or, if the applicable commitment is not then in effect, the principal outstanding balance of the loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment Agreement, as of the Trade Date) shall not be less than $5,000,000 (and a whole multiple of $1,000,000 in excess thereof), in the case of any assignment in respect of any revolving credit facility provided for herein, or $2,000,000 (and a whole multiple of $1,000,000 in excess thereof), in the case of any assignment in respect of any term loan facility provided for herein, unless each of the Administrative Agent and, so long as no Event of Default shall have occurred 153 15095946v115095946v10 and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed). (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the loan or the commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate credit facilities provided for herein on a non-pro rata basis. (iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section 10.6 and, in addition: (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default shall have occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless the Borrower shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof; (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any revolving credit facility provided for herein or any unfunded commitments with respect to any term loan facility provided for herein if such assignment is to a Person that is not a Lender with a Commitment in respect of such credit facility provided for herein, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and (C) the consent of each Issuing Bank and Swingline Lender shall be required for any assignment in respect of any revolving credit facility provided for herein. (iv) Assignment Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment Agreement, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. (v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of its Affiliates or Subsidiaries, (B) the Sponsor or any of its respective Affiliates or (C) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (C). 154 15095946v115095946v10

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural person. (vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Bank, the Swingline Lender and each other Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this subsection, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Subject to the recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 10.6, from and after the effective date specified in each Assignment Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.14, 2.15, 2.16 and 10.2 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender. Upon request, the Borrower, at its sole expense, shall execute and deliver promissory notes for any Lender which may take an interest in any credit facilities provided for herein by way of assignment in accordance with Section 2.4(c). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 10.6. (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its Principal Office, a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and Obligations owing to, each Lender pursuant to the terms hereof from time to time. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. The entries in the Register shall be conclusive absent manifest error, and 155 15095946v115095946v10 the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender (with respect to its Loans and Commitments only), at any reasonable time and from time to time upon reasonable prior notice. (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural person, a Defaulting Lender or the Borrower or any of its Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its commitments hereunder and in the loan obligations owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the Issuing Banks and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.2(c) without regard to the existence of any participation. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification relating to amendments requiring unanimous consent of the Lenders that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations provided therein and, in particular, the documentation delivery requirements provided in Section 2.16(g), which documentation instead shall be delivered to the Lender that sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.17 and 2.19 as if it were an assignee under subsection (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.15 or 2.16, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Sections 2.17(b) and 2.19 regarding removal or replacement with respect to any Participant. To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under the Credit Documents (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury 156 15095946v115095946v10

Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as the Administrative Agent) shall have no responsibility for maintaining a Participant Register. (e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. 10.7 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. 10.8 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Extension of Credit. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Section 2.14(c), Section 2.15, Section 2.16, Section 10.2, Section 10.4 and Section 10.10 and the agreements of the Lenders and the Agents set forth in Section 2.13, Section 9.3(b) and Section 9.6 shall survive the payment of the Loans, the cancellation, expiration or cash collateralization of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof. 10.9 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Swap Agreements or Treasury Management Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy. 10.10 Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to the Administrative Agent, the Issuing Banks, the Swingline Lender or the Lenders (or to the Administrative Agent, on behalf of Lenders), or the Administrative Agent, the Collateral Agent, the Issuing Banks or the Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and 157 15095946v115095946v10 continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred. 10.11 Severability. In case any provision in or obligation hereunder or any Note or other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. 10.12 Obligations Several; Independent Nature of Lenders' Rights. The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, subject to Section 9.8, each Lender shall be entitled to protect and enforce its rights arising under this Agreement and the other Credit Documents and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose. 10.13 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect. 10.14 APPLICABLE LAWS. (a) Governing Law. This Agreement and the other Credit Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Credit Document (except, as to any other Credit Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York. (b) Jurisdiction. The Borrower and each of the other Credit Parties irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Arranger, any Lender, any Issuing Bank, or any Related Party of the foregoing in any way relating to this Agreement or any other Credit Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in the Borough of Manhattan, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Credit Document shall affect any right that the Administrative Agent, any Lender or any Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against the Borrower or any other Credit Party or its properties in the courts of any jurisdiction. (c) Waiver of Venue. The Borrower and each of the other Credit Parties irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding 158 15095946v115095946v10 arising out of or relating to this Agreement or any other Credit Document in any court referred to in subsection (b) of this Section 10.14. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law. 10.15 [Reserved]. 10.16 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.16. 10.17 Confidentiality. Each of the Agents, the Lenders and the Issuing Banks agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 10.17, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in (including, for purposes hereof, any new lenders invited to join hereunder on an increase in loans and commitments hereunder, whether by exercise of an accordion, by way of amendment or otherwise), any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any Swap Agreement or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower and its Subsidiaries or the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided for herein; (h) with the consent of the Borrower; (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.17, or (y) becomes available to the Administrative Agent, any Lender, any Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower, or (j) for the purpose of establishing a "due diligence" defense. 159 15095946v115095946v10

For purposes of this Section 10.17, "Information" means all information received from any Credit Party or any of their Subsidiaries relating to any of them or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by the Credit Parties or any of their Subsidiaries; provided that, in the case of information received from the Credit Parties or any of their Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.17 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each of the Agents, the Lenders and each Issuing Banks acknowledges that (i) the Information may include material non-public information concerning the Credit Parties and their Subsidiaries, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with Applicable Law, including the United States federal and state securities laws. 10.18 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under Applicable Laws shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the aggregate outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the aggregate outstanding amount of the Loans made hereunder or be refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by Applicable Laws, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder. 10.19 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Credit Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 3, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties 160 15095946v115095946v10 hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means format (e.g., "pdf" or "tif") shall be effective as delivery of a manually executed counterpart of this Agreement. 10.20 No Advisory or Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), each of the Credit Parties acknowledges and agrees, and acknowledges its Affiliates' understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent, are arm's-length commercial transactions between the Credit Parties, on the one hand, and the Administrative Agent, on the other hand, (ii) the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each of the Credit Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (b)(i) the Administrative Agent is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary, for any Credit Party or any of their Affiliates or any other Person and (ii) the Administrative Agent does not have any obligation to any Credit Party or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (c) the Administrative Agent and its respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Credit Parties and their Affiliates, and the Administrative Agent does not have any obligation to disclose any of such interests to any Credit Party or its Affiliates. To the fullest extent permitted by law, each of the Credit Parties hereby waives and releases, any claims that it may have against the Administrative Agent with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. 10.21 Patriot Act. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Credit Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of the Credit Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Credit Parties in accordance with the Patriot Act. 10.22 Electronic Execution of Assignments and Certain Other Documents. The words "execute", "execution," "signed," "signature," and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. 10.23 Acknowledgement and Consent to Bail-In of Affected Financial Institution. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial 161 15095946v115095946v10

Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. 10.24 Acknowledgement Regarding Any Supported QFC. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for any Swap Agreement or any other agreement or instrument that is a QFC (such support, "QFC Credit Support", and each such QFC, a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. 10.25 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of any Credit Party, that at least one of the following is and will be true: (i) such Lender is not using "plan assets" (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement; (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions 162 15095946v115095946v10 involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; (iii) (A) such Lender is an investment fund managed by a "Qualified Professional Asset Manager" (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of any Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender's entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto). 10.26 Restatement. The parties hereto agree that, on the Closing Date, the following transactions shall be deemed to occur automatically, without further action by any party hereto: (i) the Existing Credit Agreement shall be deemed to be amended and restated in its entirety pursuant to this Agreement; (ii) all obligations under the Existing Credit Agreement outstanding on the Closing Date shall in all respects be continuing and shall be deemed to be Obligations outstanding hereunder; and (iii) the guarantees made to the lenders, the letter of credit issuer, the administrative agent and each other holder of the obligations under the Existing Credit Agreement, shall remain in full force and effect with respect to the Obligations and are hereby reaffirmed. The parties hereto further acknowledge and agree that this Agreement constitutes an amendment to the Existing Credit Agreement made under and in accordance with the terms of Section 10.5 of the Existing Credit Agreement. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Existing Credit Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Closing Date, the loans and commitments made by the lenders under the Existing Credit Agreement shall be assigned, re-allocated and restated, as the Administrative Agent may deem necessary, among the Lenders so that, 163 15095946v115095946v10 and loans and commitments shall be made by the Lenders so that, as of the Closing Date, the respective Commitments of the Lenders under this Agreement shall be as set forth on Appendix A (as in effect on the Closing Date). [Signature Pages Omitted] 164 15095946v115095946v10